Exhibit 99.2

AMENDED AND RESTATED CREDIT AGREEMENT

among

AMERICAN CAPITAL, LTD.,

as the Borrower,

THE LENDERS LISTED HEREIN,

WELLS FARGO BANK, N.A.,

as the Administrative Agent,

WELLS FARGO SECURITIES, LLC,

as Sole Bookrunner and as Joint Lead Arranger,

J.P. MORGAN SECURITIES INC.,

as Joint Lead Arranger

Dated as of May 16, 2007,

as amended and restated as of                     , 2010

i

(continued)

(continued)

(continued)

		Page

Section 9.20.	Waivers and Release of Claims	97
Section 9.21.	Collateral Trust Agreement	97
Section 9.22.	Amendment and Restatement; Waiver of Defaults	98
Section 9.23.	Limits on Disclosure of Reporting	98

ARTICLE X. GUARANTEE		98

Section 10.1.	Guarantee	98
Section 10.2.	Right of Contribution	99
Section 10.3.	No Subrogation	100
Section 10.4.	Amendments, etc. with respect to the Guaranteed Obligations	100
Section 10.5.	Guarantee Absolute and Unconditional	100
Section 10.6.	Reinstatement	101
Section 10.7.	Payments	102
Section 10.8.	Subordination of Intercompany Obligations	102

SCHEDULES

Schedule 1.1(a)	Schedule of Lenders and Loans
Schedule 3.8	Litigation
Schedule 3.12	Subsidiaries
Schedule 3.23	Deposit Accounts and Security Accounts
Schedule 5.16	Post Closing Obligations
Schedule 6.1(g)	Existing Hedge Agreements

EXHIBITS

Exhibit A	Form of Assignment and Assumption
Exhibit B	Form of Notice of Borrowing
Exhibit C	Form of Note
Exhibit D	Form of Notice of Conversion
Exhibit E	Form of Closing Certificate
Exhibit F	Form of Compliance Certificate
Exhibit G	Form of Quarterly Report
Exhibit H	Opinion of Weil, Gotshal & Manges LLP
Exhibit I	Form of Monthly Report
Exhibit J	Form of Description of Investments
Exhibit K	Portfolio Investment Information

AMENDED AND RESTATED CREDIT AGREEMENT, dated as of May 16, 2007, as amended and restated as of                     , 2010 (as further amended, restated, modified or supplemented from time to time, this “Agreement”), among AMERICAN CAPITAL, LTD., a Delaware corporation (the “Borrower”), the Subsidiary Guarantors party hereto from time to time, the several banks and other financial institutions from time to time parties to this Agreement (collectively, the “Lenders” and, individually, a “Lender”), and WELLS FARGO BANK, N.A. (f/k/a/ Wachovia Bank, National Association), a national banking association, as administrative agent for the Lenders hereunder (in such capacity, the “Administrative Agent” or the “Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower is party to the Credit Agreement (as amended, supplemented or otherwise modified prior to the Closing Date (as defined below), the “Existing Credit Agreement”), dated as of May 16, 2007 (the “Original Closing Date”), among the Borrower, the Lenders, Wachovia Bank, National Association, as administrative agent and the other parties thereto;

WHEREAS, the Borrower wishes to repay a portion of the principal amount of the Revolving Loans outstanding under the Existing Credit Agreement (the “Existing Revolving Loans”) and to convert the balance of the principal amount of the Existing Revolving Loans into new term loans hereunder having the terms set forth herein;

WHEREAS, the Borrower has requested that the Lenders agree to amend and restate the Existing Credit Agreement as provided in this Agreement; and

WHEREAS, the Borrower, the Lenders and the Agent have agreed to amend and restate the Existing Credit Agreement in its entirety on the terms and conditions set forth herein;

NOW, THEREFORE, the parties hereto agree that the Existing Credit Agreement shall be amended and restated in its entirety as of the Closing Date to read as follows:

ARTICLE I.

DEFINITIONS

Section 1.1. Defined Terms.

As used in this Agreement, terms defined in the preamble and recitals to this Agreement have the meanings therein indicated, and the following terms have the following meanings:

“ACE Fund” has the meaning set forth in Section 6.3(d).

“ACE Transaction” means any transaction described in Section 6.3(d).

“ACFS” means American Capital Financial Services Inc., a Delaware corporation.

“Acquisition” means the acquisition of (a) a controlling equity interest in another Person (including the purchase of an option, warrant or convertible or similar type of security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity interest or upon exercise of an option or warrant for, or conversion of securities into, such equity interest, or (b) assets of another Person which constitute all or any material part of the assets of such Person or of a line or lines of business conducted by such Person; provided that the term “Acquisition” shall exclude ACE Transactions, Portfolio Investments and Permitted Securitization Transactions.

“Additional Interest” means an amount equal to the additional interest, if any, due on the Loans pursuant to Section 2.1(e).

“Adjusted Operating Cash Flow” means, for any period, with respect to the Borrower and its Consolidated Subsidiaries, net cash provided by operating activities, determined on a consolidated basis in accordance with GAAP as included in the Borrower’s financial statements delivered to the Administrative Agent pursuant to Section 5.1(a) or (b) with respect to such period, plus, without duplication and, in the case of clauses (a) through (f) below, to the extent included in the Borrower’s statement of cash flows delivered to the Administrative Agent pursuant to Sections 5.1(a) or (b) with respect to such period, (a) Interest Expense, (b) cash restructuring charges, (c) cash severance costs, (d) cash litigation charges, (e) other one-time cash charges not to exceed $25,000,000 in the aggregate after the Closing Date, (f) cash income and excise tax expenses (refunds) and (g) Realized Proceeds not required to be applied to the repayment of the Loans by the Borrower pursuant to Section 2.4(b) or required to be applied to the redemption of the Public Notes pursuant to the corresponding provisions of the Indenture or required to be applied to the redemption of any Debt issued by an SPE Subsidiary (such portion of Realized Proceeds (“Retained ACAS Proceeds”), allocated as described in the next paragraph); provided that for each of the four consecutive Fiscal Quarters ending on the last day of the last Fiscal Quarter ended prior to the Closing Date and the portion of the Fiscal Quarter in which the Closing Date occurs ending on the Closing Date, Retained ACAS Proceeds shall be reduced by an amount equal to (i) the amount by which the Total Closing Payment exceeds the amount of the April 2010 Equity Issuance Proceeds, multiplied by (ii) the quotient of (x) the amount of Retained ACAS Proceeds for such Fiscal Quarter (or a portion thereof) divided by (y) the aggregate amount of Retained ACAS Proceeds for all such four-Fiscal Quarters and the portion of the Fiscal Quarter in which the Closing Date occurs ending on the Closing Date.

For purposes of determining Adjusted Operating Cash Flow, Retained ACAS Proceeds in any Fiscal Quarter shall be allocated 25% to the Fiscal Quarter in which such Realized Proceeds are received and 25% to each of the next three succeeding Fiscal Quarters.

“Administrative Agent” and “Agent” have the meanings set forth in the introductory paragraph hereof.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent to the Lenders.

“Affiliate” of any Person means (a) any other Person which directly, or indirectly through one or more intermediaries, controls such Person, (b) any other Person which directly, or indirectly through one or more intermediaries, is controlled by or is under common control with such Person, or (c) any other Person of which such Person owns, directly or indirectly, 20% or more of the common stock or equivalent equity interests. As used herein, the term “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise; provided that the term “Affiliate” shall not include any Person that constitutes a Portfolio Investment.

“Affiliated Entity” of any Person means (a) any other Person which directly, or indirectly through one or more intermediaries, controls such Person, (b) any other Person which directly, or indirectly through one or more intermediaries, is controlled by or is under common control with such Person, or (c) any other Person of which such Person owns, directly or indirectly, 20% or more of the common stock or equivalent equity interests. As used herein, the term “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the introductory paragraph hereof.

“Applicable Laws” means, for any Person or property of such Person, all existing and future applicable laws, rules, regulations (including proposed, temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority (including, without limitation, usury laws, predatory lending laws, the Federal Truth in Lending Act, and Regulation Z and Regulation B of the Federal Reserve Board), and applicable judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction.

“Applicable Lending Office” means, initially, the lending office or offices of each Lender set forth in such Lender’s Administrative Questionnaire at which Loans of the various types provided herein are to be made by such Lender; and thereafter, such other offices of such Lender as such Lender may from time to time specify to the Administrative Agent and the Borrower.

“Applicable Percentage” means, as of any date of determination, the percentage per annum set forth in the grid below opposite the aggregate outstanding principal amount of Loans and Public Notes on such date:

Aggregate Outstanding Principal Amount of Loans and Public Notes	LIBOR Rate Loans	Base Rate Loans
≥ $1,000,000,000	6.5%	5.5%
< $1,000,000,000	5.5%	4.5%

In addition, if the Borrower shall fail to pay any Penalty Amortization Amount in accordance with the schedule set forth in Section 2.2(a), the Applicable Percentage shall increase (on a cumulative basis for each such failure, if applicable) by an additional 0.50% per annum for each succeeding day until such time as such unpaid Penalty Amortization Amount and any other

Penalty Amortization Amount that has not been paid in accordance with such schedule has been paid. Notwithstanding the foregoing, the Applicable Percentage shall not be subject to additional increases pursuant to the preceding sentence at any time Default Interest is accruing pursuant to Section 2.5 (but any prior or contemporaneous increases shall remain effective).

“Approved Fund” shall mean any Fund that is administered or managed by (a) a Lender, (b) an Affiliated Entity of a Lender or (c) an entity or an Affiliated Entity of an entity that administers or manages a Lender.

“April 2010 Equity Issuance Proceeds” means the cash proceeds received by the Borrower from the issuance of 58,300,000 shares of the Borrower’s common stock pursuant to the subscription agreements dated April 19, 2010 among the Borrower and the purchasers named therein.

“Asset Coverage Ratio” has the meaning set forth in Section 5.9(b).

“Asset Coverage Noncompliance Period” means any period commencing on the last day of any Fiscal Quarter on which the Asset Coverage Ratio is less than the minimum level set forth in Section 5.9(b)(ii)(A), (B) or (C), as applicable (without taking into account the provision in Section 5.9(b)(ii) allowing noncompliance with such covenant level during any one of two consecutive Fiscal Quarters); provided that no Event of Default is continuing on such date, and ending upon the earlier of (i) the first day on which the Asset Coverage Ratio is in compliance with the minimum level set forth in Section 5.9(b)(ii)(A), (B) or (C), as applicable, and (ii) the occurrence of an Event of Default.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 9.6), and accepted by the Administrative Agent, in substantially the form of Exhibit A or any other form approved by the Administrative Agent.

“Available Assets” means Available Debt Assets, Available Equity Assets, Available Debt Securitization Assets and Available Structured Products Assets.

“Available Debt Assets” means, as of any date of determination thereof, an amount equal to the sum of 100% of each Grade 2 Investment, Grade 3 Investment and Grade 4 Investment. For purposes of determining Available Debt Assets, such investments shall be valued at their Fair Market Value as of such date of determination.

“Available Debt Securitization Assets” means, as of any date of determination thereof, an amount equal to the sum of 85% of the Net Equity Value of each Eligible On-Balance Sheet Securitization as of such date.

“Available Equity Assets” means, as of any date of determination thereof, an amount equal to the sum of 85% of each Eligible Equity Investment (other than Eligible Structured Product Investments and Available Debt Securitization Assets). For purposes of determining Available Equity Assets, such investments shall be valued at their Fair Market Value as of such date of determination.

“Available Structured Products Assets” means, as of any date of determination thereof, an amount equal to the sum of 100% of each Eligible Structured Product Investment. For purposes of determining Available Structured Products Assets, such investments shall be valued at their Fair Market Value as of such date of determination.

“Bankruptcy Code” means the United States Bankruptcy Reform Act of 1978 (11 U.S.C. §§ 101, et seq.), as amended from time to time.

“Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus  1/2 of 1% and (c) 3%. For purposes hereof: “Prime Rate” means, for any day, the “Prime Rate” as quoted on the Reuters Screen US Prime 1 Page on such day, or, if such rate is not reported on such day, as most recently quoted on Reuters Screen US Prime 1 Page; and “Federal Funds Effective Rate” means, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published on the next succeeding Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive in the absence of manifest error) that it is unable to ascertain the Federal Funds Effective Rate, for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the Base Rate shall be determined without regard to clause (b) of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the opening of business on the day of such change.

“Base Rate Loans” means Loans that bear interest at an interest rate based on the Base Rate.

“Benefited Lender” has the meaning set forth in Section 9.7(a).

“BLT Securitization Transactions” means the five ACAS Business Loan Trust asset securitizations (designated 2004-1, 2005-1, 2006-1, 2007-1 and 2007-2).

“Borrower” has the meaning set forth in the introductory paragraph hereof.

“Borrower Qualified Stock” means Capital Stock of the Borrower issued after the Closing Date that is not subject to any Contractual Obligation requiring redemption thereof prior to the first anniversary of the Maturity Date or allowing the holder thereof to cause the Borrower or any of its Consolidated Subsidiaries to redeem or purchase such Capital Stock prior to the first anniversary of the Maturity Date.

“Business” has the meaning set forth in Section 3.24(b).

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Applicable Laws of, or are in fact closed in, New York, New York and Charlotte, North Carolina and if such day relates to any interest rate settings as to a LIBOR Rate Loan, any fundings, disbursements, settlements and payments in respect of any such LIBOR Rate Loan, or any other dealings to be carried out pursuant to this Agreement in respect of any such LIBOR Rate Loan, means any such day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market.

“Capital Expenditures” means, for any period, the aggregate of all expenditures by the Borrower and its Consolidated Subsidiaries for the acquisition or leasing (pursuant to a Capital Lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that should be capitalized under GAAP on a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries.

“Capital Lease” means any lease of property, real or personal, the obligations with respect to which are required to be capitalized on a balance sheet of the lessee in accordance with GAAP.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

“Cash Equivalents” means (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six (6) months from the date of acquisition (“Government Obligations”), (b) Dollar denominated (or foreign Currency fully hedged) time deposits, certificates of deposit, Eurodollar time deposits and Eurodollar certificates of deposit of any (i) United States commercial bank of recognized standing having capital and surplus in excess of $250,000,000 or (ii) bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof, in each case with maturities of not more than six (6) months from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any bank described in clause (b)(ii) (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody’s and maturing within six (6) months of the date of acquisition, (d) repurchase agreements with a bank or trust company or a recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States, (e) obligations of any state of the United States or any political subdivision thereof for the payment of the principal and redemption price of and interest on which there shall have been irrevocably deposited Government Obligations maturing as to principal and interest at times and in amounts sufficient to provide such payment, (f) Investments, classified in accordance with GAAP as current assets of the Borrower or its Subsidiaries, in money market investment programs that are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and the portfolios of which are limited solely to Investments (i) in corporate obligations having a remaining maturity of less than two years, issued by corporations having outstanding comparable obligations that are rated in the two highest categories of Moody’s and S&P or no lower than the two highest long term debt ratings categories of either Moody’s or S&P or (ii) of the character, quality and maturity described in clauses (a) through and including (e) of this definition and (g) certificates of deposit or time deposits having in each case a term of not more than one year, issued by any commercial bank incorporated under the laws of any OECD country having combined capital and surplus aggregating of not less than $500,000,000 and a senior unsecured debt rating of “A” (or such other similar equivalent rating) or higher from an internationally recognized rating agency or a nationally recognized rating agency of the country in which such bank is incorporated.

“Closing Date” means                     , 2010.

“Closing Date Cash” means the aggregate amount of cash and Cash Equivalents of the Borrower and its Consolidated Subsidiaries at the close of business on the Closing Date after giving effect to the Total Closing Payment, all other payments made by the Borrower on the Closing Date and all other payments required to be made by the Borrower on or about the Closing Date in connection with the Transactions, other than Restricted Cash as set forth on the balance sheet in the Borrower’s Form 10-Q for the last Fiscal Quarter ending prior to the Closing Date.

“Closing Payment” means the repayment on the Closing Date by the Borrower to the Administrative Agent, for the account of the applicable lenders under the Existing Credit Agreement of the principal amount outstanding of Existing Revolving Loans in an amount based upon the elections made by such lenders under the Loan Paydown/Hold Option.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor Federal tax code. Any reference to any provision of the Code shall also be deemed to be a reference to any successor provision or provisions thereof.

“Collateral” has the meaning set forth in the Collateral Trust Agreement.

“Collateral Trust Agreement” means the Collateral Trust and Intercreditor Agreement dated as of the date hereof among the Borrower, certain of its Subsidiaries, U.S. Bank National Association, as Collateral Trustee, the Administrative Agent and the Indenture Trustee.

“Collateral Trustee” has the meaning set forth in the Collateral Trust Agreement.

“Competitor” means any financial institution or any alternative asset manager, in each case that is in competition with the Borrower, but excluding banks, funds that primarily invest in publicly traded securities and insurance companies.

“Compliance Certificate” has the meaning set forth in Section 5.2(a)(i).

“Consolidated Subsidiary” means at any date any Subsidiary the accounts of which, in accordance with GAAP, would be consolidated with those of the Borrower in its consolidated financial statements as of such date.

“Contingent Indemnification Obligations” means contingent indemnification Obligations for which no claim has been made.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or legally binding undertaking to which such Person is a party or by which it or any of its property is bound.

“Controlled Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code but excluding any issuer of an Eligible Equity Investment (other than any Consolidated Subsidiary) which is treated as a single employer with the Borrower so long as an Insolvency Event has not occurred and could not reasonably be expected to occur with respect to such issuer.

“CRA Ratable Share” at any time means the percentage equivalent of (i) the outstanding principal amount of the Loans at such time divided by (ii) the sum of the aggregate outstanding principal amount of the Loans and the Public Notes at such time.

“Credit Agreement Obligations” has the meaning set forth in the Collateral Trust Agreement.

“Credit Agreement Secured Parties” means holders of any Obligations.

“Credit Documents” means the “Credit Agreement Documents” as defined in the Collateral Trust Agreement.

“Currency” means, with respect to any nation, the lawful currency of such nation.

“Debt” of any Person means at any date, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (d) all obligations of such Person as lessee under Capital Leases, (e) all obligations of such Person to reimburse any bank or other Person in respect of amounts payable under a banker’s acceptance, (f) all redeemable preferred stock of such Person (or corresponding obligation or security in the event such Person is not a corporation), other than Borrower Qualified Stock, (g) all obligations (absolute or contingent) of such Person to reimburse any bank or other Person in respect of amounts which are available to be drawn or have been drawn under a letter of credit or similar instrument, (h) all indebtedness or obligations of the type described in the preceding clauses (a) through and including (g) and the succeeding clauses (i) through and including (m) of others secured by a Lien on any asset of such Person, whether or not such indebtedness or obligations are assumed by such Person (with the amount of such Debt being the fair market value of such asset if such Person has not assumed or become liable for such indebtedness or obligations), (i) all indebtedness or obligations of the type described in the preceding clauses (a) through and including (h) and the succeeding clauses (j) through and including (m) of others guaranteed by such Person, (j) all principal amounts outstanding and owed to Persons other than the Borrower or any Subsidiary of the Borrower in respect of obligations issued in Securitization Transactions, (k) all obligations, direct or indirect (absolute or contingent) of such Person to repurchase property or assets sold or otherwise transferred by such Persons (excluding any customary obligations to repurchase property or assets sold or otherwise transferred in connection with a Securitization Transaction or total return swap), (l) all indebtedness, obligations or liabilities of that Person in respect of derivatives, determined as of such date on a net mark-to-market basis in accordance with customary market practice, and (m) the principal portion of all obligations of such Person under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease under GAAP.

“Debt Restructuring” means (a) the conversion of a portion of the Existing Revolving Loans to Loans hereunder and the amendment and restatement of the Existing Credit Agreement pursuant to this Agreement, (b) the exchange of Existing Private Notes for Public Notes or cash payment or combination of Public Notes and cash payment, (c) the exchange of at least 85% (or such lesser percentage as agreed by the Required Lenders) in aggregate principal amount of the Existing Public Notes for Public Notes or cash payment or a combination of Public Notes and cash payment, (d) the grant of an equal and ratable security interest in the Collateral to secure the Existing Hedging Obligations and (e) the payment of the Total Closing Payment.

“Default” means any of the events specified in Section 7.1, whether or not any requirement for the giving of notice or the lapse of time, or both, or any other condition, has been satisfied.

“Default Interest” has the meaning specified in Section 2.5.

“Deposit Account” has the meaning set forth in the Security Agreement.

“Deposit Account Control Agreement” has the meaning set forth in the Security Agreement.

“Disposition” means with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms “Dispose” and “Disposed of” shall have correlative meanings.

“Dollars” and “$” means dollars in lawful currency of the United States.

“ECAS” means European Capital Limited.

“Eligible Assignee” means (a) a Lender, (b) an Affiliated Entity of a Lender, (c) a Related Fund and (d) any other Person (other than a natural person) approved by the Administrative Agent; provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower or any of the Borrower’s Affiliated Entities; provided the Borrower may Repurchase Loans to the extent permitted by Section 6.12.

“Eligible Debt Investments” means Investment Loans that have been purchased or otherwise acquired by the Borrower or a Consolidated Subsidiary in the ordinary course of business; provided that no such Investment shall be an “Eligible Debt Investment” unless (a) such Investment is evidenced by an instrument or agreement that has been duly authorized, executed and delivered and is enforceable against the Obligor thereof, (b) such Investment, if applicable, is denominated and payable either in (i) Dollars or (ii) Foreign Investment Currency,

(c) such Investment is not subject to any Lien (other than an Inchoate Lien and Liens created by the Security Documents) and, if such Investment is owned by a Consolidated Subsidiary, the Borrower shall not have pledged or otherwise encumbered the stock of such Consolidated Subsidiary or any direct or indirect parent thereof (other than pursuant to the Security Documents), (d) no right of rescission, set-off, counterclaim, defense or other material dispute has been asserted with respect to such Investment, (e) the Obligor in respect of such Investment is not (i) an individual, (ii) organized or incorporated under the laws of a jurisdiction other than a Permitted Country or (iii) the subject of an Insolvency Event and (f) such Investment and the proceeds thereof are subject to a first priority security interest (subject only to Inchoate Liens) created by the Security Documents.

“Eligible Equity Investments” means Investments in Equity Instruments that have been purchased or otherwise acquired by the Borrower or a Consolidated Subsidiary in the ordinary course of business; provided that no such Investment shall be an “Eligible Equity Investment” unless (a) such Investment is evidenced by an instrument or agreement that has been duly authorized, executed and delivered and is enforceable against the issuer thereof, (b) such Investment, if applicable, is denominated and payable either in (i) Dollars or (ii) Foreign Investment Currency, (c) such Investment is not subject to any Lien (other than an Inchoate Lien and Liens created by the Security Documents) and, if such Investment is owned by a Consolidated Subsidiary, the Borrower shall not have pledged or otherwise encumbered the stock of such Consolidated Subsidiary or any direct or indirect parent thereof (other than pursuant to the Security Documents), (d) no right of rescission, set-off, counterclaim, defense or other material dispute has been asserted with respect to such Investment, (e) the issuer in respect of such Investment is not (i) an individual, (ii) organized or incorporated under the laws of a jurisdiction other than a Permitted Country, (iii) the subject of an Insolvency Event or (iv) in default beyond any period of grace with respect to such Investment or any term of any agreement or instrument evidencing such Investment and (f) such Investment (other than the Unpledged Eligible Equity Investments) and the proceeds thereof are subject to a first priority security interest (subject only to Inchoate Liens) created by the Security Documents.

“Eligible On-Balance Sheet Securitization” means any on-balance sheet Permitted Securitization Transaction.

“Eligible Structured Product Investments” means (a) any of the Borrower’s, any other Loan Party’s or any SPE Subsidiary’s Investment in CRE CDO 2007-1, Ltd.; provided, however, that no Investment in a debt security issued by CRE CDO 2007-1, Ltd. by any of the foregoing Persons shall continue to constitute an Eligible Structured Product Investment under this part (a) unless such Investment and the proceeds thereof are subject to a first priority security interest (subject only to Inchoate Liens) created by the Security Documents on or before the 45 th Business Day after the Closing Date in accordance with Section 5.16(b) and (b) any Eligible Debt Investments and Eligible Equity Investments consisting of commercial mortgage backed securities or collateralized debt obligation securities.

“Environmental Laws” means any and all applicable foreign, federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements or any Governmental Authority or other requirement of any Applicable Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health as it relates to exposure to Materials of Environmental Concern or the environment, as now or may at any time be in effect.

“Equipment” has the meaning set forth in the Security Agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law. Any reference to any provision of ERISA shall also be deemed to be a reference to any successor provision or provisions thereof.

“Event of Default” means any of the events specified in Section 7.1; provided that any requirement for the giving of notice or the lapse of time, or both, or any other condition has been satisfied.

“Excess Cash Flow” means, for the Fiscal Year 2010, the period beginning on July 1, 2010 and ending on the last day of such Fiscal Year and for any subsequent Fiscal Year, with respect to the Borrower and its Consolidated Subsidiaries, the excess, if any, of (a) the sum, without duplication, of (i) net cash provided by operating activities (including interest payments received in cash and income tax cash refunds), determined on a consolidated basis in accordance with GAAP and as disclosed in the Borrower’s consolidated statements of cash flows delivered to the Administrative Agent pursuant to Section 5.1(a) with respect to such Fiscal Year (or period), (ii) regularly scheduled and mandatory principal payments (and, in the case of structured product Investments, all principal payments) received in cash by the Borrower or any Consolidated Subsidiary on account of its Investments, excluding those Investments constituting collateral for on-balance sheet Permitted Securitization Transactions and (iii) all payments on, and all Net Cash Proceeds from the Disposition of, Securitization Retained Security Investments, less (b) the sum, without duplication, of (i) to the extent included in clause (a) above, Realized Proceeds, (ii) any cash income earned on account of the Borrower’s and any Consolidated Subsidiaries’ Investments constituting collateral for on-balance sheet Permitted Securitization Transactions that is retained or used to prepay existing indebtedness that is not held by the Borrower or any of its Consolidated Subsidiaries, (iii) the aggregate amount of all principal payments of Debt (including the Loans and Public Notes) and Repurchases of the Loans or the Public Notes, valued at the cash consideration for such payment, of the Borrower and its Consolidated Subsidiaries made to a Person other than the Borrower or any Affiliated Entities thereof with cash included in clause (a) above (but including principal payments of revolving Debt only to the extent accompanying permanent optional commitment reductions), (iv) any cash payments made on account of derivative agreements entered into by the Borrower or any Consolidated Subsidiary (excluding any derivative agreements related to Eligible Securitization Investments), (v) cash dividends paid to shareholders and cash taxes paid by the Borrower in respect of deemed distributions by the Borrower to its shareholders to the extent permitted by Section 6.9, (vi) cash investments made by the Borrower and any of its Consolidated Subsidiaries in Portfolio Investments and Securitization Retained Security Investments, (vii) the aggregate amount of the cash portion of all Capital Expenditures made by the Borrower and any of its Consolidated Subsidiaries, (viii) cash financing costs (including fees) paid to Persons other than the Borrower and its Consolidated Subsidiaries and (ix) the cash purchase price of common stock of the Borrower held in, or cash contributions consummated on account of, the Borrower’s deferred compensation trusts, and in each case of (i) through and including (ix) above with respect to or received during such Fiscal Year (or period).

“Excess Closing Payment” means the CRA Ratable Share of $510,000,000.

“Excluded Assets” has the meaning assigned to such term in the Collateral Trust Agreement.

“Excluded Subsidiary” means (i) any Foreign Subsidiary, (ii) any SPE Subsidiary, (iii) any Subsidiary existing on the Closing Date (other than ACFS) as long as such Subsidiary continues to conduct business of substantially the same nature conducted by it on the Closing Date and does not have consolidated revenues in excess of $1,000,000 for any period of four consecutive Fiscal Quarters or, after the Closing Date, does not have, together with its subsidiaries, consolidated assets or consolidated Debt exceeding $1,000,000 as of the most recently ended Fiscal Quarter, (iv) any Subsidiary created or acquired after the Closing Date as long as such Subsidiary does not have, together with its subsidiaries, consolidated revenues in excess of $1,000,000 for any period of four consecutive Fiscal Quarters or consolidated assets or consolidated Debt exceeding $1,000,000 as of the most recently ended Fiscal Quarter, and (v) ACFS, as long as (x) ACFS continues to conduct business of substantially the same nature conducted by it on the Closing Date, (y) ACFS does not have, together with its subsidiaries, outstanding consolidated Debt (other than Debt owed to the Borrower or any other Loan Party) or consolidated net assets, in each case, of more than $1,000,000 in excess of its consolidated Debt or net assets, as applicable, as reflected in ACFS’ December 31, 2009 balance sheet and (z) the amount of loans to and other investments in ACFS by the Loan Parties does not exceed the amount required by ACFS to satisfy its ordinary course payment obligations.

“Existing Credit Agreement” has the meaning assigned to such term in the recitals to this Agreement.

“Existing Hedging Obligations” means the hedging obligations under Hedging Agreements listed on Schedule 6.1(g).

“Existing Letters of Credit” means the letters of credit issued and outstanding under the Existing Credit Agreement prior to the Closing Date.

“Existing Private Notes” means (i) the 5.92% Senior Notes, Series A, due September 1, 2009 issued by the Borrower, (ii) the 6.46% Senior Notes, Series B, due September 2011 issued by the Borrower (iii) the 6.14% Senior Notes, Series 2005-A, due August 1, 2010 issued by the Borrower, (iv) the Floating Rate Senior Notes, Series 2005-B, due October 30, 2020 issued by the Borrower, (v) the 5.177% Senior Notes, Series 2006-A, due February 9, 2011 issued by the Borrower and (vi) the 6.565% Senior Notes, Series 2006-B due February 9, 2011 issued by the Borrower.

“Existing Public Notes” means the 6.85% Senior Notes due August 1, 2012 issued by the Borrower.

“Existing Revolving Loans” has the meaning assigned to such term in the recitals to this Agreement.

“Fair Market Value” means with respect to any Investment, including, without limitation, Pledged Investments, the fair market value of such Investment as required to be determined by,

and in accordance with, the Investment Company Act and any orders of the SEC issued to the Borrower, all as determined by the board of directors of the Borrower and reviewed by its independent auditors. Fair Market Value for Eligible Structured Product Investments shall be updated quarterly consistent with past practice.

“Federal Funds Effective Rate” has the meaning set forth in the definition of “Base Rate.”

“Fiscal Month” means any fiscal month of the Borrower.

“Fiscal Quarter” means any fiscal quarter of the Borrower.

“Fiscal Year” means the fiscal year of the Borrower for accounting purposes ending on December 31 of each calendar year and when preceded or followed by the designation of a calendar year (e.g., 2009 Fiscal Year means the Fiscal Year of the Borrower ending on December 31 of such designated calendar year).

“Fitch” means Fitch, Inc. or any successor thereto.

“Fixtures” has the meaning set forth in the Security Agreement.

“Follow-On Investments” has the meaning assigned to such term in the definition of “Permitted Investment Amount”.

“Foreign Investment Currency” means any Currency of a Permitted Country other than Dollars.

“Foreign Subsidiary” has the meaning set forth in the Collateral Trust Agreement.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles in effect in the United States applied on a consistent basis, subject to the provisions of Section 1.3.

“Government Obligations” has the meaning set forth in the definition of “Cash Equivalents”.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, any court or arbitrator and any accounting board or authority (whether or not a part of the government) which is responsible for the establishment or interpretation of national or international accounting principles.

“Grade” means grades 1 through 4, each as determined in accordance with the risk rating scale of the Borrower, as of any date of determination, and pertaining to any Investment Loan or any Eligible Debt Investment. The Borrower shall not change such risk rating scale in any manner materially adverse to the Lenders without the consent of the Administrative Agent.

“Grade 1 Investment” means any Eligible Debt Investment with a Grade of 1.

“Grade 2 Investment” means any Eligible Debt Investment with a Grade of 2 and any Eligible Debt Investment that is a rated security that has been downgraded from its initial rating.

“Grade 3 Investment” means any Eligible Debt Investment with a Grade of 3 and any Eligible Debt Investment that is a rated security that has not been downgraded from its initial rating.

“Grade 4 Investment” means any Eligible Debt Investment with a Grade of 4.

“Guaranteed Obligations” has the meaning set forth in Section 10.1.

“Hedging Agreements” means, with respect to any Person, any agreement entered into to protect such Person against fluctuations in interest rates, or Currency or raw materials values, including, without limitation, any interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more counterparties, any foreign currency exchange agreement, currency protection agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements.

“Inchoate Liens” means (a) materialmen’s, warehousemen’s, mechanics’ and other Liens arising by operation of law in the ordinary course of business for sums not due or sums that are being contested in good faith with appropriate proceedings and (b) Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith with appropriate proceedings.

“Indemnified Liabilities” has the meaning set forth in Section 9.5(a).

“Indemnified Person” has the meaning set forth in Section 9.5(a).

“Indenture” has the meaning set forth in the Collateral Trust Agreement.

“Indenture Trustee” has the meaning set forth in the Collateral Trust Agreement.

“Information” has the meaning set forth in Section 9.15.

“Information Materials” has the meaning set forth in Section 9.19.

“Insolvency” means, with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of such term as used in Section 4245 of ERISA.

“Insolvency Event” means with respect to a specified Person, (a) the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Insolvency Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable Insolvency Law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

“Insolvency Laws” means the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Interest Expense” means, with respect to the Borrower and its Consolidated Subsidiaries, and for any period, the total consolidated interest expense (including, without limitation, capitalized interest expense and interest expense attributable to obligations under Capital Leases) payable in cash of the Borrower and its Consolidated Subsidiaries and in any event shall include all interest expense payable in cash with respect to any Debt in respect of which any of the Borrower or its Consolidated Subsidiaries is wholly or partially liable; provided that for the purposes of determining Interest Expense for the period of four consecutive Fiscal Quarters of the Borrower ending on each of September 30, 2010, December 31, 2010 and March 31, 2011, Interest Expense for the relevant period shall be deemed to equal Interest Expense for such Fiscal Quarter (and, in the case of the latter two such determinations, each previous Fiscal Quarter commencing after the Closing Date) multiplied by 4, 2 and 4/3, respectively.

“Interest Payment Date” means (a) as to any Base Rate Loan and Additional Interest, the last day of each March, June, September and December and the Maturity Date, (b) as to any LIBOR Rate Loan having an Interest Period of three months or less, the last day of such Interest Period, and (c) as to any LIBOR Rate Loan having an Interest Period longer than three months, (i) each three month anniversary following the first day of such Interest Period and (ii) the last day of such Interest Period.

“Interest Period” means, with respect to any LIBOR Rate Loan,

(a) initially, the period commencing on the Closing Date or conversion date, as the case may be, with respect to such LIBOR Rate Loan and ending one, two, three or six months or, if available to each Lender, nine or twelve months thereafter, as selected by the Borrower in the Notice of Borrowing or Notice of Conversion given with respect thereto; and

(b) thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such LIBOR Rate Loan and ending one, two, three or six months or, if available to each Lender, nine or twelve months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than two (2) Business Days prior to the last day of the then current Interest Period with respect thereto; provided that the foregoing provisions are subject to the following:

(i) if any Interest Period pertaining to a LIBOR Rate Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

(ii) any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month;

(iii) if the Borrower shall fail to give notice as provided above, the Borrower shall be deemed to have selected a Base Rate Loan to replace the affected LIBOR Rate Loan;

(iv) any Interest Period in respect of any Loan that would otherwise extend beyond the Maturity Date shall end on the Maturity Date; and

(v) no more than thirteen (13) LIBOR Rate Loans may be in effect at any time. For purposes hereof, LIBOR Rate Loans with different Interest Periods shall be considered as separate LIBOR Rate Loans, even if they shall begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new LIBOR Rate Loan with a single Interest Period.

“Inventory” has the meaning set forth in the Security Agreement.

“Investment” means any investment in any Person, whether by means of purchase or acquisition of obligations or securities of such Person, capital contribution to such Person, loan or advance to such Person, making of a time deposit with such Person, guarantee or assumption of any obligation of such Person, the provision of Staple Financing to such Person, causing the issuance of a letter of credit to support obligations of such Person, or otherwise.

“Investment Company Act” means the Investment Company Act of 1940, as amended from time to time, and all rules and regulations promulgated thereunder.

“Investment Loan” means any commercial mortgage backed security or collateralized debt obligation security or senior or subordinate loan arising from the extension of credit to an Obligor by the Borrower or a Subsidiary of the Borrower in the ordinary course of business of the Borrower or such Subsidiary of the Borrower (including, without limitation, monies due or owing and all other amounts received from time to time with respect to such loan receivable).

“Investments in Equity Instruments” means each Investment owned by the Borrower or any Consolidated Subsidiary in (a) common stock, partnership interests or membership interests of any Person and that is classified as “Common Stock,” “Partnership Units” or “Membership Units” on the consolidated schedule of investments of the Borrower for the then most recently ended Fiscal Quarter, (b) preferred stock (other than redeemable preferred stock) of any Person and that is classified as “Preferred Stock” on the consolidated schedule of investments of the Borrower for the then most recently ended Fiscal Quarter, (c) redeemable preferred stock of any Person and that is classified as “Redeemable Preferred Stock” on the consolidated schedule of investments of the Borrower for the then most recently ended Fiscal Quarter and (d) warrants to purchase common stock, partnership interests or membership interests of any Person and that is classified as “Common Stock Warrants,” “Partnership Unit Warrants” or “Membership Unit Warrants” on the consolidated schedule of investments of the Borrower for the then most recently ended Fiscal Quarter.

“Lenders” and “Lender” have the meanings set forth in the introductory paragraph hereof.

“LIBOR” means with respect to each day during each Interest Period pertaining to a LIBOR Rate Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on the Reuters Screen LIBOR 01 Page as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on such page (or otherwise on such screen), the “LIBOR” shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered Dollar deposits at or about 11:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein. Notwithstanding the foregoing, LIBOR shall not be less than 2% per annum on any day.

“LIBOR Rate” for any Loan means a rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) determined by the Administrative Agent pursuant to the following formula:

LIBOR Rate =	LIBOR
1.00 - LIBOR Reserve Percentage

“LIBOR Rate Loan” means Loans that bear interest at an interest rate based on the LIBOR Rate.

“LIBOR Reserve Percentage” means for any day, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including, without limitation, any basic, supplemental or emergency reserves) in respect of eurocurrency liabilities, as defined in Regulation D of such Board as in effect from time to time, or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

“Lien” means, with respect to any asset, any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, security interest, security title, preferential arrangement which has the practical effect of constituting a security interest or encumbrance, servitude or encumbrance of any kind in respect of such asset to secure or assure payment of a Debt or a guarantee, whether by consensual agreement or by operation of statute or other law, or by any agreement, contingent or otherwise, to provide any of the foregoing. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

“Loan Party” means the Borrower and each Subsidiary Guarantor.

“Loan Paydown/Hold Option” means the option of each lender under the Existing Credit Agreement to receive a portion of the Total Closing Payment to be made by the Borrower on the Closing Date.

“Loan Percentage” means, for each Lender at any time, the percentage equivalent of a fraction (a) the numerator of which is the outstanding principal amount of such Lender’s Loans at such time and (b) the denominator of which is the outstanding principal amount of all Loans at such time.

“Loans” has the meaning set forth in Section 2.1(a).

“Lockup Agreement” means any lockup agreement or similar agreement (including a joinder agreement) in a form approved by the Borrower executed by any Lender pursuant to which such Lender agrees to the terms of this Agreement and the terms of the Debt Restructuring.

“Management Contract” has the meaning set forth in Section 6.3(d).

“Managementsub” has the meaning set forth in Section 6.3(d).

“Managementsub Parent” has the meaning set forth in Section 5.13.

“Margin Stock” means “margin stock” as defined in Regulations T, U or X of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

“Material Adverse Change” means with respect to any Person, any material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of such Person.

“Material Adverse Effect” means with respect to any event or circumstance, a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower and its Consolidated Subsidiaries, taken as a whole, (b) the validity, enforceability or collectability of this Agreement or any other Credit Document, or (c) the ability of (i) the Borrower to perform any of its obligations under this Agreement or any other Credit Document or (ii) any other Loan Party to perform its payment obligations under this Agreement or any other Credit Document.

“Materials of Environmental Concern” means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous, radioactive or toxic substances, materials, or wastes, regulated pursuant to or that give rise to liability under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls, toxic mold and urea-formaldehyde insulation.

“Maturity Date” means December 31, 2013.

“Minimum Net Proceeds” has the meaning set forth in Section 6.3(d).

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Mortgaged Properties” means the real properties, if any, as to which the Collateral Trustee for the benefit of the Secured Parties shall be granted a Lien pursuant to the Mortgages.

“Mortgages” means each of the mortgages and deeds of trust made by any Loan Party in favor of, or for the benefit of, the Collateral Trustee for the benefit of the Secured Parties, in the Administrative Agent’s standard form for the applicable jurisdiction (modified in a manner consistent with the Collateral Trust Agreement to run in favor of the Collateral Trustee, for the benefit of the Secured Parties, to secure the Secured Obligations).

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA as to which any member of the Controlled Group has any liability (contingent or otherwise), including, without limitation, by reason of Sections 4201, 4204 or 4212 of ERISA.

“Net Cash Proceeds” means (a) in connection with any Disposition, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received), net of attorneys’ fees, accountants’ fees, investment banking fees, brokers’ fees, amounts required to be applied to the repayment of indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such Disposition (other than any Lien pursuant to a Security Document) and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (b) in connection with any issuance or sale of Capital Stock or any incurrence of Debt, the cash proceeds received from such issuance or incurrence, net of attorneys’ fees, accountants’ fees, investment banking fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith. For the avoidance of doubt, proceeds reinvested in Staple Financings are excluded from Net Cash Proceeds and included only in the periods in which and to the extent that Staple Financing is repaid or redeemed by the underlying obligor.

“Net Equity Value” of any Eligible On-Balance Sheet Securitization means, as of any date of determination thereof and without duplication, the sum of (i) the Fair Market Value of all Investments, other than Grade 1 Investments, owned by the applicable Securitization Issuer and

(ii) cash and Cash Equivalents owned by the applicable Securitization Issuer, less the outstanding principal amount of all Debt issued by the applicable Securitization Issuer and owed to any Person other than the Borrower or any of its Subsidiaries as of such date.

“Net Income” means, as applied to any Person for any period, the aggregate amount of net income of such Person, after taxes, for such period, as determined in accordance with GAAP.

“Non-Consenting Lender” has the meaning set forth in Section 9.1.

“Note” or “Notes” has the meaning set forth in Section 2.1(g).

“Notice of Acceleration” has the meaning set forth in the Collateral Trust Agreement.

“Notice of Borrowing” means a request for the Loans pursuant to Section 2.1(b).

“Notice of Conversion” means the written notice of extension or conversion as referenced and defined in Section 2.6.

“Obligations” means the “Credit Agreement Obligations” as defined in the Collateral Trust Agreement.

“Obligor” means with respect to any Investment, the Person or Persons obligated to make payments pursuant to such Investment, including any guarantor thereof.

“OECD” means the Organization for Economic Co-operation and Development.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Participant” has the meaning set forth in Section 9.6(d).

“PATRIOT Act” has the meaning set forth in Section 3.22.

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Penalty Amortization Amount” has the meaning set forth on the grid in Section 2.2(a).

“Permitted Country” means (a) with respect to Portfolio Investments in existence on the Closing Date and Follow-On Investments, each of Australia, Austria, Belgium, British Virgin Islands, Canada, Channel Islands, Cayman Islands, China, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Japan, Luxembourg, Portugal, Spain, Sweden, the Netherlands, the United Kingdom or the United States, in each case to the extent the relevant issuer or Obligor is organized under the laws of such country and (b) with respect to Portfolio Investments made after the Closing Date (other than Follow-On Investments), Canada, France, Germany, the United Kingdom or the United States.

“Permitted Investment Amount” means, at any time, an amount equal to the excess of (A) the sum, without duplication of (i) Realized Proceeds received after the Closing Date that are not required to be applied to prepay or redeem the Loans or the Public Notes, (ii) the April 2010

Equity Issuance Proceeds, (iii) Net Cash Proceeds received by the Borrower from the issuance of Borrower Qualified Stock after the Closing Date that are not required to be applied to prepay or redeem the Loans or the Public Notes, (iv) the portion of Excess Cash Flow for any Fiscal Year (or, in the case of Fiscal Year 2010, the portion thereof beginning on the first day of the first Fiscal Month after the Closing Date and ending on the last day of such Fiscal Year) that is not required to prepay or redeem the Loans or the Public Notes and (v) the amount by which the Closing Date Cash exceeds the amount of the April 2010 Equity Issuance Proceeds (provided that (x) the amount described in this clause (v), if used to make or fund Investments, may be used only to fund additional Investments in Portfolio Investments existing on the Closing Date (“Follow-On Investments”) and (y) for avoidance of doubt, amounts described in the preceding clauses (i) through and including (iv) may be used to make Follow-On Investments) as of such time less (B) the amount used to make Investments pursuant to Sections 6.4(a) and 6.5(g) and Repurchases of the Loans and Public Notes pursuant to Sections 2.4(d) and 6.12 as of such time. Any permitted Staple Financing provided by the Borrower or any of its Subsidiaries shall not reduce the Permitted Investment Amount.

“Permitted Liens” means with respect to the Borrower’s interest in the Related Property related to any Investment, any of the following as to which no enforcement, collection, execution, levy or foreclosure proceedings shall have been commenced: (a) materialmen’s, warehousemen’s, mechanics’ and other liens arising by operation of law in the ordinary course of business for sums not due or sums that are being contested in good faith, (b) Liens for federal, state, municipal and other taxes if such taxes are not at the time due and payable or if the Obligor shall currently be contesting the validity thereof in good faith by appropriate proceedings, (c) Liens held by senior lenders with respect to Investments in subordinated or junior lien debt, (d) Liens in favor of a collateral agent on behalf of all noteholders of the related Obligor, and (e) other Liens permitted under the documents in respect of the related Investment.

“Permitted Refinancing Debt” means with respect to the Public Notes (in this context, “Refinanced Debt”), Debt of the Borrower that satisfies the following conditions: (i) such Debt is unsecured or, if such Debt is secured, the intercreditor arrangements with respect to such Debt are at least as favorable to the holders of the Obligations as are set forth in the Collateral Trust Agreement and the Security Documents, (ii) the principal amount of such Debt is no greater than the sum of the principal amount of the Refinanced Debt plus accrued and unpaid interest thereon and any fees and premiums arising or paid in connection with such refinancing, (iii) such Debt has no required (scheduled and mandatory) principal payments, redemptions, defeasances or repurchases that are greater than or earlier than those under the Refinanced Debt, (iv) the terms of such Debt are not more restrictive or burdensome on the Borrower and its Consolidated Subsidiaries in any material respect than the terms of the Refinanced Debt, (v) if required to be guaranteed, such Debt is guaranteed only by Subsidiary Guarantors pursuant to guarantee provisions consistent with the guarantee provisions in the Indenture, (vi) the effective interest rate (including fees and original issue discount) applicable to such Debt is no higher than the effective interest rate on the Refinanced Debt and (vii) any covenants and events of default contained in such Debt that are more restrictive than those in the Refinanced Debt, and any other provisions of such Debt that are more favorable to the holders thereof than those in the Refinanced Debt, shall, at the option of the Administrative Agent, be incorporated mutatis mutandis in this Agreement (and the Borrower agrees to notify promptly the Administrative Agent in reasonable detail of any such more restrictive covenants and events of default or more favorable other provisions).

“Permitted Securitization Transaction” means:

(a) each BLT Securitization Transaction as to which and for so long as all Securitization Retained Security Investments issued in connection with such BLT Securitization Transaction are owned by the Borrower or any other Loan Party and, together with the proceeds thereof, are subject to a first priority security interest (subject only to Inchoate Liens) created by the Security Documents; provided that failure of the Borrower or any other Loan Party to own any such Securitization Retained Security Investments during the period provided by Section 5.16(a) shall not cause such BLT Securitization Transaction to fail to constitute a Permitted Securitization Transaction; and provided, further, that in no event shall the failure of the Borrower or any other Loan Party to own any such Securitization Retained Security Investments cause such BLT Securitization Transaction to cease to constitute a Permitted Securitization Transaction for the purposes of Section 6.1(e) or Section 6.2(b); and

(b) any transaction or series of transactions entered into by the Borrower and/or any of its Subsidiaries in connection with an on-balance sheet Securitization Transaction pursuant to which the Borrower and/or any of its Subsidiaries may sell, convey or otherwise transfer to an SPE Subsidiary and such SPE Subsidiary may sell, convey or otherwise transfer or grant a security interest in, any Investment Loan or any portion thereof or interest therein and related rights and assets (whether now existing or arising in the future); provided that:

(i) no Event of Default described in Section 7.1(a) or (e) has occurred and is continuing and the Borrower is in compliance with Section 5.9 at the time of entering into such Permitted Securitization Transaction and, after giving effect to such Permitted Securitization Transaction on a pro forma basis, no Event of Default shall result therefrom;

(ii) no portion of Debt or any other obligations (contingent or otherwise) of an SPE Subsidiary or other Person in connection with such Permitted Securitization Transaction (i) is guaranteed by the Borrower or its Subsidiaries (excluding Standard Securitization Undertakings), (ii) is recourse to or obligates the Borrower or its Subsidiaries (other than the relevant SPE Subsidiaries) for payment other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Borrower or its Subsidiaries (other than the relevant SPE Subsidiaries), directly or indirectly, contingently or otherwise, to the satisfaction of obligations incurred in such transactions, other than pursuant to Standard Securitization Undertakings;

(iii) the Borrower and its Subsidiaries (other than the relevant SPE Subsidiaries) do not have any obligation to maintain or preserve the financial condition of the applicable SPE Subsidiaries, or any other Person in connection with such transaction or cause such SPE Subsidiaries to achieve certain levels of operating results; and

(iv) all Securitization Retained Security Investments issued in connection with such on-balance sheet Securitization Transactions are owned by the Borrower or other

Loan Party and, together with the proceeds thereof, are subject to a first priority security interest (subject only to Inchoate Liens) created by the Security Documents; provided that this condition (iv) will be deemed met if all Securitization Retained Security Investments issued in connection with such on-balance sheet Securitization Transaction shall, within 45 Business Days following the issuance of such Securitization Retained Security Investments on the closing of such on-balance sheet Securitization Transaction, be owned by the Borrower or any other Loan Party and, together with the proceeds thereof, be subject to a first priority security interest (subject only to Inchoate Liens) created by the Security Documents; provided, further, that if the requirement under this clause (iv) could reasonably be expected to (x) result in material adverse tax consequences to the Borrower under the Code or (y) have a material adverse effect on (i) the monetary benefits reasonably expected to be derived by the Borrower from such on-balance sheet Securitization Transaction or (ii) the ability of the Borrower to implement a desired structure for such Transaction necessary for valid business purposes or for regulatory, tax or other legal compliance purposes, in each case as determined by the Borrower in its reasonable business judgment and certified to the Administrative Agent and the Collateral Trustee, then such Securitization Retained Security Investments may be held by a non-Loan Party which is a Wholly Owned Subsidiary of the Borrower, all of the Capital Stock of which is held by a Loan Party and, together with the proceeds thereof, subject to a first priority security interest (subject to only Inchoate Liens) created by the Security Documents.

“Person” means an individual, a corporation, a limited liability company, a partnership (including without limitation, a joint venture), an unincorporated association, a trust or any other entity or organization, including, but not limited to, a government or political subdivision or an agency or instrumentality thereof.

“Plan” means, at any time, a Single Employer Plan or a Multiemployer Plan.

“Pledged Investments” means all Investments owned by the Borrower or any Consolidated Subsidiary pledged or otherwise encumbered by the Borrower or such Consolidated Subsidiary as security for a Secured Debt Obligation.

“Pledged Notes” has the meaning set forth in the Security Agreement.

“Pledged Stock” has the meaning set forth in the Security Agreement.

“Portfolio Investment Information” has the meaning set forth in Section 9.23.

“Portfolio Investments” means Investments (other than Investments in Cash Equivalents) made by the Borrower or any of its Subsidiaries in the ordinary course of business and consistent with practices existing on December 31, 2009 as updated from time to time consistent with reasonable industry practices in a Person that is accounted for under GAAP as in effect on the Closing Date as a portfolio investment of the Borrower or such Subsidiary. For the avoidance of doubt and in accordance with GAAP as in effect on the Closing Date, Portfolio Investments include, without limitation, Investments in structured products (such as CLOs and CDOs), debt and equity securities and loans. Notwithstanding the foregoing, Portfolio Investments do not include Investments made by the Borrower or any of its Subsidiaries in equity and debt securities issued in on-balance sheet Securitization Transactions.

“Prepayment Deposit Account” means account no.                      titled “ACAS Prepayment Deposit Account” maintained in the name of the Borrower with U.S. Bank National Association, as depositary, which Deposit Account shall be subject to a Deposit Account Control Agreement in favor of the Collateral Trustee. Except as provided in Section 2.4(c), the Borrower and its Subsidiaries shall have no rights (including, without limitations, to make withdrawals from or give instructions) with regards to the Prepayment Deposit Account or any funds contained therein.

“Prepayment Deposit Balance” means, with respect to events occurring in any Fiscal Quarter, an amount equal to the additional amount required to be deposited in the Prepayment Deposit Account such that the total amount on deposit in the Prepayment Deposit Account following the deposit of such additional amount is equal to the aggregate principal amount of the Loans required to be prepaid pursuant to Section 2.4(b) and the Public Notes required to be redeemed pursuant to the corresponding provision of the Indenture, in each case in connection with events that have occurred in such Fiscal Quarter.

“Prepayment Deposit Excess Amount” means, with respect to amounts deposited in the Prepayment Deposit Account pursuant to Section 2.4(c)(i) in connection with events occurring in any Fiscal Quarter, an amount equal to the excess of such amount over the amount that is required to be applied to the repayment of the Loans and the redemption of Public Notes as set forth in the Quarterly Prepayment Schedule delivered with respect to such Fiscal Quarter.

“Prepayment Percentage” means, as of any date of determination, the percentage set forth in the grid below opposite the aggregate outstanding principal amount of Loans and Public Notes on such date:

Aggregate Outstanding Principal Amount of Loans and Public Notes	Prepayment Percentage
≥ $950,000,000	50%
< $950,000,000	25%

“Prime Rate” has the meaning set forth in the definition of “Base Rate”.

“Pro Forma Balance Sheet” has the meaning set forth in Section 3.1(a).

“Prohibited Transaction” has the meaning assigned to such term in Section 406 of ERISA and Section 4975(f)(3) of the Code.

“Properties” has the meaning set forth in Section 3.24(a).

“Public Note Documents” has the meaning set forth in the Collateral Trust Agreement.

“Public Note Obligations” has the meaning set forth in the Collateral Trust Agreement.

“Public Notes” means notes issued under the Indenture and any Permitted Refinancing Debt in respect thereof.

“Quarterly Prepayment Schedule” means a schedule setting forth in reasonable detail the calculation used by the Borrower in determining the amounts required to be applied to the repayment of the Loans pursuant to Section 2.4(b) and Public Notes required to be redeemed pursuant to the corresponding provision of the Indenture, in each case in connection with events that have occurred during the Fiscal Quarter for which such Quarterly Prepayment Schedule is being delivered.

“Quarterly Report” has the meaning set forth in Section 5.1(c).

“Rating” has the meaning set forth in Section 5.10.

“Realized Proceeds” means (i) Net Cash Proceeds received by the Borrower or any Subsidiary (including dividends and distributions received by the Borrower or any Subsidiary from Dispositions of Capital Stock or assets by Portfolio Investments) from the Disposition of any Portfolio Investment (including debt, equity and structured product assets), (ii) voluntary prepayments received in cash from any Portfolio Investment consisting of Debt (other than Debt under a revolving credit commitment to the extent the credit commitments under such revolving credit commitment are not permanently reduced or terminated at such time) and (iii) payments received in cash at or after the scheduled final maturity of any Investment Loan.

“Register” has the meaning set forth in Section 9.6(c).

“Related Fund” means any Fund that is administered, managed or underwritten by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Related Property” means with respect to any Investment, any property or other assets of the Obligor thereunder pledged as collateral to secure the repayment of such Investment.

“Released Persons” has the meaning set forth in Section 9.20.

“Reorganization” means, with respect to any Multiemployer Plan, the condition that such Plan is in reorganization within the meaning of such term as used in Section 4241 of ERISA.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty (30) day notice period is waived under PBGC Reg. §4043.

“Repurchase” means, with respect to any Debt, any payment, prepayment, redemption, purchase, defeasance, exchange, conversion or other acquisition or retirement for value of such Debt (each, a “Retirement”), in each case other than Retirements that constitute scheduled payments and redemptions and mandatory prepayments, purchases and redemptions of such Debt.

“Required Lenders” means, as of any date of determination, Lenders holding in the aggregate greater than 50% of the outstanding principal amount of the Loans on such date; provided that Loans held by the Borrower shall be disregarded in making any determination of “Required Lenders”.

“Responsible Officer” means, as to the Borrower, any Executive Vice-President, any Senior Vice President, any President, any Vice President, the Chief Executive Officer or the Chief Financial Officer.

“Restricted Cash” means cash and Cash Equivalents that are subject to a Lien (other than Liens created under this Agreement or the other Credit Documents).

“Restricted Payment” means (a) any dividend or other distribution on any shares of the Borrower’s or any Subsidiary’s Capital Stock (except dividends payable solely in shares of the Borrower’s common stock, including Borrower Qualified Stock) or (b) any payment on account of the purchase, redemption, retirement or acquisition of (i) any shares of the Borrower’s or any Subsidiary’s Capital Stock (except payments in the form of Borrower Qualified Stock) or (ii) any option, warrant or other right to acquire shares of the Capital Stock of the Borrower or any Subsidiary. For the avoidance of doubt, purchases of common stock of the Borrower held in the Borrower’s deferred compensation trusts shall not constitute a Restricted Payment.

“Retained Cash” means, at any time, an amount equal to the sum of (i) Net Cash Proceeds from issuance of Capital Stock, (ii) Realized Proceeds and (iii) the portion of Excess Cash Flow for any Fiscal Year, in each case of (i), (ii) and (iii) above that are not required to be applied to the repayment of the Loans pursuant to this Agreement or the redemption of the Public Notes pursuant to the Indenture.

“Retirement” or “Retired” has the meaning set forth in the definition of “Repurchase”.

“RIC” means a Person qualifying for treatment as a “regulated investment company” under the Code (including the availability of the dividends paid deduction).

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

“Scheduled Amortization Amount” has the meaning set forth on the grid in Section 2.2(a).

“SEC” means the United States Securities and Exchange Commission and any successor federal agency.

“Secondary Realized Proceeds” means Realized Proceeds from any Portfolio Investment if the making of such Portfolio Investment was funded with Retained Cash.

“Secured Debt” means, as of any date, an amount equal to the sum, as of such date, of (i) the aggregate principal amount outstanding of the Loans and the Public Notes on such date and (ii) the amount of obligations outstanding under any Existing Hedging Obligations following a termination event thereunder that appear as a liability on the consolidated balance sheet of the Borrower on such date; in each case to the extent such obligations are purported to be secured by the Collateral pursuant to the Security Documents.

“Secured Obligations” has the meaning set forth in the Collateral Trust Agreement.

“Secured Parties” has the meaning set forth in the Collateral Trust Agreement.

“Securities Account” has the meaning set forth in the Security Agreement.

“Securities Account Control Agreement” has the meaning set forth in the Security Agreement.

“Securitization Issuer” means an SPE Subsidiary or other special purpose entity that is the issuer of asset-backed securities in a Securitization Transaction.

“Securitization Retained Security Investments” means Investments made by the Borrower or any Subsidiary in debt or equity securities (including Capital Stock) issued by a SPE Subsidiary in connection with an on-balance sheet Securitization Transaction.

“Securitization Transaction” means any financing transaction undertaken by the Borrower or an Affiliate of the Borrower that is secured, directly or indirectly, by one or more Investment Loans or any portion thereof or interest therein and related rights and assets, including any sale, lease, whole loan sale, asset securitization, secured loan or other transfer of one or more Investment Loans or any portion thereof and related rights and assets or interest therein.

“Security Agreement” has the meaning set forth in the Collateral Trust Agreement.

“Security Documents” means the Trust Security Documents as defined in the Collateral Trust Agreement.

“Single Employer Plan” means any employee pension benefit plan (as defined in Section 3(2) of ERISA) (other than a Multiemployer Plan) which is subject to Title IV of ERISA or the minimum funding standards under ERISA and the Code and in respect of which Borrower or any member of the Controlled Group is (or if such Single Employer Plan were terminated would under Section 4062 or 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“SPE Subsidiary” means a special purpose entity that is a Wholly Owned Subsidiary of the Borrower, created for the sole purpose of, and whose only business shall be, acquisition of Investment Loans pursuant to a Securitization Transaction and those activities incidental or related to a Securitization Transaction including, without limitation, the issuances of securities in connection with such Securitization Transaction.

“Standard Securitization Undertakings” means representations, warranties, covenants, guarantees and indemnities entered into by the Borrower or its Subsidiaries that are reasonably customary in Securitization Transactions and transactions similar to ACE Transactions.

“Staple Financing” means any Debt financing provided by the Borrower and its Subsidiaries to a Portfolio Investment that finances the acquisition by any Person of such Portfolio Investment or any portion thereof from the Borrower or its Subsidiaries or any other Portfolio Investments (other than ECAS); provided that (i) the Disposition financed thereby generates positive Net Cash Proceeds, (ii) such Debt financing shall rank at least as senior (including with respect to contractual subordination, structural subordination and effective subordination (to the extent of value of any collateral or otherwise), whether direct or indirect) as the Portfolio Investment or portion thereof subject to such Disposition, (iii) such financing shall be provided contemporaneously with the related Disposition and (iv) such Debt financing may include customary “equity kickers” consistent with the Borrower’s past practices intended to enhance the Borrower’s and its Subsidiaries’ return on the Debt portion of such financing.

“Staple Financing Amount” means, on any date of determination, the amount equal to the greater of (x) $300,000,000 (or such greater amount as shall be consented to by the Administrative Agent in its sole discretion) and (y) 40% of the gross proceeds (including, without duplication, the amount of any Staple Financing provided to finance the Disposition of a Portfolio Investment) received by the Borrower and its Subsidiaries during the consecutive twelve-month period ending on such date (inclusive of such date) from Dispositions of Portfolio Investments.

“Subordinated Debt” means Debt of the Borrower and its Subsidiaries that (i) is fully subordinated, without qualification or contingency and otherwise in right of payment, in right to participate in liquidating distributions and in all other relevant respects to the obligations and indebtedness now or hereafter owed by the Borrower to the Administrative Agent and the Lenders under the Credit Documents, or either of them, (ii) is unsecured and (iii) requires no principal payments prior to the date that is twelve months after the Maturity Date, all pursuant to instruments reasonably satisfactory in form and substance to the Required Lenders.

“Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower; provided that the term “Subsidiary” shall not include any Person that an Investment in which constitutes a Portfolio Investment.

“Subsidiary Entity” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary Entity” or to “Subsidiary Entities” in this Agreement shall refer to a Subsidiary Entity or Subsidiary Entities of the Borrower.

“Subsidiary Guarantor” means any Subsidiary of the Borrower that is a party to this Agreement.

“Taxes” has the meaning set forth in Section 2.14.

“Total Closing Payment” means the settlement payment paid by the Borrower on the Closing Date of $960,000,000.

“Total Pledged Assets” means as of any date of determination, without duplication, an amount equal to the sum as of such date of (a) cash and Cash Equivalents of the Borrower and the Subsidiary Guarantors, (b) Available Debt Assets, (c) Available Equity Assets, (d) Available Debt Securitization Assets and (e) Available Structured Product Assets.

“Total Securities Ratable Share” has the meaning set forth in the Indenture.

“Transactions” means (a) the execution, delivery and performance by each Loan Party of the Credit Documents, Indenture and Public Note Documents to which it is to be a party, (b) the Total Closing Payment, (c) the implementation of the Debt Restructuring and (d) the payment of fees and expenses in connection with the Debt Restructuring.

“UCC” has the meaning set forth in the Security Agreement.

“United States” means the United States of America.

“Unpledged Eligible Equity Investments” means Investments in Equity Instruments existing on the Closing Date that, as of March 31, 2010, had an aggregate Fair Market Value of not more than $62,000,000, but including any Investments in Equity Instruments received as a dividend or other distribution with respect thereto.

“Vehicles” has the meaning set forth in the Security Agreement.

“Vice President” means, when used with respect to the Borrower, any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.

“VIX Index” means the Chicago Board Options Exchange Volatility Index as calculated and publicly reported by the Chicago Board Options Exchange (CBOE) from time to time.

“Wells Fargo” means Wells Fargo Bank, N.A. (f/k/a Wachovia Bank, National Association), a national banking association, and its successors.

“WFS” means Wells Fargo Securities, LLC.

“Wholly Owned Subsidiary” means any Subsidiary all of the Capital Stock of which (except directors’ qualifying shares) is at the time directly or indirectly owned by the Borrower.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Title IV of ERISA.

Section 1.2. Other Definitional Provisions.

(a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Notes or other Credit Documents or any certificate or other document made or delivered pursuant hereto.

(b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c) The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(d) The words “include”, “includes” and “including” shall be deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of like import.

(e) The words “writing”, “written” and comparable terms shall refer to printing, typing, computer disk, e-mail and other means of reproducing words in a visible form.

(f) References to any agreement or contract are to such agreement or contract as amended, restated, supplemented or otherwise modified from time to time, if applicable, in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of such Person.

Section 1.3. Accounting Terms.

Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP applied on a basis consistent with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Lenders, unless any change in GAAP is required by law or at the direction of the SEC; provided that the Borrower’s compliance with any covenant in Section 5.9 shall be determined on the basis of GAAP in effect on the Closing Date.

Section 1.4. Computation of Time Periods.

All time references in this Agreement and the other Credit Documents shall be to Eastern Standard Time or Eastern Daylight Time, as applicable, unless otherwise indicated. For purposes of computation of periods of time hereunder, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.”

ARTICLE II.

THE LOANS; AMOUNT AND TERMS

Section 2.1. Loans; Termination of Existing Revolving Commitments.

(a) (i) Subject to the terms and conditions hereof, each applicable Lender’s share of the Closing Payment shall be applied on the Closing Date to the repayment of a portion of such Lender’s Existing Revolving Loans, including, in each case, the Existing Revolving Loans denominated in currencies other than Dollars. Each Lender agrees that the remaining balance of its Existing Revolving Loans after giving effect to the Closing Payment shall be converted to, and shall constitute, a loan hereunder in Dollars by such Lender (each a “Loan” and collectively, the “Loans”) in the principal amount set forth next to such Lender’s name on Schedule 1.1(a) to be governed by the terms and conditions set forth in this Agreement. The Lenders shall have no obligation to fund any extension of credit to the Borrower pursuant to this Agreement other than by the conversion of Existing Revolving Loans described in the preceding sentence. Each Loan shall be subject to a new Interest Period beginning on the Closing Date, and all accrued and unpaid interest on the Existing Revolving Loans under the Existing Credit Agreement to (but not including) the Closing Date shall be paid in full in cash by the Borrower on the Closing Date. The Borrower and the Lenders acknowledge and agree that the Commitments under the Existing Credit Agreement have terminated, effective as of the Closing Date. On the Closing Date and prior to the payments and conversion described above, the Existing Revolving Loans denominated in a currency other than Dollars shall be converted to Dollars in accordance with the provisions of the Existing Credit Agreement.

(ii) Subject to the terms and conditions hereof, on the Closing Date the Existing Letters of Credit shall no longer be issued or deemed to be issued under the Existing Credit Agreement or this Agreement.

(b) Notice of Borrowing. The Borrower shall request that the Loans be made on the Closing Date by written notice (a “Notice of Borrowing”) (or telephone notice promptly confirmed in writing, which confirmation may be by fax) to the Administrative Agent not later than 11:00 A.M. on the Closing Date in the case of Base Rate Loans and on the second Business Day prior to the Closing Date in the case of LIBOR Rate Loans. The Notice of Borrowing shall be irrevocable and shall specify (A) that the Existing Revolving Loans, after giving effect to the Closing Payment, are to be converted into Loans as set forth in Section 2.1(a), (B) the date of the Closing Date (which shall be a Business Day), and (C) whether the Loans shall be comprised of Base Rate Loans, LIBOR Rate Loans or a combination thereof, and, if applicable, the Interest Period(s) therefor. A form of Notice of Borrowing is attached as Exhibit B. If the Borrower shall fail to specify in such Notice of Borrowing (I) an applicable Interest Period in the case of a LIBOR Rate Loan, then such notice shall be deemed to be a request for an Interest Period of one month or (II) the type of Loan requested, then such notice shall be deemed to be a request for a Base Rate Loan hereunder.

(c) Repayment. The Borrower hereby unconditionally promises to pay to the Administrative Agent, for the account of each Lender, the unpaid principal amount of the Loan of such Lender as provided in Sections 2.2 and 2.4.

(d) Interest. Subject to the provisions of Sections 2.1(e), 2.5 and 2.10, Loans shall bear interest as follows:

(i) Base Rate Loans. During such periods as any Loans shall be comprised of Base Rate Loans, each such Base Rate Loan shall bear interest at a per annum rate equal to the Base Rate plus the Applicable Percentage; and

(ii) LIBOR Rate Loans. During such periods as any Loans shall be comprised of LIBOR Rate Loans, each such LIBOR Rate Loan shall bear interest at a per annum rate equal to the LIBOR Rate plus the Applicable Percentage.

(e) Additional Interest. During an Asset Coverage Noncompliance Period, the Loans shall bear interest at a rate 0.50% per annum higher than the applicable interest rate set forth in Section 2.1(d). In addition, the interest rate on the Loans during such Asset Coverage Noncompliance Period shall be retroactively increased by an additional 1.50% per annum for the period during which an Asset Coverage Noncompliance Period existed if a Default or Event of Default under Section 5.9(b) shall have occurred with respect to the Fiscal Quarter immediately following the commencement of the applicable Asset Coverage Noncompliance Period. For avoidance of doubt, the interest rate shall not be increased by more than 2% per annum for any day pursuant to this paragraph (e) and no Additional Interest shall accrue at any time interest is accruing pursuant to Section 2.5.

(f) Interest on Loans shall be payable in arrears on each Interest Payment Date.

(g) Notes. The Borrower’s obligation to pay each Lender’s Loans shall be evidenced by a note (each a “Note” and, collectively, the “Notes”) made payable to such Lender in substantially the form of Exhibit C, if requested by such Lender in writing.

Section 2.2. Scheduled Amortization of Loans.

(a) Subject to adjustment pursuant to paragraphs (c), (d), (e) and (f) of this Section 2.2, the Borrower shall pay the principal amount of the outstanding Loans on each date set forth below in an amount equal to the Scheduled Amortization Amount set forth opposite such date:

DATE	SCHEDULED AMORTIZATION AMOUNT	PENALTY AMORTIZATION AMOUNT
December 31, 2011	$40,000,000	$140,000,000
June 30, 2012	—	$100,000,000
December 31, 2012	$350,000,000	$300,000,000
June 30, 2013	$300,000,000	$350,000,000

[THE AMOUNTS IN THIS TABLE REFLECT AGGREGATE AMORTIZATION FOR LOANS AND PUBLIC NOTES. FINAL LOAN AMORTIZATION AMOUNTS WILL BE INSERTED AT CLOSING WHEN THE CRA RATABLE SHARE IS DETERMINED]

(b) To the extent not previously paid all Loans shall be due and payable on the Maturity Date.

(c) Subject to the final sentence of this paragraph (c), prior to June 30, 2013, the Borrower may defer payment of Scheduled Amortization Amounts (but not Penalty Amortization Amounts) under this Agreement and corresponding scheduled amortization amounts under the Indenture, in an aggregate cumulative amount of principal payments of the Loans and principal redemptions of the Public Notes combined of up to $200,000,000. Such deferrals shall in no event cause or permit the aggregate cumulative amount of principal payments of the Loans and principal redemptions of the Public Notes combined after the Closing Date to be less than $690,000,000 on June 30, 2013. For avoidance of doubt (i) failure to pay any Penalty Amortization Amount set forth above (whether or not the Scheduled Amortization Amount shall have been deferred) shall result in an increase in the Applicable Percentage (as described in the definition of such term) but shall not constitute a Default or Event of Default and (ii) failure to pay any Scheduled Amortization Amount when due shall constitute an Event of Default. Notwithstanding the foregoing, the Borrower may not defer any payment pursuant to this paragraph (c) unless payment of a ratable amount of the Public Notes (based on the outstanding principal amount of the Loans and the Public Notes) is simultaneously deferred on the same basis as payment of such Loans is deferred.

(d) Any payments of the Loans (other than Repurchases described in paragraph (e) below), including mandatory and optional prepayments, shall be applied to scheduled installments of the Scheduled Amortization Amounts in direct order of maturity. Any such payments shall also be credited towards the Penalty Amortization Amount for the applicable six-month period (i.e., January to June or July to December) in which such payment is made until the applicable Penalty Amortization Amount is paid in full in cash and thereafter shall be credited to Penalty Amortization Amounts in direct order. Repayments of Loans pursuant to this Section 2.2 shall be accompanied by accrued interest on the amount repaid.

(e) Each Repurchase of Loans pursuant to Sections 2.4(d) and 6.12(a) (i) shall be deemed a repayment of Loans in an amount equal to the principal amount of the Loans Repurchased and (ii) shall reduce the remaining Scheduled Amortization Amounts and Penalty Amortization Amounts payable to the Lenders participating in such Repurchase and their respective assignees and participants as provided in Section 2.2(d), pro rata among such Lenders based on the portion of the principal amount of the Loans Repurchased from each such Lender of the aggregate principal amount of Loans Repurchased. For the avoidance of doubt, no Repurchase of Loans pursuant to Sections 2.4(d) and 6.12(a) shall reduce the portion of the Scheduled Amortization Amount or Penalty Amortization Amount payable in respect of any Loan owed to any Lender that has not participated in such Repurchase.

Section 2.3. Fees.

(a) Administrative Fee. The Borrower agrees to pay to the Administrative Agent, for its own account, an annual administrative fee in the amount of $50,000, due and payable on the Closing Date and thereafter on each anniversary of the Closing Date until the Obligations have been paid in full.

(b) Restructuring Fee. The Borrower agrees to pay on the Closing Date to the Administrative Agent, for the account of each Lender party of record to this Agreement on the Closing Date that has executed a lockup agreement (and that has not withdrawn its consent to such lockup agreement) on or prior to the Closing Date, a restructuring fee in an amount equal to 2.00% of the principal amount of the Loans of such Lender outstanding on the Closing Date, after giving effect to the Closing Payment.

(c) Extension Fees. (i) The Borrower agrees to pay on December 30, 2011 to the Administrative Agent, for the account of each Lender, a fee in an amount equal to 1.00% of the principal amount of the Loans of such Lender outstanding on such date, after giving effect to any principal payments on such date.

(ii) The Borrower agrees to pay on December 31, 2012 to the Administrative Agent, for the account of each Lender, a fee in an amount equal to 1.00% of the principal amount of the Loans of such Lender outstanding on such date, after giving effect to any principal payments on such date.

Section 2.4. Prepayments.

(a) Optional Prepayments. The Borrower shall have the right to prepay Loans in whole or in part from time to time; provided that each partial prepayment of Loans shall be in a minimum principal amount of $100,000 and integral multiples of $25,000 in excess thereof. The Borrower shall give two (2) Business Days’ irrevocable notice in the case of LIBOR Rate Loans and one (1) Business Day’s irrevocable notice in the case of Base Rate Loans, to the Administrative Agent (which shall notify the Lenders thereof as soon as practicable). Amounts prepaid under this Section 2.4(a) shall be applied to the outstanding Loans in accordance with Section 2.2(d); provided, that each Lender shall receive its pro rata share of any such prepayment based on its Loan Percentage. All prepayments under this Section 2.4(a) shall be subject to Section 2.13, but otherwise without premium or penalty. Interest on the principal amount prepaid shall be due and payable on any date that a prepayment is made hereunder through the date of prepayment. Amounts paid or prepaid on the Loans may not be reborrowed.

(b) Mandatory Prepayments. In accordance with the procedures set forth in Section 2.4(c),

(i) if any Debt shall be incurred by the Borrower or any Subsidiary (excluding any Debt permitted to be incurred in accordance with Section 6.1, other than clauses (e), (f), (j) (but only with respect to the first $10,000,000 of Debt for borrowed money outstanding pursuant to paragraph (j) from time to time), (k) and (l) thereof) after the Closing Date, an amount equal to the CRA Ratable Share of 100% of the Net Cash Proceeds thereof shall be applied to prepayment of the Loans as set forth in clause (c) below;

(ii) if at any time after the second anniversary of the Closing Date any Capital Stock shall be issued by the Borrower or any Subsidiary other than to the Borrower or a Wholly Owned Subsidiary (including in any public, private or “PIPE” transaction), an amount equal to the CRA Ratable Share of 50% of the Net Cash Proceeds thereof shall be applied to prepayment of the Loans as set forth in clause (c) below;

(iii) if the Borrower or any Subsidiary (other than an SPE Subsidiary) receives any Realized Proceeds after the Closing Date, an amount equal to the Prepayment Percentage of such Realized Proceeds shall be deposited in the Prepayment Deposit Account, and an amount equal to the CRA Ratable Share thereof shall be applied to prepayment of the Loans as set forth in clause (c) below. For purposes of determining prepayments under this Section 2.4(b)(iii) with respect to Secondary Realized Proceeds, only that portion of any Secondary Realized Proceeds equal to the CRA Ratable Share of the Prepayment Percentage multiplied by the excess of such Secondary Realized Proceeds over the amount of the Retained Cash used to make the applicable Portfolio Investment (if greater than zero) shall be required to be applied to prepayment of the Loans; and

(iv) if, for any Fiscal Year of the Borrower (or, in the case of Fiscal Year 2010, the portion thereof beginning on July 1, 2010), there shall be Excess Cash Flow, an amount equal to the CRA Ratable Share of the Prepayment Percentage of Excess Cash Flow for such Fiscal Year shall be required to be applied to prepayment of Loans as set forth in clause (c) below;

provided that (x) the aggregate amount of funds from any source required to be applied to the repayment of the Loans pursuant to this Section 2.4(b) shall be reduced by an amount equal to the Excess Closing Payment and (y) no prepayment of the Loans shall be required pursuant to this Section 2.4(b) and no deposits in the Prepayment Deposit Account pursuant to Section 2.4(c) shall be required until the aggregate amount that but for clause (x) above would be required to be applied to the prepayment of the Loans pursuant to this Section 2.4(b) exceeds the Excess Closing Payment.

(c) Application of Prepayments. Unless any of the following amounts required to be applied to the repayment of the Loans pursuant to Section 2.4(b) have been previously delivered to the Administrative Agent for application to the repayment of the Loans as provided herein:

(i)(1) within five Business Days from the receipt thereof by the Borrower or any of its Subsidiaries, the Borrower or such Subsidiary shall deposit in the Prepayment Deposit Account (A) the sum of (x) the amounts required to be applied to the repayment of the Loans pursuant to Sections 2.4(b)(i) and 2.4(b)(ii) and (y) the amounts required to be applied to the redemption of the Public Notes pursuant to the corresponding provisions of the Indenture, and (B) an amount equal to at least 75% of the Borrower’s good faith estimate of the sum of (x) the amounts required to be applied to the repayment of the Loans pursuant to Section 2.4(b)(iii) and (y) the amounts required to be applied to the redemption of the Public Notes pursuant to the corresponding provisions of the Indenture, and (2) no later than two days after the earlier of (x) the date on which the financial statements of the Borrower referred to in Section 5.1(a) are required to be delivered and (y) the date such financial statements are actually delivered, the Borrower shall deposit in the Prepayment Deposit Account the sum of (1) the amount required to be applied to the repayment of the Loans pursuant to Section 2.4(b)(iv), if any, with Excess Cash

Flow for the Fiscal Year (or portion thereof) that is the subject of such financial statements and (2) the amounts required to be applied to the redemption of Public Notes pursuant to the corresponding provisions of the Indenture;

(ii) if no Notice of Acceleration is in effect, all amounts deposited in the Prepayment Deposit Account shall be invested in cash and Cash Equivalents as shall be directed by the Borrower’s written instructions delivered to the Collateral Trustee from time to time and shall be delivered to the Borrower on the date on which the Credit Agreement Obligations and the Public Note Obligations have been paid in full in cash;

(iii) within five Business Days following the last day of each Fiscal Quarter, the Borrower shall deliver to the Administrative Agent and the Collateral Trustee a Quarterly Prepayment Schedule with respect to such Fiscal Quarter and shall deposit in the Prepayment Deposit Account an amount equal to the Prepayment Deposit Balance, if any;

(iv) subject to at least five (5) Business Days prior notice, on any Business Day as directed by the Borrower, the Borrower may instruct the Collateral Trustee to transfer from the Prepayment Deposit Account in accordance with Section 3.4A of the Collateral Trust Agreement any amount therein as directed by the Borrower to (A) the Administrative Agent the CRA Ratable Share of such amount, for application to the prepayment of the Loans (and the Administrative Agent shall apply such funds to repay Loans in a principal amount equal to such amount on such day; provided that the Administrative Agent may repay Loans in a principal amount equal to such amount on the following Business Day if the Administrative Agent has received such Borrower’s direction after 2:00PM), and (B) the Indenture Trustee the Total Securities Ratable Share of such amount, for application to the redemption of the Public Notes in a principal amount equal to such amount;

(v) on the 5th Business Day of each Fiscal Quarter, the Borrower shall instruct the Collateral Trustee to transfer from the Prepayment Deposit Account to (1)(A) the Administrative Agent, for application to the prepayment of the Loans (and the Administrative Agent shall apply such funds to repay Loans in a principal amount equal to such amount on such day; provided that the Administrative Agent may repay Loans in a principal amount equal to such amount on the following Business Day if the Administrative Agent has received such Borrower’s direction after 2:00 P.M.), an amount as the Borrower shall direct (unless a Notice of Acceleration shall be in effect, in which case the Directing Parties shall direct) as being equal to the CRA Ratable Share of the amount set forth in the Quarterly Prepayment Schedule for the immediately prior Fiscal Quarter to be applied to the prepayment of the Loans pursuant to Sections 2.4(b)(i) through and including clause (iv) with respect to events that have occurred during the prior Fiscal Quarter (or, if a Quarterly Prepayment Schedule has not been delivered, the CRA Ratable Share of the amount on deposit in the Prepayment Deposit Account), and (B) the Indenture Trustee, for application to the redemption of Public Notes in a principal amount equal to the Total Securities Ratable Share of the amount set forth in the Quarterly Prepayment Schedule for the immediately prior Fiscal Quarter as the amount required to be applied to the redemption of the Public Notes pursuant to the corresponding provisions of the Indenture with respect to events that have occurred during the prior Fiscal Quarter (or, if a Quarterly Prepayment Schedule has not been delivered, the Total Securities Ratable Share of the amount on deposit in the Prepayment Deposit Account), and (2) if no Notice of Acceleration is in effect, the Borrower, an amount equal to the Prepayment Deposit Excess Amount, if any; and

(vi) notwithstanding the foregoing, if a Notice of Acceleration is in effect under the Collateral Trust Agreement, the Directing Parties shall direct the Collateral Trustee, to the extent provided in Section 3.1A of the Collateral Trust Agreement and to the extent permitted by Applicable Laws, to, in accordance with Section 3.4A of the Collateral Trust Agreement, transfer to the Administrative Agent an amount equal to the CRA Ratable Share of any balances in the Prepayment Deposit Account for application to repayment of the Loans.

(vii) all prepayments of the Loans pursuant to this Section 2.4(c) shall be applied to the Scheduled Amortization Amount and the Penalty Amortization Amount as set forth in Section 2.2(d).

(d) Other Prepayments. Notwithstanding any other provision of this Agreement to the contrary, the Borrower may Repurchase the Loans to the extent and in the manner described in Section 6.12(a).

Section 2.5. Default Rate.

(a) Upon the occurrence, and during the continuance, of an Event of Default, the principal of and, to the extent permitted by law, unpaid interest on the Loans and any other amounts owing hereunder or under the other Credit Documents shall automatically bear interest, payable on demand, at a rate 2% per annum in excess of the interest rate (in addition to Additional Interest and any increase in the Applicable Margin in effect on each applicable day) which would otherwise be applicable thereto (or if no rate is applicable, whether in respect of interest, fees or other amounts, then 2% per annum in excess of the Base Rate plus the Applicable Percentage) (“Default Interest”).

(b) Interest on each Loan shall be payable in arrears on each Interest Payment Date; provided that interest accruing pursuant to this Section 2.5 shall be payable from time to time on demand by the Administrative Agent.

Section 2.6. Conversion Options.

(a) The Borrower may elect from time to time to convert Base Rate Loans to LIBOR Rate Loans by giving the Administrative Agent irrevocable written notice of such election (each a “Notice of Conversion”) by 11:00 A.M. at least two (2) Business Days in advance. In addition, the Borrower may elect from time to time to convert LIBOR Rate Loans to Base Rate Loans by giving the Administrative Agent irrevocable written notice by 11:00 A.M. at least one (1) Business Day in advance. A form of Notice of Conversion is attached as Exhibit D. If the date upon which a Base Rate Loan is to be converted to a LIBOR Rate Loan is not a Business Day, then such conversion shall be made on the next succeeding Business Day. All or any part of outstanding Loans may be converted as provided herein; provided that (i) no Base Rate Loan may be converted into a LIBOR Rate Loan when any Default or Event of Default has occurred and is continuing and (ii) partial conversions shall be in an aggregate principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof. LIBOR Rate Loans may only be converted to Base Rate Loans on the last day of the applicable Interest Period. If the date upon which a LIBOR Rate Loan is to be converted to a Base Rate Loan is not a Business Day, then such conversion shall be made on the next succeeding Business Day and during the period from such last day of an Interest Period to such succeeding Business Day such Loan shall bear interest as if it were a Base Rate Loan.

(b) Any LIBOR Rate Loans may be continued as such upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in Section 2.6(a); provided that no LIBOR Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, in which case such Loan shall be automatically converted to a Base Rate Loan at the end of the applicable Interest Period with respect thereto. If the Borrower shall fail to give timely notice of an election to continue a LIBOR Rate Loan, or the continuation of LIBOR Rate Loans is not permitted hereunder, such LIBOR Rate Loans shall be automatically converted to Base Rate Loans at the end of the applicable Interest Period with respect thereto. The Administrative Agent shall notify the Borrower and each Lender of the details of any automatic conversion of LIBOR Rate Loans to Base Rate Loans hereunder.

Section 2.7. Computation of Interest and Fees.

(a) Interest payable hereunder with respect to any Base Rate Loan based on the Prime Rate shall be calculated on the basis of a year of 365 days (or 366 days, as applicable) for the actual days elapsed. All other computations of per annum fees, interest and other amounts payable hereunder shall be made on the basis of a 360-day year and actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of the LIBOR Rate on the Business Day of the determination thereof. Any change in the interest rate on a Loan resulting from a change in the Base Rate shall become effective as of the opening of business on the day on which such change in the Base Rate shall become effective. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change.

(b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the computations used by the Administrative Agent in determining any interest rate.

(c) It is the intent of the Lenders and the Borrowers to conform to and contract in strict compliance with applicable usury law from time to time in effect. All agreements between the Lenders and the Borrower are hereby limited by the provisions of this paragraph which shall override and control all such agreements, whether now existing or hereafter arising and whether written or oral. In no way, nor in any event or contingency (including but not limited to prepayment or acceleration of the maturity of any Loan), shall the interest taken, reserved, contracted for, charged, or received under this Agreement, under the Notes or otherwise, exceed the maximum nonusurious amount permissible under Applicable Law. If, from any possible construction of this Agreement or any other document, interest would otherwise be payable in excess of the maximum nonusurious amount, any such construction shall be subject to the provisions of this paragraph and such interest shall be automatically reduced to the maximum nonusurious amount permitted under Applicable Law, without the necessity of execution of any amendment or new document. If any Lender shall ever receive anything of value which is characterized as interest on the Loans under Applicable Law and which would, apart from this provision, be in excess of the maximum nonusurious amount, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the Loans and not to the payment of interest, or refunded to the Borrower or the other payor thereof if and to the extent such amount which would have been excessive exceeds such unpaid principal amount of the Loans. The right to demand payment of the Loans or any other amount required to be paid hereunder does not include the right to receive any interest which has not otherwise accrued on the date of such demand, and the Lenders do not intend to charge or receive any unearned interest in the event of such demand. All interest paid or agreed to be paid to the Lenders with respect to the Loans shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated, and spread throughout the full stated term (including any renewal or extension) of the Loans so that the amount of interest on account of such indebtedness does not exceed the maximum nonusurious amount permitted by Applicable Law.

Section 2.8. Pro Rata Treatment and Payments.

(a) Allocation of Payments Before Event of Default. Each payment under this Agreement or any Note shall be applied as otherwise set forth in this Agreement and then shall be applied, first, to any fees, costs or expenses then due and owing by the Borrower pursuant to Sections 2.3, 2.13 and 9.5, second, to interest then due and owing hereunder and under the Notes and, third, to principal then due and owing hereunder and under the Notes. Each payment on account of any fees pursuant to Section 2.3 (other than the Administrative Agent fee referred to in Section 2.3(a)) shall be made pro rata in accordance with the respective amounts due and owing. Each optional prepayment on account of principal of the Loans shall be applied in accordance with Section 2.4(a); provided, that prepayments made pursuant to Section 2.11 shall be applied in accordance with such Section. Each mandatory prepayment on account of principal of the Loans shall be applied in accordance with Section 2.4(c). All payments (including prepayments) to be made by the Borrower on account of principal, interest and fees shall be made without defense, set-off or counterclaim (except as provided in Section 2.14(b)) and shall be made to the Administrative Agent for the account of the Lenders at the Administrative Agent’s office specified in Section 9.2 in immediately available funds not later than 2:00 P.M. on the date when due. All amounts owing under this Agreement are payable in Dollars. The Administrative Agent shall distribute such payments to the Lenders entitled thereto promptly upon receipt in like funds as received. If any payment hereunder (other than payments on LIBOR Rate Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a LIBOR Rate Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. Without limitation of the foregoing, the Lenders acknowledge and agree (x) the Borrower may Repurchase Loans from time to time on a non-pro rata basis to the extent permitted by Sections 2.4(d) and 6.12 and (y) subsequent payments of the Loans will be applied to reflect any such prior non pro rata Repurchases pursuant to Section 6.12.

(b) Allocation of Payments After Exercise of Remedies. Notwithstanding any other provisions of this Agreement to the contrary, subject to Sections 3.4(a) and (b) of the Collateral Trust Agreement, after the Loans and all other amounts under this Agreement shall have become due and payable in accordance with the terms of Section 7.2 hereof, all amounts collected or received by the Collateral Trustee, Administrative Agent or any Lender on account of the Loans or any other amounts outstanding hereunder shall be paid over or delivered as follows:

FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ and consultants’ fees) of the Administrative Agent in connection with enforcing the rights of the Lenders hereunder;

SECOND, to payment of any fees owed to the Administrative Agent;

THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation, reasonable attorneys’ and consultants’ fees pursuant to Section 9.5) of each of the Lenders in connection with enforcing their rights hereunder;

FOURTH, to the payment of all accrued fees payable under this Agreement and the other Credit Documents and all accrued interest on the Loans;

FIFTH, to the payment of the outstanding principal amount of the Loans;

SIXTH, to all other amounts and obligations due and payable hereunder or otherwise and not repaid pursuant to clauses “FIRST” through “FIFTH” above; and

SEVENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; and (ii) each of the Lenders shall receive an amount equal to its pro rata share (based on the proportion of the then outstanding Loans held by such Lender) of amounts available to be applied pursuant to clauses “FOURTH” and “FIFTH” above.

(c) The Lenders acknowledge and agree that the Collateral Trust Agreement provides for the allocation of proceeds of and value of Collateral on the terms set forth therein.

Section 2.9. Non-Receipt of Funds by the Administrative Agent.

(a) Unless the Administrative Agent shall have been notified in writing by the Borrower, prior to the date on which any payment is due from it hereunder (which notice shall be effective upon receipt) that the Borrower does not intend to make such payment, the Administrative Agent may assume that the Borrower has made or will make such payment when due, and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to each Lender on such payment date an amount equal to the portion of such assumed payment to which such Lender is entitled hereunder, and if the Borrower has not in fact made such payment to the Administrative Agent, such Lender shall, on demand, repay to the Administrative Agent the amount made available to such Lender. If such amount is repaid to the Administrative Agent on a date after the date such amount was made available to such Lender, such Lender shall pay to the Administrative Agent on demand interest on such amount in respect of each day from the date such amount was made available by the Administrative Agent to such Lender to the date such amount is recovered by the Administrative Agent at a per annum rate equal to the Federal Funds Effective Rate.

(b) A certificate of the Administrative Agent submitted to the Borrower or any Lender with respect to any amount owing under this Section 2.9 shall be conclusive in the absence of manifest error.

Section 2.10. Inability to Determine Interest Rate.

Notwithstanding any other provision of this Agreement, if (i) the Administrative Agent shall reasonably determine (which determination shall be conclusive and binding absent manifest error) that, by reason of circumstances affecting the relevant market, reasonable and adequate means do not exist for ascertaining the LIBOR Rate for any Interest Period, or (ii) the Required Lenders shall reasonably determine (which determination shall be conclusive and binding absent manifest error) that the LIBOR Rate does not adequately and fairly reflect the cost to such Lenders of funding LIBOR Rate Loans during such Interest Period, the Administrative Agent shall forthwith give notice of such determination, confirmed in writing, to the Borrower, and the Lenders at least two (2) Business Days prior to the first day of such Interest Period. Unless the Borrower shall have notified the Administrative Agent upon receipt of such telephone notice that it wishes to rescind or modify its request regarding such LIBOR Rate Loans any Loans that were requested to be made as LIBOR Rate Loans shall be made as Base Rate Loans and any Loans that were requested to be converted into or continued as LIBOR Rate Loans shall remain as or be converted into Base Rate Loans. Until any such notice has been withdrawn by the Administrative Agent, no further Loans shall be made as, continued as, or converted into, LIBOR Rate Loans for the Interest Periods so affected.

Section 2.11. Illegality.

Notwithstanding any other provision of this Agreement, if the adoption of or any change in any Applicable Law or in the interpretation or application thereof by the relevant Governmental Authority to any Lender shall make it unlawful for such Lender or its Applicable Lending Office to make or maintain LIBOR Rate Loans as contemplated by this Agreement or to obtain in the interbank eurocurrency market through its Applicable Lending Office the funds with which to make such Loans, (a) such Lender shall promptly notify the Administrative Agent and the Borrower thereof, (b) the commitment of such Lender hereunder to make LIBOR Rate Loans or continue LIBOR Rate Loans in shall forthwith be suspended until the Administrative Agent shall give notice that the condition or situation which gave rise to the suspension shall no longer exist, and (c) such Lender’s Loans then outstanding as LIBOR Rate Loans, if any, shall be converted on the last day of the Interest Period for such Loans or within such earlier period as required by law as Base Rate Loans. The Borrower hereby agrees promptly to pay any Lender, upon its demand, any additional amounts necessary to compensate such Lender for actual and direct costs (but not including anticipated profits) reasonably incurred by such Lender in making any repayment in accordance with this Section 2.11 including, but not limited to, any interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain its LIBOR Rate Loans. A certificate as to any additional amounts payable pursuant to this Section 2.11 submitted by such Lender, through the Administrative Agent, to the Borrower shall be conclusive in the absence of manifest error. Each Lender agrees to use reasonable efforts (including reasonable efforts to change its Applicable Lending Office) to avoid or to minimize any amounts which may otherwise be payable pursuant to this Section 2.11; provided that such efforts shall not cause the imposition on such Lender of any additional costs or legal or regulatory burdens deemed by such Lender in its sole discretion to be material.

Section 2.12. Requirements of Law.

(a) If the adoption of or any change in any Applicable Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

(i) shall subject such Lender to any tax of any kind whatsoever with respect to any LIBOR Rate Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for changes in the rate of tax on the overall net income of such Lender or taxes otherwise excluded in Section 2.14(a));

(ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the LIBOR Rate hereunder; or

(iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining LIBOR Rate Loans or to reduce any amount receivable hereunder or under any Note, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such additional cost or reduced amount receivable which such Lender reasonably deems to be material as determined by such Lender with respect to its LIBOR Rate Loans. A certificate as to any additional amounts payable pursuant to this Section 2.12 submitted by such Lender, through the Administrative Agent, to the Borrower shall be conclusive in the absence of manifest error. Each Lender agrees to use reasonable efforts (including reasonable efforts to change its Applicable Lending Office) to avoid or to minimize any amounts which might otherwise be payable pursuant to this paragraph of this Section 2.12; provided that such efforts shall not cause the imposition on such Lender of any additional costs or legal or regulatory burdens deemed by such Lender to be material.

(b) If any Lender shall have reasonably determined that the adoption of or any change in any Applicable Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy) by an amount reasonably deemed by such Lender to be material, then from time to time, within fifteen (15) days after demand by such Lender, the Borrower shall pay to such Lender such additional amount as shall be certified by such Lender as being required to compensate it for such reduction. Such a certificate as to any additional amounts payable under this Section 2.12 submitted by a Lender (which certificate shall include a description of the basis for the computation), through the Administrative Agent, to the Borrower shall be conclusive absent manifest error.

(c) The agreements in this Section 2.12 shall survive the termination of this Agreement and payment of the Notes and all other amounts payable hereunder.

Section 2.13. Indemnity.

The Borrower hereby agrees to indemnify each Lender and to hold such Lender harmless from any funding loss or expense which such Lender may sustain or incur as a consequence of (a) the failure by the Borrower to pay the principal amount of or interest on any Loan by such Lender in accordance with the terms hereof, (b) the failure of the Borrower to accept a borrowing after the Borrower has given a notice in accordance with the terms hereof, (c) the failure of the Borrower to make any prepayment after the Borrower has given a notice in accordance with the terms hereof, and/or (d) the making by the Borrower of a prepayment of a Loan, or the conversion thereof, on a day which is not the last day of the Interest Period with respect thereto, in each case including, but not limited to, any such loss or expense arising from interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain its Loans hereunder. In furtherance and not in limitation of the foregoing, the Borrower agrees to indemnify and hold each Lender harmless from any loss, cost or expense which such Lender may sustain or incur as a consequence of (i) the payment of any principal of any LIBOR Rate Loan other than on the last day of an Interest Period therefor (including as a result of an Event of Default), (ii) the conversion of any LIBOR Rate Loan other than on the last day of an Interest Period therefor or (iii) the failure to borrow, convert, continue or prepay any LIBOR Rate Loan on the date specified in any notice delivered hereto. A certificate as to any additional amounts payable pursuant to this Section 2.13 submitted by any Lender, through the Administrative Agent, to the Borrower (which certificate must be delivered to the Administrative Agent within thirty (30) days following such default, prepayment or conversion) shall be conclusive in the absence of manifest error. The agreements in this Section 2.13 shall survive termination of this Agreement and payment of the Notes and all other amounts payable hereunder.

Section 2.14. Taxes.

(a) All payments made by the Borrower hereunder or under any Note will be, except as provided in Section 2.14(b), made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any Governmental Authority or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding any income taxes or other tax imposed on or measured by the net income or profits of a Lender, including in the nature of franchise taxes, pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein or as a result of a connection between such Lender and any jurisdiction other than a connection solely resulting from entering into this Agreement or the other transactions contemplated hereunder) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as “Taxes”). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. The Borrower will furnish to the Administrative Agent as soon as practicable after the date the payment of any Taxes is due pursuant to Applicable Law certified copies (to the extent reasonably available and required by law) of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender.

(b) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the Borrower and the Administrative Agent on or prior to the Closing Date, or in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 9.6(b) (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) if the Lender is a “bank” within the meaning of Section 881(c)(3)(A) of the Code, two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN, W-8ECI or W-8IMY (or successor forms) certifying such Lender’s entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, Internal Revenue Service Form W-8BEN, W-8ECI or W-8IMY as set forth in clause (i) above. In addition, each Lender agrees that it will deliver, to the extent it may lawfully do so, upon the Borrower’s request or upon such Lender becoming aware of the necessity therefor, updated versions of the foregoing, as applicable, whenever the previous certification has become obsolete or inaccurate in any material respect, together with such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from United States withholding tax with respect to payments under this Agreement and any Note. Notwithstanding anything to the contrary contained in Section 2.14(a), but subject to the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold Taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. federal income tax purposes and (y) the Borrower shall not be obligated pursuant to Section 2.14(a) hereof to gross-up payments to be made to a Lender in respect of any such Taxes if (I) such Lender has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this Section 2.14(b) and such Taxes are a result of failure to provide such Forms, except to the extent that such failure to provide such Forms is attributable to the Lender’s inability to provide such Forms as a result of the adoption or change of any law, rule or regulation or change in the official interpretation thereof by any federal, state, local court or governmental agency, authority, instrumentality or regulatory or legislative body after the date on which such Lender becomes a party to this Agreement, or (II) the obligation to make such gross-up payments arises as a result of U.S. federal withholding tax law in effect on the date such Lender becomes a party to this Agreement, except in the case of a Lender that is an assignee under Section 9.6, to the extent such Lender’s assignor, if any, would be entitled to receive such gross-up payments. For the avoidance of doubt, the Borrower agrees to pay additional amounts and to indemnify each Lender in the manner set forth in Section 2.14(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of the adoption or change of any law, rule or regulation or change in the official interpretation thereof by any federal, state or local court, or governmental agency, authority, instrumentality or regulatory or legislative body, after the date on which such Lender becomes a party to this Agreement, relating to the deducting or withholding of Taxes.

(c) Each Lender agrees to use reasonable efforts (including reasonable efforts to change its Applicable Lending Office) to avoid or to minimize any amounts which might otherwise be payable pursuant to this Section 2.14; provided that such efforts shall not cause the imposition on such Lender of any additional costs or legal or regulatory burdens deemed by such Lender in its sole discretion to be material.

(d) If the Borrower pays any additional amount pursuant to this Section 2.14 with respect to a Lender, such Lender shall use reasonable efforts to obtain a refund of tax or credit against its tax liabilities on account of such payment; provided that the Borrower will bear all expenses involved in such efforts and such Lender shall have no obligation to use reasonable efforts if either (i) it is in an excess foreign tax credit position or (ii) it believes in good faith, in its sole discretion, that claiming a refund or credit would cause adverse tax consequences to it. In the event that such Lender receives such a refund or credit, such Lender shall pay to the Borrower an amount that such Lender determines, in its sole discretion, is equal to the net tax benefit obtained by such Lender as a result of such payment by the Borrower, but only to the extent of additional amounts paid by the Borrower under this Section 2.14 with respect to the Taxes giving rise to such refund. Nothing contained in this Section 2.14 shall require a Lender to disclose or detail the basis of its calculation of the amount of any tax benefit or any other amount or the basis of its determination referred to in the proviso to the first sentence of this Section 2.14 to the Borrower or any other party.

(e) The agreements in this Section 2.14 shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

Section 2.15. Removal of Lenders.

The Borrower shall be permitted to replace with a replacement financial institution reasonably satisfactory to the Administrative Agent any Lender that requests reimbursement for amounts owing or payments of additional amounts pursuant to Section 2.11, 2.12 or 2.14;

provided that (i) such replacement does not conflict with any Applicable Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender pursuant to the Credit Documents on or prior to the date of replacement, (iv) the Borrower shall be liable to such replaced Lender under Section 2.13 if any LIBOR Rate Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (v) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 9.6(b) (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (vi) until such time as such replacement shall be consummated, the Borrower shall pay to the replaced Lender all additional amounts (if any) required pursuant to Section 2.11, 2.12 or 2.14, as the case may be, and (vii) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender. In the event any replaced Lender fails to execute the agreements required under Section 9.6 in connection with an assignment pursuant to this Section 2.15, the Administrative Agent may, upon two (2) Business Days’ prior written notice to such replaced Lender, execute such agreements on behalf of such replaced Lender. The Borrower shall not be entitled to replace a Lender if, prior to such replacement, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such replacement cease to apply.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants that:

Section 3.1. Financial Information.

(a) The unaudited pro forma consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at December 31, 2009 (including the notes thereto) (the “Pro Forma Balance Sheet”), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to (i) the consummation of the Transactions, (ii) the Loans and other Secured Obligations to be converted or issued on the Closing Date and the use of proceeds thereof and (iii) the payment of fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet has been prepared based on the best information available to the Borrower as of the date of delivery thereof, and fairly presents in all material respects, on a pro forma basis, the estimated financial position of the Borrower and its Consolidated Subsidiaries as at December 31, 2009, assuming that the Transactions had actually occurred on such date.

(b) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of December 31, 2009 and the related consolidated statements of income, cash flows and changes in net assets for the Fiscal Year then ended, reported on by a nationally recognized independent accounting firm acceptable to the Administrative Agent, and the unaudited consolidated financial statements of the Borrower for the Fiscal Quarter ended March 31, 2010, fairly present in all material respects, in conformity with GAAP, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such dates and their consolidated results of operations and changes in net assets for such periods stated.

Section 3.2. No Material Adverse Change.

Since December 31, 2009 and after giving effect to the Transactions, there has been no Material Adverse Change with respect to the Borrower and its Subsidiaries, taken as a whole.

Section 3.3. Existence and Power.

Each Loan Party is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, and has all organizational powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted except where the failure to be so qualified or hold such powers, licenses, authorizations, consents and approvals could not reasonably be expected to have a Material Adverse Effect.

Section 3.4. Compliance with Laws.

The Borrower and each of its Subsidiaries are in compliance with all Applicable Laws, including, without limitation, all Environmental Laws and the Investment Company Act, except where the failure to be in compliance could not reasonably be expected to have a Material Adverse Effect.

Section 3.5. Organizational and Governmental Authorization; No Contravention.

The execution, delivery and performance by any of the Loan Parties of this Agreement, the Notes and the other Credit Documents to which it is party (a) are within such Loan Party’s organizational powers, (b) have been duly authorized by all necessary organizational action, (c) require no action by or in respect of, or filing with, any governmental body, agency or official, except as expressly required by the Credit Documents, (d) do not contravene, or constitute a default under, any provision of any Applicable Law or of the certificate of incorporation or by-laws or equivalent organizational document of such Loan Party or of any agreement, judgment, injunction, order, decree, contractual obligation or other instrument binding upon the Borrower or any of its Subsidiaries, and (e) except for Liens created by this Agreement and the other Credit Documents, do not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

Section 3.6. All Consents Required.

All approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority (if any) required in connection with the due execution, delivery and performance by the Loan Parties of this Agreement and any Credit Document to which any Loan Party is a party have been obtained.

Section 3.7. Binding Effect.

This Agreement has been, and the Notes and the other Credit Documents, when executed and delivered in accordance with this Agreement, will have been, duly executed and delivered by each Loan Party thereto. This Agreement constitutes a valid and binding agreement of each Loan Party enforceable in accordance with its terms, and the Notes and the other Credit Documents, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of each Loan Party enforceable in accordance with their respective terms, provided that the enforceability hereof and thereof is subject in each case to general principles of equity and to Insolvency Laws.

Section 3.8. Litigation.

Except as set forth on Schedule 3.8, there is no investigation, action, suit or proceeding pending, or to the knowledge of any Loan Party threatened, against or affecting the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official that could reasonably be expected to have a Material Adverse Effect or that in any manner draws into question the validity or enforceability of, or could impair the ability of any Loan Party to perform its obligations under, this Agreement, the Notes or any of the other Credit Documents.

Section 3.9. Investment Company Act.

The Borrower is an “investment company” that has elected to be regulated as a “business development company” within the meaning of the Investment Company Act and qualifies as a RIC.

Section 3.10. Margin Stock.

Neither the Borrower nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of “purchasing” or “carrying” any Margin Stock. No portion of the proceeds of any Loan hereunder will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Debt that was originally incurred to purchase or carry any Margin Stock or for any other purpose that might cause any portion of such proceeds to be considered a “purpose credit” within the meaning of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

Section 3.11. Compliance with ERISA.

(a) The Borrower and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Single Employer Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC (other than premiums) or a Plan under Title IV of ERISA. Neither the Borrower nor any member of the Controlled Group has filed an application for a waiver, pursuant to Section 412(c) of the Code or Section 302(c) of ERISA, of the minimum funding standard with respect to any Single Employer Plan and there has been no determination that any Single Employer Plan is, or is expected to be, in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA) that could reasonably be expected to result in a material liability to the Borrower. Neither the Borrower nor any member of the Controlled Group has received any notice from the

PBGC or a plan administrator relating to an intention to terminate any Single Employer Plan or to appoint a trustee to administer any Single Employer Plan, in each case under Section 4041(c) or 4042 of ERISA.

(b) Neither the Borrower nor any member of the Controlled Group (i) has failed to make any required contribution to a Multiemployer Plan, (ii) has received notice of any determination that a Multiemployer Plan is, or is expected to be, Insolvent, in Reorganization or in endangered or critical status (within the meaning of Section 432 of the Code or Section 305 of ERISA), or (iii) expects to incur any liability to a Multiemployer Plan for Withdrawal Liability that, in case of any of the events in (i), (ii) or (iii), could individually or in the aggregate reasonably be expected to result in material liability to the Borrower or any member of the Controlled Group.

(c) None of the assets of the Borrower or any of its Subsidiaries constitute “plan assets,” within the meaning of ERISA, the Code and the respective regulations promulgated thereunder. The execution, delivery and performance of this Agreement, and the borrowing and repayment of amounts hereunder, do not and will not constitute non-exempt Prohibited Transactions.

Section 3.12. Subsidiaries.

Each of the Borrower’s Subsidiaries is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, as the case may be, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, and has all organizational powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted except where the failure to be so qualified or hold such powers, licenses, authorizations, consents and approvals could not reasonably be expected to have a Material Adverse Effect. On the Closing Date (a) Schedule 3.12 sets forth the name and jurisdiction of incorporation of each Subsidiary of the Borrower and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by any Loan Party and whether or not such Subsidiary is an SPE Subsidiary, a Foreign Subsidiary, an Excluded Subsidiary or a Subsidiary Guarantor and (b) there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors’ qualifying shares) of any nature relating to any Capital Stock of the Borrower or any Subsidiary, except as created by the Security Documents.

Section 3.13. Ownership of Property; Liens.

The Borrower and each of its Subsidiaries has title to its properties sufficient for the conduct of its business, and none of such property is subject to any Lien except as permitted in Section 6.2.

Section 3.14. Taxes.

There have been filed, on behalf of the Borrower and its Subsidiaries, complete and correct copies of all federal and all material state and local income, excise, property and other tax returns which are required to be filed by them and all taxes due pursuant to such returns or pursuant to any assessment received by or on behalf of the Borrower or any of its Subsidiaries have been timely paid in full (other than taxes the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Borrower). The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are adequate in all material respects. United States income tax returns of the Borrower and its Subsidiaries have been examined and closed through the Borrower’s tax year ended September 30, 2005.

Section 3.15. Patents, Trademarks, Etc.

To the best of its knowledge, the Borrower and each of its Subsidiaries owns, or is licensed to use, all patents, trademarks, trade names, copyrights, technology, know-how and processes, service marks and rights with respect to the foregoing that are (a) used in or necessary for the conduct of their respective businesses as currently conducted and (b) material to the businesses, assets, operations, properties, prospects or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole. To the best of its knowledge, the use of such patents, trademarks, trade names, copyrights, technology, know-how, processes and rights with respect to the Borrower and its Subsidiaries, does not infringe on the rights of any Person.

Section 3.16. Insolvency.

After giving effect to the execution and delivery of the Credit Documents, the Public Note Documents and the consummation of the Transactions to occur on or before the Closing Date, the Borrower will not be “insolvent,” within the meaning of such term as defined in § 101 of Title 11 of the United States Code or Section 2 of the Uniform Fraudulent Transfer Act, or any other applicable state law pertaining to fraudulent transfers, as each may be amended from time to time, or be unable to pay its debts generally as such debts become due, or have an unreasonably small capital to engage in any business or transaction, whether current or contemplated, or intend to incur, or believe that it has incurred, debts that would be beyond its ability to pay as such debts matured.

Section 3.17. Capital Stock.

All Capital Stock, debentures, bonds, notes and all other securities issued by the Borrower and its Subsidiaries presently issued and outstanding are validly and properly issued in accordance with all Applicable Laws, including, but not limited to, the “Blue Sky” laws of all applicable states and the federal securities laws. The issued shares of Capital Stock of the Borrower’s Subsidiaries are owned by the Borrower free and clear of any Lien or adverse claim except for Liens permitted by Section 6.2. At least a majority of the issued shares of Capital Stock of each of the other Subsidiaries of the Borrower (other than Wholly Owned Subsidiaries) is owned by the Borrower free and clear of any Lien or adverse claim except for Liens permitted by Section 6.2.

Section 3.18. Available Assets.

(a) (i) The information contained in the Quarterly Report most recently delivered pursuant to Section 5.1(c) is as of the date of such Quarterly Report an accurate and complete listing in all material respects of all Available Assets as of the date provided therein, and the information contained therein with respect to the identity of such Available Assets and the amounts owing thereunder is as of the date provided therein true and correct in all material respects, (ii) each Available Debt Asset and Available Structured Product Asset of the Borrower is an Eligible Debt Investment owned directly by the Borrower, (iii) each Available Equity Asset of the Borrower is an Eligible Equity Investment, (iv) each Available Debt Securitization Asset is an Eligible On-Balance Sheet Securitization, and (v) the Borrower or other Loan Party owns and has marketable title to the Available Assets owned by it, and each such Available Asset and the Related Property is free and clear of any Lien of any Person (other than Inchoate Liens or, in the case of Related Property, Permitted Liens) and in compliance with all Applicable Laws;

(b) the Borrower has not authorized the filing of and is not aware of any financing statements against the Borrower that include a description of collateral covering the Available Assets other than any financing statement naming the Collateral Trustee as secured party or any financing statement that has been terminated;

(c) the Borrower is not aware of the filing of any judgment or tax Lien filings against the Borrower; and

(d) each Available Asset was originated without any fraud or material misrepresentation by the Borrower or, to the best of the Borrower’s knowledge, on the part of the Obligor.

Section 3.19. Labor Matters.

There are no significant strikes, lockouts, slowdowns or other labor disputes against the Borrower or any Subsidiary of the Borrower pending or, to the knowledge of the Borrower, threatened. The hours worked by and payment made to employees of the Borrower and each Subsidiary of the Borrower have not been in violation of the Fair Labor Standards Act or any other applicable federal, state or foreign law dealing with such matters. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any Subsidiary is bound.

Section 3.20. Full Disclosure.

All information furnished in writing by the Borrower to the Administrative Agent or any Lender for purposes of or in connection with this Agreement and the transactions contemplated hereby is true and accurate and complete in all material respects and based on reasonable estimates on the date as of which such information is dated or certified, and none of such information is incomplete by omitting to state any material fact necessary to make such information not misleading in light of the circumstances under which made as of the time when made or delivered.

Section 3.21. No Default.

(a) After giving effect to the execution and delivery of the Credit Documents and the consummation of the Transactions to occur on or before the Closing Date, neither the

Borrower nor any of its Subsidiaries is in default under or with respect to any agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound that could reasonably be expected to have or cause a Material Adverse Effect. No event has occurred and is continuing and no condition exists which constitutes or may be reasonably expected to constitute a Default or Event of Default.

(b) After giving effect to the execution and delivery of the Credit Documents and the consummation of the Transactions to occur on or before the Closing Date, none of ECAS or any of its Subsidiaries is in default under or with respect to any agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound that could reasonably be expected to have or cause a Material Adverse Effect.

Section 3.22. PATRIOT Act.

Neither the Borrower nor any Affiliate of the Borrower is (a) a country, territory, organization, person or entity named on an OFAC list, (b) a Person that resides or has a place of business in a country or territory named on such lists or which is designated as a Non-Cooperative Jurisdiction by the Financial Action Task Force on Money Laundering, or whose subscription funds are transferred from or through such a jurisdiction; (c) a “Foreign Shell Bank” within the meaning of the USA PATRIOT Act, Title III of Pub. L. 107-56, signed into law October 26, 2001 (the “PATRIOT Act”), i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision; or (d) a person or entity that resides in or is organized under the laws of a jurisdiction designated by the United States Secretary of the Treasury under Section 311 or 312 of the PATRIOT Act as warranting special measures due to money laundering concerns.

Section 3.23. Security Documents.

(a) The Security Agreement is effective to create in favor of the Collateral Trustee, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Stock described in the Security Agreement, when stock certificates representing such Pledged Stock, together with related undated stock powers in blank, are delivered to the Collateral Trustee, in the case of the Pledged Notes described in the Security Agreement, when instruments or certificated securities representing such Pledged Notes, together with related undated note powers in blank are delivered to the Collateral Trustee, in the case of deposit accounts and amounts on deposit therein, when deposit account control agreements are executed and delivered by the appropriate parties, and in the case of the other Collateral described in the Security Agreement, when financing statements and other filings specified on Schedules 1 and 3 to the Security Agreement in appropriate form are filed in the offices specified on Schedules 1 and 3, the security interest granted pursuant to the Security Agreement in such Collateral (to the extent a security interest in such Collateral can be perfected under Article 9 of the UCC by the delivery of such instruments or certificated securities or the filing of financing statements, as applicable) shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Secured Obligations, in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock, Liens permitted by Section 6.2 and except, in the case of Pledged Stock, Inchoate Liens and Liens permitted by Section 6.2(n)).

(b) Each of the Mortgages, when executed and delivered, will be effective to create in favor of the Collateral Trustee, for the benefit of the Secured Parties, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof, and when the Mortgages are filed in the appropriate mortgage recording offices, each such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof, as security for the Secured Obligations, in each case prior and superior in right to any other Person (other than Inchoate Liens, minor defects in title that do not interfere with ordinary conduct of business and Liens permitted by Section 6.2(f), (i), (j) and (m)). As of the Closing Date, no Loan Party owns any real property.

(c) As of the Closing Date, the Borrower and its Subsidiaries do not have any Deposit Accounts or Securities Accounts except as set forth on Schedule 3.23. As of the Closing Date, all Deposit Accounts and Securities Accounts listed on Schedule 3.23 (other than such Deposit Accounts and Securities Accounts constituting Excluded Assets) are subject to Deposit Account Control Agreements or Securities Account Control Agreements, as applicable, in favor of the Collateral Trustee.

Section 3.24. Environmental Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect and, with respect to Section 3.24(a), (c) and (e) below, to the knowledge of the Borrower:

(a) the facilities and properties owned, leased or operated by the Borrower or any Subsidiary (the “Properties”) do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances that constitute or constituted a violation of, or result in the Borrower incurring liability under, any Environmental Law;

(b) neither the Borrower nor any Subsidiary has received or has knowledge of any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the business operated by the Borrower or any Subsidiary (the “Business”), nor does the Borrower have knowledge that any such notice is being threatened, which could result in the Borrower incurring liability under any Environmental Law;

(c) neither the Borrower nor any Subsidiary has transported or disposed of Materials of Environmental Concern from the Properties in violation of, or in a manner or to a location that could result in the Borrower incurring liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties or any other location in violation of, or in a manner that could result in the Borrower incurring liability under, any applicable Environmental Law;

(d) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the

Borrower or any Subsidiary is or will be named as a party with respect to the Properties or the Business, nor, to the knowledge of the Borrower are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business;

(e) there has been no release or threat of release of Materials of Environmental Concern at or from the Properties or any other location arising from or related to the operations of the Borrower or any Subsidiary or in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws; and

(f) neither the Borrower nor any Subsidiary has assumed by contract any liability of any other Person under Environmental Laws.

Section 3.25. Certain Documents. The Borrower has delivered to the Administrative Agent a complete and correct copy of the Public Note Documents, including any amendments, supplements or modifications with respect to any of the foregoing entered into on or prior to the date hereof.

Section 3.26. Public Notes. Upon consummation of the Debt Restructuring, the unpaid principal balance of the Public Notes shall be $[                    ], consisting of the following amounts by series: [                     ].1

Section 3.27. Restricted Payments. Since December 31, 2009, the Borrower and each of its Subsidiaries have not declared or made, or agreed to incur any obligation to declare or make, any Restricted Payment other than Restricted Payments that would have been permitted under this Agreement if it had been in effect on January 1, 2010.

ARTICLE IV.

CONDITIONS PRECEDENT

Section 4.1. Conditions to Closing.

The obligation of each Lender to convert its Existing Revolving Loans to Loans on the Closing Date is subject to the satisfaction of the following conditions precedent:

(a) Execution of Credit Agreement and Credit Documents. The Administrative Agent shall have received (i) counterparts of this Agreement, executed by a duly authorized officer of each party hereto, (ii) for the account of each Lender that requests a Note, a Note, and (iii) counterparts of each other Credit Document, executed by the duly authorized officers of the parties thereto.

[1]	This Section will be completed once final amounts are determined.

(b) Closing Payment. The Administrative Agent shall have received the Closing Payment out of the Total Closing Payment to be made by the Borrower on the Closing Date.

(c) Interest and Fees under Existing Credit Agreement. The unpaid interest on the Existing Revolving Loans and unpaid fees and expenses under the Existing Credit Agreement accrued to the Closing Date shall have been paid in full in cash by the Borrower.

(d) PATRIOT Act Certificate. The Administrative Agent shall have received a certificate satisfactory thereto, for the benefit of itself and the Lenders, provided by the Borrower that sets forth information required by the PATRIOT Act including, without limitation, the identity of the Borrower, the name and address of the Borrower and other information that will allow the Administrative Agent or any Lender, as applicable, to identify the Borrower in accordance with the PATRIOT Act.

(e) Debt Restructuring. The Debt Restructuring shall have been (or shall concurrently with the Closing Date be) consummated on terms satisfactory to the Administrative Agent.

(f) Authority Documents. The Administrative Agent shall have a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit E, with appropriate insertions and attachments, including the following:

(i) Certificate of Incorporation, Etc. Copies of the certificate of incorporation or other charter or formation documents of such Loan Party, certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state of its organization.

(ii) Resolutions. Copies of resolutions of the board of directors (or executive committee thereof) of such Loan Party approving and adopting the Credit Documents and the transactions contemplated therein and authorizing execution and delivery thereof, certified by an officer of such Loan Party as of the Closing Date to be true and correct and in force and effect as of such date.

(iii) Bylaws. A copy of the bylaws of such Loan Party, certified by an officer of such Loan Party as of the Closing Date to be true and correct and in force and effect as of such date.

(iv) Good Standing. Copies of (i) certificates of good standing, existence or its equivalent with respect to such Loan Party, each certified as of a recent date by the appropriate Governmental Authorities of the state of organization, and each other state in which such Loan Party is qualified to do business; and (ii) to the extent readily available, a certificate indicating payment of all corporate and other franchise taxes certified as of a recent date by the appropriate governmental taxing authorities.

(v) Incumbency. An incumbency certificate of such Loan Party, certified by a secretary or assistant secretary to be true and correct as of the Closing Date, in form and substance satisfactory to Administrative Agent.

(g) Legal Opinions. The Administrative Agent shall have received the executed legal opinion of Weil, Gotshal & Manges LLP, counsel to the Borrower and its Subsidiaries, substantially in the form of Exhibit H.

(h) Fees and Expenses. The Administrative Agent shall have received payment of (i) all fees, if any, owing pursuant to Section 2.3 and (ii) all reasonable expenses of the Administrative Agent for which customary invoices have been presented, at least two Business Days before the Closing Date.

(i) Litigation. Except as set forth on Schedule 3.8, there shall not exist any pending or, to the knowledge of the Borrower, threatened litigation, investigation, bankruptcy or insolvency, injunction, order or claim affecting or relating to the Borrower or any of its Subsidiaries, this Agreement and the other Credit Documents, that has not been settled, dismissed, vacated, discharged or terminated prior to the Closing Date that could reasonably be expected to result in a Material Adverse Effect.

(j) Government Consent. The Administrative Agent shall have received evidence that all governmental, shareholder and material third party consents and approvals necessary in connection with the Transactions and other transactions contemplated hereby have been obtained.

(k) Financial Statements. The Administrative Agent and the Lenders shall have received (i) the Pro Forma Balance Sheet and (ii) copies of the financial statements referred to in Section 3.1 hereof.

(l) Projections. The Administrative Agent shall have received financial projections of the Borrower and the Consolidated Subsidiaries for Fiscal Years 2010 through 2013.

(m) Solvency Certificate; Financial Condition Certificate. The Administrative Agent shall have received:

(i) a certificate, in form and substance satisfactory to the Administrative Agent and certified as accurate by a Responsible Officer, which shall document the solvency of the Borrower and its Subsidiaries, taken as a whole, after giving effect to the Transactions; and

(ii) a certificate, in form and substance satisfactory to the Administrative Agent and certified as accurate by a Responsible Officer, which shall certify pro forma compliance by the Borrower and its Subsidiaries as of the Closing Date with the financial covenants contained in Section 5.9 hereof.

(n) Officer’s Certificate. The Administrative Agent shall have received a certificate executed by a Responsible Officer of the Borrower as of the Closing Date stating that immediately after giving effect to this Agreement (including the conversion of the Existing Revolving Loans in accordance with Section 2.1(a)), the other Credit Documents, and the other Transactions, (i) no Default or Event of Default exists and (ii) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects.

(o) Pledged Stock; Stock Powers; Pledged Notes. To the extent not previously delivered, the Collateral Trustee shall have received, subject to the Collateral Trust Agreement (i) the certificates, if any, representing the shares of Capital Stock pledged pursuant to the Security Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof, (ii) each promissory note pledged pursuant to the Security Agreement, together with note powers or other instruments of transfer with respect thereto endorsed in blank and (iii) any such other certificates, certificated securities and instruments and such related instruments of transfer required to be delivered on the Closing Date pursuant to the Security Agreement.

(p) Filings, Registrations and Recordings. All documents and instruments, including UCC financing statements, required by law or in accordance with the terms of the Collateral Trust Agreement, to be filed, registered or recorded to create the Liens intended to be created by the Security Documents and perfect such Liens to the extent required by, and with the priority required by the Collateral Trust Agreement, shall have been executed or shall be in proper form for filing, subject only to exceptions permitted pursuant to the Collateral Trust Agreement.

(q) Control Agreements. The Collateral Trustee shall have received a Deposit Account Control Agreement or a Securities Account Control Agreement, as applicable, executed by all parties thereto with respect to each Deposit Account and each Securities Account required to be pledged by any Loan Party to the Collateral Trustee pursuant to this Agreement, the Security Agreement or any other Credit Document, including without limitation those listed on Schedule 3.23, in each case in form and substance in accordance with the Collateral Trust Agreement; provided however that Deposit Account Control Agreements and Securities Account Control Agreements shall not be required to be delivered with respect to any Excluded Assets.

(r) Insurance. The Collateral Trustee shall have received insurance certificates satisfying the requirements of Section 5.5 of this Agreement.

(s) Existing Letters of Credit. The Existing Letters of Credit shall have been terminated or withdrawn as obligations under the Existing Credit Agreement and this Agreement.

(t) Additional Matters. All other documents and legal matters in connection with the Transactions shall be satisfactory in form and substance to the Administrative Agent and its counsel.

(u) Representations and Warranties. The representations and warranties made by the Loan Parties herein or which are contained in any certificate furnished at any time under or in connection herewith shall be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date (except for those which expressly relate to an earlier date); provided, that, in each case such materiality qualifier shall not be applicable to any representations or warranties that are already qualified or modified by materiality in the text thereof.

(v) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on the Closing Date or after giving effect to the Debt Restructuring unless such Default or Event of Default shall have been waived in accordance with this Agreement.

ARTICLE V.

AFFIRMATIVE COVENANTS

The Borrower hereby covenants and agrees that on the Closing Date, and thereafter until no Note remains outstanding and unpaid and the Obligations (other than Contingent Indemnification Obligations) under the Credit Documents, together with interest, fees and all other amounts owing to the Administrative Agent or any Lender hereunder, are paid in full, the Borrower shall, and shall cause each of its Subsidiaries, to:

Section 5.1. Financial Statements.

Furnish to the Administrative Agent and each of the Lenders:

(a) Annual Financial Statements. As soon as available, but in any event within ninety (90) days after the end of each Fiscal Year of the Borrower, a copy of the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such Fiscal Year and the related consolidated statement of income, cash flows and changes in net assets of the Borrower and its Consolidated Subsidiaries for such year, audited by a firm of independent certified public accountants reasonably acceptable to the Administrative Agent, setting forth in each case in comparative form the figures for the preceding Fiscal Year, reported on without a “going concern” or like qualification, exception, explanatory paragraph or assumption (for Fiscal Year 2010 and thereafter), or qualification or assumption indicating that the scope of the audit was inadequate to permit such independent certified public accountants to certify such financial statements without such qualification; provided, however, that to the extent such reports are filed with the SEC and publicly available no additional copies need to be provided to the Administrative Agent or the Lenders;

(b) Quarterly Financial Statements. As soon as available and in any event within forty-five (45) days after the end of each Fiscal Quarter of the Borrower, a company-prepared consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such period and related company-prepared consolidated statements of income, cash flows and changes in net assets for the Borrower and its Consolidated Subsidiaries for such quarterly period and for the portion of the Fiscal Year ending with such period, in each case setting forth in comparative form the figures for the corresponding period or periods of the preceding Fiscal Year (subject to normal recurring year-end audit adjustments) certified as to fairness of presentation, GAAP and consistency by a Responsible Officer of the Borrower; provided, however, that to the extent such reports are filed with the SEC and publicly available no additional copies need to be provided to the Administrative Agent or the Lenders; and

(c) Monthly/Quarterly Reports. As soon as available and in any event (x) within thirty (30) days after the end of each Fiscal Month (the “Monthly Report”), and (y) within forty-five (45) days after the end of each Fiscal Quarter (the “Quarterly Report”), in each case beginning with Fiscal Month/Quarter         , 2010 a company–prepared report in the form attached hereto as Exhibit G and Exhibit I, respectively, or such other form as agreed to by the Borrower and the Administrative Agent;

all such financial statements described in the preceding paragraphs (a) and (b) to fairly present in all material respects the financial condition, results from operations and cash flows of the entities and for the periods specified and to be prepared in reasonable detail and in accordance with GAAP (subject, in the case of interim statements, to normal recurring year-end audit adjustments) applied consistently throughout the periods reflected therein and further accompanied by, if applicable, a description of, and an estimation of the effect on the financial statements on account of, a change in the application of accounting principles as provided in Section 1.3. The Borrower’s quarterly filings on Form 10-Q and annual filings on Form 10-K will include a description of Investments held by the Borrower and its Subsidiaries and will identify such Investments as Collateral or non-Collateral and, if Collateral, will further identify such Investments by category (e.g., senior secured term Debt, subordinated Debt, etc.), all in the form attached hereto as Exhibit J or such other form as agreed to by the Borrower and the Administrative Agent. Further, the Borrower agrees to deliver to the Administrative Agent quarterly and annual descriptions of such Investments in the event the Borrower ceases to make Form 10-Q and Form 10-K filings, no later than the dates on which financial statements are required to be delivered pursuant to Sections 5.1(a) and (b).

Section 5.2. Certificates; Other Information.

Furnish to the Administrative Agent (and each of the Lenders in the case of paragraph (a) below and to the Collateral Trustee in the case of paragraph (c) below):

(a) concurrently with the delivery of the financial statements referred to in Sections 5.1(a) and 5.1(b) above, a certificate of a Responsible Officer, substantially in the form of Exhibit F (each a “Compliance Certificate”), stating (w) that such financial statements present fairly in all material respects the financial position, results from operations and cash flows of the Borrower and its Consolidated Subsidiaries for the periods indicated in conformity with GAAP applied on a consistent basis, (x) the amount required to be applied to the repayment of the Loans pursuant to Section 2.4(c) with respect to events that occurred during such period that has been set off against the Excess Closing Payment in accordance with the proviso set forth at the end of Section 2.4(b), (y) that each Loan Party during such period observed or performed in all material respects all of its covenants and other agreements, and satisfied in all material respects every condition, contained in this Agreement and the other Credit Documents to be observed, performed or satisfied by it; provided, that, in each case such materiality qualifier shall not be applicable to any covenants, conditions or agreements that are already qualified or modified by materiality in the text thereof, and (z) that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and if any Default then exists, setting forth the details thereof and the action which such Loan Party is taking or proposes to take with respect thereto, and including calculations in reasonable detail required to indicate compliance with Section 5.9 as of the last day of such period;

(b) promptly, such additional financial and other information as the Administrative Agent, on behalf of any Lender, may from time to time reasonably request; provided that any Portfolio Investment Information shall (i) only be required to be disclosed to the Administrative Agent and (ii) subject to Section 9.23, if no Notice of Acceleration is in effect, shall only be disclosed to the Lenders with the Borrower’s prior written consent, which consent may be limited to disclosure to Lenders that are not Competitors.

(c) concurrently with the delivery of the financial statements referred to in Sections 5.1(a) above, a report of a reputable insurance broker with respect to insurance required pursuant to Section 5.5, and such supplemental reports with respect thereto as the Collateral Trustee may from time to time reasonably request; and

(d) any legal opinion delivered under the Indenture or any corresponding agreement in respect of Permitted Refinancing Debt after the Closing Date to the extent relating to the creation or perfection of any security interest in the Collateral and cause such opinion to be addressed to and for the benefit of the Lenders.

Section 5.3. Payment of Taxes and Other Obligations.

Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, (subject, where applicable, to specified grace periods) all its taxes (Federal, state, local and any other taxes) assessments, governmental charges, claims for labor, supplies, rent and other obligations and liabilities of whatever nature and any additional costs that are imposed as a result of any failure to so pay, discharge or otherwise satisfy such taxes, obligations and liabilities, except when the amount or validity of any such taxes, obligations and liabilities is currently being contested in good faith by appropriate proceedings and reserves, if applicable, in conformity with GAAP with respect thereto have been provided on the books of the Borrower.

Section 5.4. Maintenance of Existence.

Except as otherwise permitted by Sections 6.3 and 6.10, continue to engage in business of the same general type as now conducted by it on the Closing Date and, preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in good standing in each jurisdiction where the failure to maintain such existence, rights, franchises, privileges and qualification has had, or could reasonably be expected to have, a Material Adverse Effect. The Borrower shall, and shall cause its Subsidiaries to, comply in all material respects with all “corporate separateness” requirements applicable to SPE Subsidiaries with respect to Securitization Transactions.

Section 5.5. Maintenance of Property; Insurance.

Maintain all of its properties and assets necessary to the conduct of its business in good condition, repair and working order, ordinary wear and tear excepted. The Borrower will maintain, and will cause each Subsidiary of the Borrower to maintain (either in the name of the Borrower or in such Subsidiary’s own name), with financially sound and reputable companies, insurance policies (i) insuring the Inventory, Fixtures, Equipment and Vehicles against loss by fire, explosion, theft and such other casualties and (ii) insuring the Borrower or relevant

Subsidiary against liability for personal injury and property damage relating to such Inventory, Fixtures, Equipment and Vehicles, such policies in each case to be in such form and amounts and having such coverage against such risks as are customarily maintained by companies of established repute engaged in the same or similar business.

Section 5.6. Inspection of Property; Books and Records.

(a) Keep proper books of record and account in which full, true and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities;

(b) Permit with reasonable prior notice, which notice shall not be required in the case an Event of Default shall have occurred and be continuing or an Asset Coverage Noncompliance Period is in effect, the Administrative Agent or its designee, at the expense of the Borrower, to perform periodic field audits and investigations of the Borrower and the Collateral, from time to time, provided that the field examinations at the Borrower’s headquarters in Bethesda, Maryland or at any of the Borrower’s other offices shall be no more frequent than twice each Fiscal Year unless an Event of Default has occurred and is continuing or an Asset Coverage Noncompliance Period is in effect, in which case there shall be no such limitation on the number of field examinations (which shall be at the Borrower’s expense);

(c) Permit a single representative of the Administrative Agent on behalf of requesting Lenders at the expense of such Lenders prior to the occurrence of an Event of Default and at the Borrower’s expense when an Event of Default is continuing or during an Asset Coverage Noncompliance Period, to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records (including computer tapes and disks) and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants; provided that, subject to Section 9.23, if no Notice of Acceleration is in effect, any Portfolio Investment Information contained in such report or other document with respect to such inspection shall only be provided to the Lenders with the Borrower’s prior written consent, which consent may be limited to disclosure to Lenders that are not Competitors. The Borrower agrees to, and to cause its Subsidiaries to, cooperate and assist in such visits and inspections, in each case at such reasonable times and as often as may reasonably be desired; and

(d) If a Default or Event of Default has occurred and is continuing or if an Asset Coverage Noncompliance Period is in effect, the Administrative Agent shall be entitled to retain a financial advisor of its choosing (at the Borrower’s expense) to conduct (or assist the Administrative Agent in conducting) the audits, investigations, inspections and examinations described in the preceding clauses (b) and (c) and to perform reasonable due diligence and other reasonable and customary services; provided that such financial advisor agrees to maintain the confidentiality of any Information as provided in Section 9.15 and that, subject to Section 9.23, if no Notice of Acceleration is in effect, any Portfolio Investment Information contained in such report or other document with respect to such inspection shall only be provided to the Lenders with the Borrower’s prior written consent, which consent may be limited to disclosure to Lenders that are not Competitors.

Section 5.7. Notices.

Promptly following the occurrence of an event or condition consisting of an Asset Coverage Noncompliance Period, a Default or Event of Default, give written notice to the Administrative Agent (provided that in no event shall such notice be provided later than three (3) Business Days after the Borrower or any other Loan Party obtains actual knowledge thereof), and promptly (but in no event later than five (5) Business Days after Borrower or any other Loan Party obtains actual knowledge thereof) give written notice of the following to the Administrative Agent (which shall promptly transmit such notice to each Lender):

(a) the occurrence of any default or event of default under any Contractual Obligation of the Borrower or any Subsidiary involving a monetary claim in excess of $25,000,000;

(b) any order, judgment or decree exceeding $25,000,000 having been entered against the Borrower or any Subsidiary;

(c) (i) the occurrence of any non-exempt Prohibited Transaction; the occurrence or expected occurrence of any Reportable Event with respect to any Single Employer Plan or, to the knowledge of the Borrower, any Multiemployer Plan; a failure by Borrower or any member of the Controlled Group to make any required contribution to a Plan or the filing by Borrower or any member of the Controlled Group, pursuant to Section 412(c) of the Code or Section 302(c) of ERISA, of an application for a waiver of the minimum funding standard with respect to any Single Employer Plan; a determination that any Single Employer Plan is in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA); the institution of proceedings by the PBGC, Borrower or any member of the Controlled Group to terminate a Single Employer Plan or the incurrence by Borrower or any member of the Controlled Group of liability under Title IV of ERISA with respect to the termination of any Single Employer Plan, including, but not limited to the creation of any Lien in favor of the PBGC (other than a Lien permitted by Section 6.2) or a Single Employer Plan; or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or receipt of a determination that any such Multiemployer Plan is in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA); or (ii) the institution of proceedings or the taking of any other action by the PBGC or Borrower or any member of the Controlled Group or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or determination that any Multiemployer Plan is in “endangered” or “critical” status;

(d) any notice of any violation received by Borrower or a Subsidiary from any Governmental Authority;

(e) any litigation or proceeding affecting any Loan Party (i) in which the amount involved is $25,000,000 or more and not covered by insurance or (ii) which relates to any Credit Document; and

(f) any other development or event that could reasonably be expected to cause a Material Adverse Effect.

Each notice pursuant to this Section 5.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto. In the case of any notice of a Default or Event of Default, the Borrower shall specify that such notice is a Default or Event of Default notice on the face thereof.

Section 5.8. Environmental Laws.

(a) Except for matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, comply with and use commercially reasonable efforts to ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and use commercially reasonable efforts to ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws; and

(b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not reasonably be expected to have a Material Adverse Effect.

Section 5.9. Financial Covenants.

Cause:

(a) Ratio of Adjusted Operating Cash Flow to Interest Expense. The ratio of the Adjusted Operating Cash Flow to Interest Expense of the Borrower and its Consolidated Subsidiaries, determined as of the last day of each Fiscal Quarter (beginning with the first full Fiscal Quarter ending after the Closing Date) for the period of four (4) consecutive Fiscal Quarters ended on such day, to be greater than or equal to (i) 1.20 to 1.00 at the end of each Fiscal Quarter in Fiscal Year 2010, (ii) 1.15 to 1.00 at the end of each Fiscal Quarter in Fiscal Year 2011 and (iii) 1.30 to 1.00 at the end of each Fiscal Quarter thereafter.

(b) Ratio of Total Pledged Assets to Secured Debt. The ratio of Total Pledged Assets to Secured Debt (“Asset Coverage Ratio”) (i) determined as of the last day of each Fiscal Quarter (beginning with the first full Fiscal Quarter ending after the Closing Date), to be greater than or equal to 1.00 to 1.00 as of the last day of any Fiscal Quarter and (ii) determined as of the last day of at least one of any two consecutive Fiscal Quarters (beginning with the Fiscal Quarter ending on or about March 31, 2010), (A) for any Fiscal Quarter ending in Fiscal Year 2010, to be greater than or equal to 1.15 to 1.00, (B) for any Fiscal Quarter ending in Fiscal Year 2011, to be greater than or equal to 1.20 to 1.00 and (C) for any Fiscal Quarter ending thereafter, to be greater than or equal to 1.25 to 1.00; provided that, at the option of the Borrower, if during any one Fiscal Quarter ending after the Closing Date, the VIX Index is greater than or equal to 35 as measured on the average daily close of the VIX Index over any period of ten (10) consecutive days in which the VIX Index is quoted within such Fiscal Quarter, the requirements of clause (i)

shall be suspended for such Fiscal Quarter if suspension for such Fiscal Quarter is elected by the Borrower; provided further that such suspension may be elected by the Borrower to apply only as to one covenant measurement date and shall not apply to any Fiscal Quarter in which the VIX Index is unable to be determined or is not quoted for any reason on any day of such Fiscal Quarter.

Section 5.10. Maintenance of Corporate Family Rating. Use commercially reasonable efforts to at all times maintain a corporate family rating (a “Rating”) from at least two of (a) S&P, (b) Moody’s and (c) Fitch.

Section 5.11. Compliance with Laws.

(a) Comply, and cause each member of the Controlled Group to comply, in all material respects with all Applicable Laws (including but not limited to those with respect to the Investment Loans and any Related Property), and similar requirements of Governmental Authorities (including but not limited to PBGC), except where the failure to comply could not reasonably be expected to have a Material Adverse Effect.

(b) At all times maintain its status as a RIC under the Code, and as a “business development company” under the Investment Company Act; provided the Borrower shall not be required to maintain its status as a RIC if (i) the income tax payable by the Borrower and its Subsidiaries resulting from the failure to maintain such status is not greater than the minimum required distributions that would have been payable in cash if the Borrower had maintained its status as a RIC or (ii) if the Required Lenders shall have consented to such change.

(c) Not permit any of its respective assets to become or be deemed to be “plan assets” within the meaning of ERISA, the Code and the respective regulations promulgated thereunder.

Section 5.12. Additional Collateral, etc.

(a) With respect to any property acquired after the Closing Date by the Borrower or any other Loan Party (other than (x) Excluded Assets, (y) any property described in paragraph (b), (c) or (d) below and (z) any property subject to a Lien expressly permitted by Section 6.2(j), (n) and (o)) as to which the Collateral Trustee, for the benefit of the Secured Parties, does not have a perfected Lien, promptly (i) execute and deliver to the Collateral Trustee such amendments to the Security Agreement or the other Security Document (or execute new Security Documents) as the Collateral Trustee deems reasonably necessary or advisable to grant to the Collateral Trustee, for the benefit of the Secured Parties, a security interest in such property and (ii) take all actions reasonably necessary or advisable to grant to the Collateral Trustee, for the benefit of the Secured Parties, a perfected first priority security interest (subject to any Liens permitted under Section 6.2) in such property, including the filing of UCC financing statements in such jurisdictions as may be reasonably required by the Security Agreement (or other Security Document) or by law or as may be reasonably requested by the Administrative Agent or the Collateral Trustee.

(b) With respect to any fee interest in any real property owned or acquired by the Borrower or any other Loan Party (other than (x) Excluded Assets and (y) any such real property (including improvements located on leased land) subject to any Liens permitted by Section 6.2), promptly (i) execute and deliver a first priority Mortgage, deed of trust or deed to secure debt, in favor of the Collateral Trustee, for the benefit of the Secured Parties, covering such real property, (ii) if requested by the Administrative Agent or the Collateral Trustee, provide the Secured Parties with (x) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Administrative Agent or the Collateral Trustee) as well as a current ALTA survey thereof, together with a surveyor’s certificate and (y) any consents or estoppels reasonably deemed necessary or advisable by the Collateral Trustee in connection with such Mortgage, deed of trust or deed to secure debt, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent or the Collateral Trustee and (iii) if requested by the Administrative Agent or the Collateral Trustee, deliver to the Collateral Trustee local counsel opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent or the Collateral Trustee; provided the Borrower and the other Loan Parties shall not be required to mortgage any real property unless and until the value of all real property (together with improvements thereof) exceeds $10,000,000 (in which case all such real property shall be mortgaged). The Borrower and the other Loan Parties shall not be required to deliver leasehold mortgages.

(c) With respect to any Capital Stock acquired after the Closing Date by the Borrower or any other Loan Party (which, for the purposes of this paragraph (c), shall include any Capital Stock of an existing Subsidiary that ceases to be an Excluded Subsidiary) (other than any such Capital Stock constituting Excluded Assets or that is subject to Liens permitted by Section 6.2(n)), promptly (i) execute and deliver to the Administrative Agent such amendments to the Security Agreement as the Collateral Trustee reasonably deems necessary or advisable to grant to the Collateral Trustee, for the benefit of the Secured Parties, a perfected first priority security interest in such Capital Stock, (ii) deliver to the Collateral Trustee the certificates, if any, representing such Capital Stock, together with related undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or the relevant Loan Party, (iii) in the case of any new Subsidiary that is not an Excluded Subsidiary, cause such Subsidiary (A) to become a Subsidiary Guarantor and a party to this Agreement, the Security Agreement, the Collateral Trust Agreement and any other Security Document to the extent applicable to such Subsidiary, (B) to take such actions necessary or advisable to grant to the Collateral Trustee for the benefit of the Secured Parties a perfected first priority security interest in the Collateral described in the Security Agreement and the Collateral Trust Agreement with respect to such Subsidiary, including the filing of UCC financing statements in such jurisdictions as may be reasonably required by the Security Agreement or by law or as may be reasonably requested by the Collateral Trustee and (C) to deliver to the Collateral Trustee a certificate of such Subsidiary, substantially in the form of Exhibit E, with appropriate insertions and attachments, and (iv) if reasonably requested by the Collateral Trustee, deliver to the Collateral Trustee legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Collateral Trustee.

(d) The Lenders acknowledge the Collateral Trust Agreement provides for the release of security interests in and Liens on the Collateral and releases of Subsidiaries from their obligations under the Credit Documents under the circumstances described therein.

Section 5.13. Portfolio Investments. Cause substantially all Portfolio Investments of the Borrower and its Subsidiaries (other than SPE Subsidiaries constituting Securitization Issuers and depositor SPE Subsidiaries engaged in customary transitory ownership of Portfolio Investments) to be owned by the Borrower or any other Loan Party consistent with the Borrower’s past practice.

Section 5.14. Managementsub. Cause each Managementsub and each parent company thereof that is not a Loan Party (each, a “Managementsub Parent”) to be a single purpose company free of Debt (other than intercompany Debt owed to the Borrower, any of its Wholly Owned Subsidiaries or Managementsub Parent) and Liens (other than Liens securing intercompany Debt to the Borrower, any of its Wholly Owned Subsidiaries or Managementsub Parent) and whose sole purpose and business of which will be to manage the applicable ACE Fund and such other business that is incidental to such purpose.

Section 5.15. Debt Investments.

(a) Cause all Debt owed by a Subsidiary to the Borrower or any other Subsidiary, including Portfolio Investments, to be evidenced by a promissory note or, in the case of Debt not governed by the laws of a United States jurisdiction, other customary written instrument.

(b) Cause all Debt owed to the Borrower or any Subsidiary by a Subsidiary, Managementsub or Managementsub Parent to be secured by Liens on all assets of such obligor entity (other than assets of the types that, if owned by the Borrower, would constitute Excluded Assets).

Section 5.16. Post-Closing Obligations.

(a) Within 45 Business Days after the Closing Date, cause all securities representing Securitization Retained Security Investments held by a non-Loan Party to be transferred to the Borrower or any other Loan Party and become subject to a first priority security interest (subject only to Inchoate Liens) created by the Security Documents.

(b) Within 45 Business Days after the Closing Date, cause all debt securities issued by CRE CDO 2007-1, Ltd. that are owned by the Borrower or any other Loan Party to become subject to a first priority security interest (subject only to Inchoate Liens) created by the Security Documents.

(c) Within 30 Business Days after the Closing Date, cause all Deposit Account Control Agreements and Securities Account Control Agreements listed on Schedule 5.16 to be executed and delivered to the Collateral Trustee.

ARTICLE VI.

NEGATIVE COVENANTS

The Borrower hereby covenants and agrees that on the Closing Date, and thereafter until no Note remains outstanding and unpaid and the Obligations (other than Contingent

Indemnification Obligations) under the Credit Documents, together with interest, fees and all other amounts owing to the Agent or any Lender hereunder, are paid in full, that the Borrower shall not, nor shall it permit any of its Subsidiaries to (nor, with respect to Section 6.11 only, shall it fail to prevent American Capital, LLC (so long as American Capital, LLC would be considered to be a Subsidiary of the Borrower hereunder but for the proviso contained in the definition of Subsidiary) from):

Section 6.1. Additional Debt.

Directly or indirectly issue, assume, create, incur or suffer to exist any Debt, except for:

(a) the Debt owed under this Agreement and the other Credit Documents;

(b) [Reserved];

(c) Debt evidenced by the Public Notes and guarantees thereof by Subsidiary Guarantors and Permitted Refinancing Debt in respect thereof;

(d) Debt evidenced by the Existing Public Notes outstanding on the Closing Date that have not been exchanged for Public Notes, in an aggregate principal amount not to exceed $82,500,000 (or a greater amount as agreed by the Required Lenders);

(e) (i) Debt in respect of on-balance sheet Permitted Securitization Transactions and (ii) unsecured guarantees in connection with off-balance sheet Securitization Transactions to the extent incurred pursuant to Standard Securitization Undertakings;

(f) Subordinated Debt;

(g) Debt and obligations owing under (i) Hedging Agreements existing on the Closing Date and described on Schedule 6.1(g) and (ii) Hedging Agreements entered into after the Closing Date not for speculative purposes; provided the Debt and obligations under Hedging Agreements described in this clause (ii) are unsecured;

(h) Debt in an aggregate amount not to exceed $46,000,000 at any one time outstanding consisting of reimbursement obligations in respect of letters of credit (which may be issued to support obligations of Subsidiaries and Portfolio Investments) (i) existing on the Closing Date and (ii) issued after the Closing Date in connection with permitted Follow-On Investments, in each case issued for the account of the Borrower;

(i) obligations with respect to the termination and/or settlement of obligations under a certain Hedging Agreement outstanding on the Closing Date; provided that the aggregate amount of such obligations shall not, at any time, exceed $15,000,000;

(j) in addition to the other Debt permitted by this Section 6.1, Debt which shall not, at any time, exceed an aggregate principal amount of $25,000,000;

(k) Debt of the Borrower to the extent secured by Portfolio Investments made after the Closing Date; provided that at the time any such Debt is incurred (i) the Net Cash

Proceeds of such Debt shall be equal to at least 75% of the Fair Market Value of the Portfolio Investments securing such Debt, (ii) the Borrower is in pro forma compliance with the financial covenants set forth in Section 5.9 after giving effect thereto, (iii) no Event of Default exists or would result therefrom, (iv) such Debt has no required scheduled or mandatory (except with proceeds of collateral securing such Debt) principal payments prior to the first anniversary of the Maturity Date, and (v) the material terms of such Debt (other than interest rate and other economic terms) in the aggregate are no more restrictive on the Borrower and its Consolidated Subsidiaries than the terms of this Agreement (unless covenants and events of default contained in such Debt that are more restrictive than those hereunder shall, at the option of the Administrative Agent, be incorporated mutatis mutandis in this Agreement);

(l) unsecured Debt of the Borrower as long as (i) such Debt has no required (scheduled or mandatory) principal payments prior to the first anniversary of the Maturity Date, (ii) the material terms of such Debt (other than interest rate and other economic terms) in the aggregate are no more restrictive on the Borrower and its Consolidated Subsidiaries than the terms of this Agreement (unless covenants and events of default contained in such Debt that are more restrictive than those hereunder shall, at the option of the Administrative Agent, be incorporated mutatis mutandis in this Agreement), (iii) the Borrower is in pro forma compliance with the financial covenants set forth in Section 5.9 after giving effect thereto, and (iv) no Event of Default exists or would result therefrom.

(m) repurchase agreement financing if (i) the proceeds of such Debt are invested solely in securities issued or directly and fully guaranteed or insured by the United States or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) and (ii) such financing matures no later than twenty-five (25) Business Days; and

(n) intercompany Debt permitted by Sections 6.5 and 6.11;

provided that after giving effect to the issuance, assumption, creation or incurrence of the Debt permitted by this Section 6.1 after the Closing Date, no Default under Section 7.1(a) or (e) shall have occurred and be continuing and the Borrower shall be in compliance with Section 5.9. The Net Cash Proceeds of any Debt incurred pursuant to Sections 6.1(e), (f), (j), (k) and (l) are subject to Section 2.4(b).

Section 6.2. Liens.

Create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

(a) Liens granted by the Loan Parties on the Collateral pursuant to any of the Credit Documents;

(b) Liens granted by SPE Subsidiaries in on-balance sheet Permitted Securitization Transaction assets;

(c) Liens not otherwise permitted by this Section 6.2; provided that the aggregate outstanding principal amount of all obligations and liabilities secured by such Liens shall not exceed $500,000 at any time;

(d) Liens on up to $46,000,000 of cash and Cash Equivalents (plus earnings thereon) to secure Debt permitted under Section 6.1(h);

(e) Inchoate Liens and, solely in respect of any Related Property, Permitted Liens existing on such Related Property;

(f) Liens incurred in connection with worker’s compensation, unemployment compensation and other types of social security or in connection with surety bonds, bids, performance bonds and similar obligations or otherwise in the ordinary course of business, in each case for sums not overdue or being diligently contested in good faith by appropriate proceedings and not involving any deposits or advances or borrowed money or the deferred purchase price of property or services and for which it maintains adequate reserves, easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of Borrower or any Subsidiary;

(g) pledges or deposits of cash and Cash Equivalents securing deductibles, self insurance, co-payment, co-insurance, retentions and similar obligations to providers of insurance in the ordinary course of business; provided that the amount of such pledges, deposits of cash and cash equivalents shall not exceed $25,000,000 in the aggregate at any time;

(h) Liens arising from precautionary UCC financing statements regarding, and any interest or title of a licensor under a license agreement or a lessor or sublessor under operating leases;

(i) Leases or subleases granted by the Borrower or any Subsidiary in the ordinary course of business;

(j) the following Liens; provided that the aggregate amount of indebtedness, liabilities and obligations from time to time secured thereby shall not exceed $25,000,000:

(i) Liens arising in connection with Capital Leases and attaching only to the property being leased; and

(ii) Liens that constitute purchase money security interests on any property securing Debt incurred for the purpose of financing all or any part of the cost of acquiring such property, provided that any such Lien attaches to such property within sixty (60) days of the acquisition thereof and attaches solely to the property so acquired;

(k) Liens existing on property at the time of the acquisition thereof by the Borrower or any Subsidiary (and not created in contemplation of such acquisition) provided that the aggregate amount of indebtedness, liabilities and obligations from time to time secured thereby shall not exceed $25,000,000;

(l) customary banker’s liens and rights of set-off, refund or chargeback in favor of banks or other financial institutions where the Borrower or its Subsidiaries maintain deposits in the ordinary course of business;

(m) attachments, appeal bonds, judgments and other similar Liens, for sums not exceeding $40,000,000 arising in connection with court proceedings (provided that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings);

(n) Liens on Portfolio Investments made after the Closing Date (other than Follow-On Investments) to secure Debt permitted by Section 6.1(k); and

(o) Liens granted by the Borrower to secure Debt permitted under Section 6.1(m) to the extent such Liens are granted solely on the securities financed with the proceeds of such Debt and the proceeds thereof.

If any obligations secured under Section 6.2(g), (j) or (k) constitute Debt, such Debt shall be incurred only under Section 6.1(j).

Section 6.3. Consolidations, Mergers, and Sales of Assets.

Consolidate or merge with or into, or Dispose of all or any substantial part of its assets or any Portfolio Investment to, any other Person, or discontinue or eliminate any business line or segment, provided that:

(a) Subsidiaries of the Borrower may merge with one another or into the Borrower; provided that on any merger of an Excluded Subsidiary and a Loan Party, the Loan Party shall be the surviving entity;

(b) the Borrower may Dispose of assets in a Permitted Securitization Transaction; provided that at the time of such Disposition (i) the Net Cash Proceeds therefrom equal at least 75% of the Fair Market Value of the assets Disposed of, and (ii) the Borrower shall be in pro forma compliance with Section 5.9 after giving effect thereto;

(c) Subject to Section 6.4(c), the Borrower and its Subsidiaries may Dispose of Portfolio Investments (in transactions other than of the type described in clause (d) below and on-balance sheet Securitization Transactions) in the ordinary course of business for fair market value in an arm’s length transaction between a willing buyer and willing seller consistent with practices existing on December 31, 2009 (as updated from time to time consistent with reasonable industry practices); provided, that in connection with the Disposition of assets in an off-balance sheet Securitization Transaction, at the time of such Disposition (i) the Net Cash Proceeds therefrom equal at least 75% of the Fair Market Value of the assets Disposed of, (ii) the Borrower shall be in pro forma compliance with Section 5.9 after giving effect thereto, and (iii) no Debt or other obligations of any Person in connection with such off-balance sheet Securitization Transaction is guaranteed by, or is recourse to or obligates payment by, the Borrower or any Subsidiary of the Borrower, or subjects any property of the Borrower or any Subsidiary of the Borrower to the satisfaction of obligations incurred in such off-balance sheet Securitization Transaction, other than pursuant to Standard Securitization Undertakings;

(d) the Borrower and its Subsidiaries may Dispose of assets in connection with private equity fund formation transactions in which, among other things, the Borrower or a Subsidiary thereof sells, transfers or otherwise Disposes of assets to an investment vehicle (an “ACE Fund”) with other investors and for which a wholly-owned Subsidiary Entity (“Managementsub”) of the Borrower manages such investment vehicle under a management agreement (a “Management Contract”); provided that at the time of such Disposition (i) the Net Cash Proceeds therefrom received by the Borrower and its Subsidiaries equal at least 60% of the Fair Market Value of the assets sold (or 75% of the Fair Market Value in the case of Investment Loans) (collectively, the “Minimum Net Proceeds”) and, if such Net Cash Proceeds are less than 75% of the Fair Market Value of the assets sold, the Borrower shall be in pro forma compliance with Section 5.9(b) at the ratio level that would be in effect during the Fiscal Year following the Fiscal Year in which such Disposition occurs, (ii) the Borrower is in pro forma compliance with Section 5.9 after giving effect thereto, (iii) the Capital Stock of the applicable financing vehicle and all other securities issued by the applicable financing vehicle owned by any Loan Party, if any, is pledged as Collateral on a first priority basis and (iv) the Borrower and its Subsidiaries have no obligations (other than customary obligations in similar fund formation transactions); provided further that, in measuring the fair market value of private equity fund formation transactions, subject to the final sentence of this paragraph, Fair Market Value shall include the value attributable to the Management Contract to which a Managementsub that is managing the ACE Fund so created is a party. For purposes of this Section 6.3(d), if multiple asset types are Disposed of as part of a single transaction, Minimum Net Proceeds shall be determined by allocating the Net Cash Proceeds of such Disposition first to Investment Loans included in such Disposition, with any Net Cash Proceeds in excess of 75% of the Fair Market Value of such Investment Loans to be allocated to the remaining transferred assets to determine if the 60% test set forth in clause (i) is satisfied. Notwithstanding the foregoing, the maximum value of a Management Contract that may be included as Net Cash Proceeds for purposes of the calculation of Minimum Net Proceeds shall be 7% of the Fair Market Value of the assets sold.

The Borrower will not, and will cause its controlled Affiliates not to, engage in an ACE Transaction unless:

(1) no portion of the Debt or any other obligations (contingent or otherwise) of an ACE Fund or other Person in connection with such ACE Transaction (i) is guaranteed by the Borrower or its Subsidiaries (excluding Standard Securitization Undertakings), (ii) is recourse to or obligates the Borrower or its Subsidiaries (other than the relevant ACE Fund) for payment other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Borrower or its Subsidiaries (other than the relevant ACE Fund and assets sold to the ACE Fund in the Disposition), directly or indirectly, contingently or otherwise, to the satisfaction of obligations incurred in such transactions, other than pursuant to Standard Securitization Undertakings; and

(2) the Borrower and its Subsidiaries (other than the relevant ACE Fund) do not have any obligation to maintain or preserve the financial condition of the applicable ACE Fund (other than customary duties of a manager of a fund such as an ACE Fund), or any other Person or cause such entity to achieve certain levels of operating results.

(e) Dispositions constituting Investments permitted under Sections 6.4 and 6.5.

The Net Cash Proceeds of any Disposition permitted by Section 6.3(b), (c) and (d) shall be subject to Section 2.4(b).

Section 6.4. Acquisitions; Portfolio Investments.

(a) Neither the Borrower nor any Subsidiary of the Borrower shall make any Acquisition or acquire any Portfolio Investment or enter into any agreement, contract, binding commitment or other arrangement providing for the making or acquisition of any Acquisition or Portfolio Investment, or take any action to solicit the tender of securities or proxies in respect thereof in order to effect the making or acquisition of any Portfolio Investment or an Acquisition, unless (i) the Person to be (or whose assets are to be) acquired does not oppose such Acquisition or Investment and, in the case of an Acquisition, the line or lines of business of the Person to be acquired are substantially the same as or related to one or more line or lines of business conducted by the Borrower and its Subsidiaries and (ii) immediately after giving effect thereto, the Borrower will be in compliance with Section 5.9; provided further that nothing contained in this Section 6.4(a) shall be construed to permit the Borrower or any Subsidiary of the Borrower to issue, assume, create, incur or suffer to exist any Debt except as permitted under Section 6.1.

(b) Notwithstanding the foregoing, the aggregate consideration paid for Investments permitted pursuant to Section 6.4(a) and Section 6.5(g) at any time (valued at cost) shall not exceed the Permitted Investment Amount at such time.

(c) Notwithstanding the foregoing, (i) the aggregate amount of Staple Financing provided by the Borrower and its Consolidated Subsidiaries in any consecutive twelve month period shall not exceed the then effective Staple Financing Amount and (ii) the aggregate amount of Staple Financing provided to any Obligor shall not exceed $150,000,000, or if no Default, Event of Default or Asset Coverage Noncompliance Period is then continuing, such greater amount as shall be consented to by the Administrative Agent in its sole discretion.

Section 6.5. Other Investments.

Make any Investment except:

(a) deposits required by government agencies or public utilities;

(b) extensions of trade credit that do not constitute Debt made to the Borrower’s vendors in the ordinary course of business and consistent with past practice;

(c) Investments in Cash Equivalents;

(d) intercompany Investments by any Subsidiary in the Borrower or any Person that, prior to giving effect to such Investment, is a Subsidiary Guarantor;

(e) Investments permitted by Section 6.4;

(f) any Investments received by the Borrower or any Subsidiary (i) in exchange for any Investment held by the Borrower or any such Subsidiary in connection with or as a result of a bankruptcy, workout, distressed reorganization or distressed recapitalization of the issuer of such other Investment or (ii) as a result of a foreclosure by the Borrower or any such Subsidiary with respect to any secured Investment or other transfer of title in lieu of foreclosure; and

(g) in addition to Investments otherwise expressly permitted by this Section 6.5, Investments (other than Acquisitions and Portfolio Investments) by the Borrower or any of its Subsidiaries in an aggregate amount (valued at cost) not to exceed the Permitted Investment Amount, as long as immediately after giving effect thereto, the Borrower will be in compliance with Section 5.9; provided that nothing contained in this Section 6.5(g) shall be construed to permit the Borrower or any Subsidiary of the Borrower to issue, assume, create, incur or suffer to exist any Debt except as permitted under Section 6.1.

Section 6.6. Transactions with Affiliates.

Enter into, or be a party to, or permit any Managementsub or Managementsub Parent to enter into or be a party to, any transaction with any Affiliate of the Borrower or such other Person (which Affiliate is not the Borrower or a Subsidiary of the Borrower), except as permitted by law and in the ordinary course of business and pursuant to reasonable terms which are no less favorable to the Borrower or such other Person than would be obtained in a comparable arm’s length transaction with a Person which is not an Affiliate; provided that this Section 6.6 shall not apply to: (a) the origination, formation, funding, administration, management or modification of a Portfolio Investment or an ACE Fund; (b) the exercise of any right or remedy in connection with a Portfolio Investment; (c) the allocation of permitted Investments in Affiliates; or (d) Permitted Securitization Transactions.

Section 6.7. Change in Fiscal Year.

Change its Fiscal Year without the consent of the Administrative Agent.

Section 6.8. No Restrictive Agreement.

Directly or indirectly, create or otherwise cause or suffer to exist or become effective any restriction or encumbrance on (a) the ability of the Borrower and its Subsidiaries to perform and comply with their respective obligations under the Credit Documents or (b) the ability of any Subsidiary of the Borrower (other than SPE Subsidiaries), any Managementsub Parent or any Managementsub to make any dividend payments or other distributions in respect of its Capital Stock, to repay Debt owed to the Borrower or any other Subsidiary, to make loans or advances to the Borrower or any other Subsidiary, or to transfer any of its assets or properties to the Borrower or any other Subsidiary, in each case other than restrictions which exist under any agreement or instrument secured by a Lien permitted under Section 6.2(j), 6.2(k), 6.2(n) or 6.2(o) (but only to the extent such restriction or encumbrance applies to the assets subject to such Lien permitted under Section 6.2(j), 6.2(k), 6.2(n) or 6.2(o), as applicable), customary restrictions in leases, licenses and other contracts restricting the assignment thereof and customary restrictions contained in agreements relating to the sale of assets or stock pending such sale; provided that in no event shall the Borrower become subject to financial covenants more restrictive than those in Section 5.9.

Section 6.9. Restricted Payments.

Declare or make any Restricted Payment except:

(a) Any Subsidiary may make Restricted Payments to the Borrower and its Subsidiaries;

(b) during and after Fiscal Year 2010, the Borrower may pay dividends on account of its Capital Stock solely and to the extent necessary in order to maintain the Borrower’s eligibility for taxation as a RIC under the Code and to eliminate any income tax that would otherwise be payable by the Borrower, and the Borrower agrees to pay such dividends by the issuance of additional shares of its common stock and not in cash to the maximum extent permitted by Applicable Laws and to the extent not adversely affecting the Borrower’s RIC status; provided, that (x) no cash dividend shall be permitted if the Borrower loses its status as a RIC under the Code or is no longer maintaining or attempting to maintain RIC status (except with respect to dividends that relate to the last taxable year or a portion thereof for which the Borrower was a RIC) and (y) no cash dividend payment with respect to any taxable year (whether of all or any portion of the Borrower’s taxable income or otherwise) shall be permitted if the aggregate amount of all such cash dividends paid with respect to such taxable year exceeds the amount that would be payable by the Borrower in income tax for such taxable year if such cash was not distributed and was instead retained by the Borrower; and provided further that the aggregate cash dividends paid with respect to any of the first three taxable quarters of any taxable year may not exceed the lesser of (x) the estimated taxable income for such taxable quarter, which estimate shall be based on the Borrower’s updated projection of the Borrower’s taxable income for the applicable taxable year, and (y) $55,000,000, in each case plus the amount of undistributed taxable income with respect to any prior taxable year; and

(c) The Borrower may pay cash dividends and make any other Restricted Payments at any time, for any reason, without limitation if, after giving effect thereto, (w) the Borrower maintains an asset coverage requirement of at least 200%, as set forth in Section 18(a), as modified by Section 61(a), of the Investment Company Act, (x) the Borrower shall be in pro forma compliance with Section 5.9, (y) no Asset Coverage Noncompliance Period, Default or Event of Default shall exist and be continuing and (z) the aggregate principal amount of the Loans, the Public Notes and any Permitted Refinancing Debt shall be equal to or less than $1,400,000,000.

Section 6.10. Dissolution.

Suffer or permit dissolution or liquidation either in whole or in part or redeem or retire any shares of its own stock or that of any Subsidiary of the Borrower, except: (a) through corporate reorganization to the extent permitted by Section 6.3; (b) Restricted Payments that are not precluded by Section 6.9; and (c) the dissolution or liquidation of Subsidiaries; provided that such Subsidiary transfers all of its assets to the Borrower or a Wholly Owned Subsidiary prior to such liquidation or dissolution and provided further a Subsidiary Guarantor may transfer its assets only to the Borrower or another Subsidiary Guarantor.

Section 6.11. American Capital, LLC.

Permit American Capital, LLC to, directly or indirectly issue, assume, create, incur or suffer to exist any Debt, other than unsecured intercompany Debt owed to the Borrower or any of its Subsidiaries under credit facilities existing on the Closing Date in an aggregate amount not to exceed Euro 15,000,000 at any time.

Section 6.12. Payments and Modifications of Certain Debt Instruments.

(a) Make or offer to make any Repurchase of the outstanding Loans or the Public Notes on a non pro-rata basis (based on the then respective outstanding principal amounts thereof), except Repurchases made after the date that is thirty (30) days after the Closing Date if:

(i) the consideration thereof is the issuance of Borrower Qualified Stock in exchange for such Loans or Public Notes; or

(ii) the Borrower has offered each holder of a Loan or Public Note an opportunity to participate in such Repurchase on a ratable basis pursuant to reasonable and customary procedures established by the Borrower; or

(iii) the cash consideration therefor is funded by (1) Realized Proceeds received by the Borrower or any other Subsidiary after the Closing Date and Excess Cash Flow (beginning with Excess Cash Flow for the portion of Fiscal Year 2010 beginning July 1, 2010) in each case not required to be applied to prepay Loans under Section 2.4(b) or required to be applied to redeem Public Notes pursuant to the corresponding provisions of the Indenture or prepay or redeem any Permitted Refinancing Debt pursuant to the corresponding provisions of the agreements governing such Permitted Refinancing Debt and not used to make Investments under Section 6.4 and (2) a portion of the Closing Date Cash in excess of the amount of the April 2010 Equity Issuance Proceeds, less any portion thereof used to make Investments or for other permitted purposes; provided that (A) the aggregate cash consideration therefor in each Fiscal Year does not exceed $50,000,000 (with unused amounts in any Fiscal Year being carried forward for use in succeeding Fiscal Years), (B) at the time of making of such Repurchase and after giving effect thereto, the Borrower shall be in pro forma compliance with the covenants in this Agreement and the other Credit Documents and shall have cash and Cash Equivalents sufficient to make the next scheduled principal payments in respect of the Loans and the Public Notes and (C) any such Repurchase is made at a price equal to 90% or less of the principal amount of the Loan and Public Notes Repurchased;

provided that any such Repurchase pursuant to this paragraph (a) shall not reduce any Scheduled Amortization Amount or Penalty Amortization Amount payable to any Lender that has not accepted such Repurchase;

(b) Make or offer to make any Retirement of the Public Notes except:

(i) payments of interest, fees, indemnities and reimbursement expenses in accordance with the terms of the Public Note Documents;

(ii) on any day, scheduled redemptions of the principal of the Public Notes as long as scheduled principal payments of the Loans are simultaneously paid (it being understood this provision will be satisfied if the Administrative Agent or the Indenture Trustee receive the applicable payment or redemption amounts on the same day);

(iii) Retirements of the Public Notes if the Loans are simultaneously Retired on a ratable basis (based on their respective outstanding principal amounts of the Loans and the Public Notes) (it being understood this provision will be satisfied if the Administrative Agent or the Indenture Trustee receive the applicable payment or redemption amounts on the same day);

(iv) refinancings of the Public Notes to the extent permitted by Section 6.1(c); and

(v) as permitted in Section 6.12(a);

(c) Make or offer to make any Retirement of the Existing Public Notes other than payment at the scheduled maturity thereof;

(d) Amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Public Note Documents or the Existing Public Notes, in each case as in effect on the Closing Date, other than amendments, modifications, waivers and other changes to the Public Note Documents that would be permitted under the definition of “Permitted Refinancing Debt” in respect of refinancing Debt (and upon consummation of any such amendment, modification, waiver or other change, such Debt under the Public Note Documents shall satisfy the criteria applicable to Permitted Refinancing Debt, and the obligations of the Borrower and the rights of the Administrative Agent under such definition, including clause (vii) thereof, shall be applicable as if such Debt had been refinanced); or

(e) (i) Make or offer to make any Retirement of any Debt (other than the Loans, the Public Notes and any Permitted Refinancing Debt in respect thereof, and the Existing Public Notes) other than (x) mandatory payments of secured Debt made with the Net Cash Proceeds of Dispositions of the collateral that secured such secured Debt and (y) payments at scheduled maturity or (ii) enter into any amendment, supplement or modification of any such Debt that is materially adverse to the Lenders in any respect (determined as if such Debt is not in default) or that would not have been permitted by Section 6.1(k).

Section 6.13. Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of the Borrower or any Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its properties or revenues, whether now owned or hereafter acquired, to secure the Secured Obligations other than (a) this Agreement and the other Credit Documents, (b) the Public Note Documents (but including amendments and refinancings thereof only to the extent the applicable restrictions are no more restrictive than those that exist under the Credit Documents at the time of such amendment) and (c) any agreements governing any Liens or obligations in respect of Capital Leases permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets subject thereto).

ARTICLE VII.

EVENTS OF DEFAULT

Section 7.1. Events of Default.

An Event of Default shall exist upon the occurrence of any of the following specified events (each an “Event of Default”):

(a) Payment Default. The Borrower shall fail to pay any principal on any Loan or Note when due (whether at maturity, pursuant to Section 2.2(a) or 2.4(b), by reason of acceleration or otherwise) in accordance with the terms thereof or hereof; or the Borrower shall fail to pay any interest on any Loan or Note or any fee or other amount payable hereunder when due (whether at maturity, by reason of acceleration or otherwise) in accordance with the terms thereof or hereof and such failure to pay any interest or any fee shall continue unremedied for five (5) Business Days; or

(b) Misrepresentation. Any representation or warranty made or deemed made herein, or in any of the other Credit Documents or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement shall prove to have been incorrect, false or misleading in any material respect on or as of the date made or deemed made; provided that, in each case such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified by materiality or specific dollar thresholds in the text thereof; or

(c) Covenant Default. (i) The Borrower or any other Loan Party shall fail to perform, comply with or observe any term, covenant or agreement applicable to it contained in Section 5.1, 5.2(a), 5.2(b), 5.4 (solely as it relates to preservation of the Borrower’s existence in its jurisdiction of organization), 5.6, 5.7, 5.9, 5.11(b), 5.13, or 5.15 or in Article VI or Article X hereof or in Section 4.2 of the Security Agreement; or (ii) the Borrower or any other Loan Party shall fail to comply with any other covenant contained in this Agreement or any other Credit Document (other than as described in Sections 7.1(a) or 7.1(c)(i) above or 7.1(d) below), and such breach or failure to comply under this clause (ii) is not cured within thirty (30) days after the earlier of (x) a Responsible Officer becoming aware thereof or (y) notice from the Administrative Agent or the Collateral Trustee to the Borrower with respect thereto; or

(d) Other Debt. The Borrower or any of its Subsidiaries (other than SPE Subsidiaries) shall (i) default in any payment of principal of or interest on any Debt (other than the Notes) in a principal amount outstanding of equal to or greater than $25,000,000 in the aggregate beyond any applicable grace or cure period (not to exceed thirty (30) days), if any, provided in the instrument or agreement under which such Debt was created or (ii) default in the observance or performance of any other agreement or condition relating to any Debt in a principal amount outstanding of equal to or greater than $25,000,000 in the aggregate or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Debt or beneficiary or beneficiaries of such Debt (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Debt to become due prior to its stated maturity; or an Event of Default shall occur under the Indenture or any corresponding agreement with respect to any Permitted Refinancing Debt in respect of the Public Notes; or

(e) Bankruptcy Default. (i) The Borrower or any of its Subsidiaries (other than SPE Subsidiaries) shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to have it judged bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Subsidiaries (other than SPE Subsidiaries) shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Subsidiaries (other than SPE Subsidiaries) any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there shall be commenced against the Borrower or any of its Subsidiaries (other than SPE Subsidiaries) any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) the Borrower or any of its Subsidiaries (other than SPE Subsidiaries) shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii) or (iii) above; or (v) the Borrower or any of its Subsidiaries (other than SPE Subsidiaries) shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(f) Judgment Default. One or more judgments, orders, decrees or arbitration awards shall be entered against the Borrower or any of its Subsidiaries (other than SPE Subsidiaries) involving in the aggregate a liability (to the extent not paid when due or covered by insurance) of $40,000,000 or more and all such judgments, orders, decrees or arbitration awards shall not have been paid and satisfied, vacated, discharged, stayed or bonded pending appeal within sixty (60) days from the entry thereof; or

(g) ERISA Default. (x) (i) The Borrower or any member of the Controlled Group shall engage in a non-exempt Prohibited Transaction; (ii) the Borrower or any member of the Controlled Group shall fail to make a required contribution to any Plan when due or to pay when due any material amount which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; (iii) any Single Employer Plan shall fail to satisfy the minimum funding standards (within the meaning of Sections 412 or 430 of the Code or Section 302 of ERISA, whether or not waived); (iv) a trustee shall be appointed by a United States district court to administer any Single Employer Plan; (v) a notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by the Borrower, any member of the Controlled Group, any plan administrator or any combination of the foregoing; (vi) the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Plan or Plans; (vii) a proceeding shall be instituted by a fiduciary of a Plan or Plans to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within thirty (30) days thereafter; or (viii) Borrower or any member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred an obligation for the payment of Withdrawal Liability to such Multiemployer Plan and such entity does not have reasonable grounds for contesting the imposition of such Withdrawal Liability obligation or is not contesting it in a timely and appropriate manner; and in each case under clauses (i) through (viii) above could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; or (y)(i) a federal tax lien shall be filed against the Borrower or any Subsidiary of the Borrower under Section 6323 of the Code, or (ii) a lien of the PBGC shall be filed against the Borrower or any Subsidiary of the Borrower under Section 4068 of ERISA, and in either such case, such lien shall remain undischarged for a period of twenty-five (25) days after the date of filing; or

(h) Change of Control. (i) Any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Securities Exchange Act of 1934) of 50% or more of the outstanding shares of the voting stock of the Borrower; or (ii) as of any date a majority of the Board of Directors of the Borrower consists of individuals who were not either (A) directors of the Borrower as of the corresponding date of the previous year, (B) selected or nominated to become directors by the Board of Directors of the Borrower of which a majority consisted of individuals described in clause (A), or (C) selected or nominated to become directors by the Board of Directors of the Borrower of which a majority consisted of individuals described in clause (A) and individuals described in clause (B); or

(i) Ownership of Subsidiaries. If the Borrower at any time fails to own (directly or indirectly, through Wholly Owned Subsidiaries) 100% of the outstanding shares of the voting stock (in the case of a corporation) or membership interests (in the case of a limited liability company) or equivalent equity interests (in the case of any other type of entity) of each Subsidiary of the Borrower (including ACFS); or

(j) Failure of Credit Documents. This Agreement or any other Credit Document or any provision hereof or thereof shall cease to be in full force and effect or to give the Administrative Agent and/or the Lenders the rights, powers and privileges purported to be created thereby in any material respect, or any Loan Party or any Person acting by or on behalf of any Loan Party shall deny or disaffirm any of such Person’s obligations under this Agreement or any other Credit Document; or any Lien created by any of the Security Documents on any material portion of the Collateral shall cease to be enforceable and of the same effect and priority purported to be created thereby.

Section 7.2. Acceleration; Remedies.

Upon the occurrence and during the continuation of an Event of Default, then, and in any such event, (a) if such event is an Event of Default specified in Section 7.1(e) above, automatically the Loans (with accrued interest thereon), and all other amounts under this Agreement and the Notes shall immediately become due and payable, and (b) if such event is any other Event of Default, subject to the terms of Section 8.5, with the written consent of the Required Lenders, the Administrative Agent may, or upon the written request of the Required Lenders, the Administrative Agent shall, take any or all of the following actions: (i) by notice of default to the Borrower declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes to be due and payable forthwith; and/or (ii) exercise on behalf of the Lenders all of its other rights and remedies under this Agreement, the other Credit Documents and Applicable Law. Except as expressly provided above in this Section 7.2, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower and the other Loan Parties. If the Loans become due and payable pursuant to this Section 7.2, the Lenders authorize the Administrative Agent to deliver a Notice of Acceleration to the Collateral Trustee in accordance with the Collateral Trust Agreement.

ARTICLE VIII.

THE ADMINISTRATIVE AGENT

Section 8.1. Appointment and Authority.

Each of the Lenders hereby irrevocably appoints Wells Fargo to act on its behalf as the Administrative Agent hereunder and under the other Credit Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto and in connection therewith hereby authorizes the Administrative Agent to execute and deliver the Collateral Trust Agreement and any Security Document to which the Administrative Agent is to become a party and to perform its obligations thereunder. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and the Loan Parties shall have no rights as a third party beneficiary of any of such provisions.

Section 8.2. Nature of Duties.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Credit Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Section 8.3. Exculpatory Provisions.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Credit Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Credit Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Credit Document or Applicable Law; and

(c) shall not, except as expressly set forth herein and in the other Credit Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliated Entities that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 7.2 and 9.1) or (ii) in the absence of its own gross negligence or willful misconduct.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Credit Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 8.4. Reliance by Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 8.5. Notice of Default.

The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders except to the extent that this Agreement expressly requires that such action be taken, or not taken, only with the consent or upon the authorization of the Required Lenders, or all of the Lenders, as the case may be.

Section 8.6. Non-Reliance on Administrative Agent and Other Lenders.

Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representation or warranty to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder.

Section 8.7. Indemnification.

The Lenders agree to indemnify the Administrative Agent and its Affiliates, acting hereunder for and on behalf of such Person, and its officers, directors, agents and employees (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Loan Percentages in effect on the date on which indemnification is sought under this Section, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time be imposed on, incurred by or asserted against any such indemnitee in any way relating to or arising out of any Credit Document or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any such indemnitee under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from such indemnitee’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction. The agreements in this Section shall survive the termination of this Agreement and payment of the Notes, and all other amounts payable hereunder.

Section 8.8. Administrative Agent in Its Individual Capacity.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 8.9. Successor Administrative Agent.

The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, absent an Event of Default, with the Borrower’s consent, to appoint a successor; provided that if Wells Fargo Bank, N.A. shall resign as Administrative Agent and if the Borrower shall request that Citigroup Global Markets Inc., Citibank, N.A., Citicorp USA, Inc. or Citicorp North America, Inc. (or any of their affiliates as may be appropriate to serve in such capacity (“Citi”)) shall agree to act as successor Administrative Agent, then if Citi shall agree to act in such role, then it is hereby agreed by the Lenders that Citi shall succeed as Administrative Agent hereunder. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent provided further that if the Administrative Agent shall notify the Borrower and the Lenders that no Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this paragraph. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Credit Documents, the provisions of this Article and Section 9.5 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Section 8.10. Other Agents.

None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “book runner” or “joint lead arranger” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

ARTICLE IX.

MISCELLANEOUS

Section 9.1. Amendments and Waivers.

Neither this Agreement nor any of the other Credit Documents, nor any terms hereof or thereof may be amended, modified, extended, restated, replaced, waived or supplemented (by amendment, waiver, consent or otherwise) except in accordance with the provisions of this Section. The Required Lenders may or with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (a) enter into with the Borrower written amendments, supplements or modifications hereto and to the other Credit Documents for the purpose of adding any provisions to this Agreement or the other Credit Documents or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or (b) waive or consent to the departure from, on such terms and conditions as the Required Lenders may specify in such instrument, any of the requirements of this Agreement or the other Credit Documents or any Default or Event of Default and its consequences; provided that no such amendment, supplement, modification, release, waiver or consent shall:

(i) reduce the amount or extend the scheduled date of maturity of any Loan or Note or any installment thereon, or reduce the amount or stated rate of any interest or fee payable hereunder (except in connection with a waiver of interest at the increased post-default rate set forth in Section 2.5 which shall be determined by a vote of the Required Lenders) or extend the scheduled date of any payment thereof, in each case without the written consent of each Lender directly affected thereby; provided that it is understood and agreed that no waiver, reduction or deferral of a mandatory prepayment required pursuant to Section 2.4(b) shall constitute a reduction of the amount of, or an extension of the scheduled date of, the scheduled date of maturity of, or any installment of, any Loan or Note (any such waiver, reduction or deferral under Section 2.4(b) shall be determined by a vote of the Required Lenders); or

(ii) amend, modify or waive any provision of this Section or reduce the percentage specified in the definition of Required Lenders, without the written consent of all of the Lenders; or

(iii) release the Borrower from its obligations hereunder, without the written consent of all of the Lenders; or

(iv) subordinate the Loans to any other Debt without the written consent of all of the Lenders; or

(v) permit the Borrower to assign or transfer any of its rights or obligations under this Agreement or other Credit Documents without the written consent of all of the Lenders; or

(vi) amend, modify or waive any provision of the Credit Documents requiring consent, approval or request of the Required Lenders or all Lenders without the written consent of the Required Lenders or all of the Lenders, as appropriate; or

(vii) amend, modify or waive the order in which Obligations are paid in Section 2.8(b) or Section 9.7 following acceleration of payment of the Loans in accordance with Section 7.2 without the written consent of each Lender directly affected thereby; or

(viii) amend, modify or waive any provision of Article VIII without the written consent of the then Administrative Agent; or

(ix) except as otherwise provided in the Credit Documents, release all or substantially all of the Collateral or release all or substantially all of the Guarantors from their obligations under the Credit Documents without the written consent of each Lender;

provided, further, that no amendment, waiver or consent affecting the rights or duties of the Administrative Agent under any Credit Document shall in any event be effective, unless in writing and signed by the Administrative Agent, in addition to the Lenders required hereinabove to take such action.

In the event that any Lender (a “Non-Consenting Lender”) fails to consent to any proposed amendment, modification, termination, waiver or consent with respect to any provision hereof or of any other Credit Document that requires the unanimous approval of all of the Lenders or the approval of all of the Lenders directly affected thereby, in each case in accordance with the terms of this Section 9.1, the Borrower shall be permitted to replace such Non-Consenting Lender with a replacement financial institution satisfactory to the

Administrative Agent, so long as the consent of the Required Lenders shall have been obtained with respect to such amendment, modification, termination, waiver or consent; provided that (A) such replacement does not conflict with any Applicable Law, (B) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to the Non-Consenting Lender pursuant to the Credit Documents on or prior to the date of replacement, (C) the replacement financial institution shall approve the proposed amendment, modification, termination, waiver or consent, (D) the Borrower shall be liable to the Non-Consenting Lender under Section 2.13 if any LIBOR Rate Loan owing to the Non-Consenting Lender shall be purchased other than on the last day of the Interest Period relating thereto, (E) the Non-Consenting Lender shall be obligated to make such replacement in accordance with the provisions of Section 9.6(b) (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (F) until such time as such replacement shall be consummated, the Borrower shall pay to the Non-Consenting Lender all additional amounts (if any) required pursuant to Section 2.11, 2.12, 2.13 or 2.14, as the case may be, (G) the Borrower provides at least three (3) Business Days’ prior notice to the Non-Consenting Lender, and (H) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the Non-Consenting Lender. In the event any Non-Consenting Lender fails to execute the agreements required under Section 9.6 in connection with an assignment pursuant to this Section 9.1, the Administrative Agent may, upon two (2) Business Days’ prior written notice to the Non-Consenting Lender, execute such agreements on behalf of the Non-Consenting Lender.

Any such waiver, any such amendment, supplement or modification and any such release shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Administrative Agent and all future holders of the Notes. In the case of any waiver, the Borrower, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the outstanding Loans and Notes and other Credit Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

Notwithstanding any of the foregoing to the contrary, the consent of the Borrower shall not be required for any amendment, modification or waiver of the provisions of Article VIII (other than the provisions of Section 8.9); provided that the Administrative Agent will provide written notice to the Borrower of any such amendment, modification or waiver. In addition, the Borrower and the Lenders hereby authorize the Administrative Agent to modify this Agreement by unilaterally amending or supplementing Schedule 1.1(a) from time to time in the manner requested by the Borrower, the Administrative Agent or any Lender in order to reflect any assignments or transfers of the Loans as provided for hereunder; provided that the Administrative Agent shall promptly deliver a copy of any such modification to the Borrower and each Lender.

Notwithstanding any of the foregoing to the contrary, the Credit Documents may be amended without the consent of the Lenders to the extent set forth in Section 6.3 of the Collateral Trust Agreement.

Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein.

Loans held by the Borrower shall have no voting rights and shall be deemed to not be outstanding for purposes of determining if requisite Lender consent has been obtained for any amendment, modification, supplement or waiver of or to any of the Credit Documents with respect to any matter thereunder requiring such consent.

Section 9.2. Notices.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows:

The Borrower:	American Capital, Ltd.
2 Bethesda Metro Center, 14th Floor
Bethesda, Maryland 20814
Attention: Compliance Officer and Legal
Department
Telecopier: (301) 654-6714
Telephone: (301) 951-6122

with a copy to:	American Capital, Ltd.
2 Bethesda Metro Center, 14th Floor
Bethesda, Maryland 20814
Attention: Senior Vice President, Finance
Telecopier: (301) 654-0593
Telephone: (301) 951-6122

The Administrative	Wells Fargo Bank, N.A.
Agent:	201 South College Street
NC0680/CP8
Charlotte, North Carolina 28288-0608
Attention: Syndication Agency Services
Telecopier: (704) 383-0288
Telephone: (704) 374-2698

with a copy to:	Wells Fargo Bank, N.A.
One Wells Fargo Center, 8th Floor
Charlotte, North Carolina 28288-0600
Attention: Michael W. Romanzo
Telecopier: (704) 715-0067
Telephone: (704) 383-5267

A Lender:	Such Lender’s address (or telecopier number)
set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to service of process or to notices to any Lender pursuant to Article II unless such Lender has notified the Administrative Agent that it is capable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

Section 9.3. No Waiver; Cumulative Remedies.

No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Section 9.4. Survival of Representations and Warranties.

All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans; provided that all such representations and warranties shall terminate on the date upon which all amounts owing hereunder and under any Notes have been paid in full.

Section 9.5. Payment of Expenses and Taxes; Indemnification.

(a) The Borrower agrees to (i) pay or reimburse the Administrative Agent and WFS for all out-of-pocket costs and expenses incurred in connection with the development, preparation, negotiation, printing and execution of, and any amendment, supplement or modification to, this Agreement and the other Credit Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby (including the Transactions), together with the fees and disbursements of counsel to the Administrative Agent, (ii) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the Notes and any such other documents, including without limitation the fees and disbursements of counsel to the Administrative Agent and to the Lenders (but limited to one outside counsel and one financial advisor for the Administrative Agent (plus one local counsel in each jurisdiction and one regulatory counsel, if necessary) and in the case of any conflict of interest between the Administrative Agent and the Lenders, one additional outside counsel and one additional financial advisor for the Lenders (plus one local counsel in each jurisdiction and one regulatory counsel, if necessary)), (iii) on demand, to pay, indemnify, and hold each Lender, the Administrative Agent and WFS harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation, administration or enforcement of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, the Credit Documents and any such other documents, and (iv) to pay, indemnify, and hold each Lender, the Administrative Agent and WFS and each of their respective Affiliates, employees, agents, attorneys, officers and directors (each an “Indemnified Person”) harmless from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (but limited in the case of counsel and financial advisors to one outside counsel and one financial advisor for the Administrative Agent (plus local counsel in each jurisdiction and one regulatory counsel, if necessary, and in the case of any conflict of interest between the Administrative Agent and the Lenders, one outside counsel and financial advisor for the Lenders (plus one local counsel in each jurisdiction and one regulatory counsel, if necessary) with respect to the execution, delivery, enforcement, performance or administration of the Credit Documents or any such other documents and the use, or proposed use, of proceeds of the Loans or otherwise relating in any way to any of the foregoing and the negotiation and consummation of the Transactions and the Debt Restructuring (all of the foregoing, collectively, “Indemnified Liabilities”); provided that the Borrower shall not have any obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of such Indemnified Person, as determined in a final, non-appealable judgment by a court of competent jurisdiction.

(b) The Borrower further agrees to defend, indemnify and hold harmless the Indemnified Parties from and against any and all claims (including claims of third parties),

demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation or alleged violation of, noncompliance or alleged noncompliance with, or liability under, any Environmental Law applicable to the operations of the Borrower or any of its Subsidiaries, the Properties or any other location, or any orders, requirements or demands of Governmental Authorities related thereto, including attorney’s and consultant’s fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor, as determined by a final and non-appealable decision of a court of competent jurisdiction. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnified Parties.

(c) Each of the parties hereto hereby irrevocably and unconditionally waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding relating to this Agreement or any other Credit Document, any special, exemplary, punitive or consequential damages.

(d) The agreements in this Section 9.5 shall survive repayment of the Loans, Notes and all other amounts payable hereunder.

Section 9.6. Successors and Assigns; Participations.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Indemnified Persons, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in paragraph (b)(i)(A) of this Section, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if a “Trade Date” is specified in the Assignment and Assumption, as of such Trade Date) shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan assigned.

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition, the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of a Loan if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Borrower. No such assignment shall be made to the Borrower or any of the Borrower’s Affiliated Entities; provided the Borrower may Repurchase Loans to the extent permitted by Section 6.12.

(vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning

Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.12, 2.14 and 9.5 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in Charlotte, North Carolina a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the principal amounts of the Loans owing to each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliated Entities) (each a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that affects such Participant. Subject to paragraph (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.12, 2.13 and 2.14 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.7 as though it were a Lender, provided such Participant agrees to be subject to Section 2.8 as though it were a Lender.

(e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Sections 2.12 and 2.14 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.14 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.14 as though it were a Lender.

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement or its Note to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 9.7. Adjustments; Set-off.

(a) Except to the extent this Agreement (including amendments hereto), any other Credit Document or a court order expressly provides for payments to be allocated to the Administrative Agent or a particular Lender or Lenders, each Lender agrees that if any Lender (a “Benefited Lender”) shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 7.1(e), or otherwise) in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s Loans, or interest thereon, such Benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender’s Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that each Lender so purchasing a portion of another Lender’s Loans may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

(b) In addition to any rights and remedies of the Lenders provided by law (including, without limitation, other rights of set-off), each Lender and its Affiliates shall have the right, without prior notice to any Loan Party, any such notice being expressly waived by each Loan Party to the extent permitted by Applicable Law, upon the occurrence of any Event of Default, to setoff and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any Currency, and any other credits, indebtedness or claims, in any Currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held by or owing to such Lender or any branch or agency thereof to or for the credit or the account of such Loan Party, or any part thereof in such amounts as such Lender may elect, against and on account of the Loans and other Obligations of such Loan Party to such Lender hereunder and claims of every nature and description of such Lender against such Loan Party, in any Currency, whether arising hereunder or, under any other Credit Document provided by such Lender pursuant to the terms of this Agreement, as such Lender may elect, whether or not such Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The aforesaid right of set-off may be exercised by such Lender against any Loan Party or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor of such Loan Party, or against anyone else claiming through or against any Loan Party, or any such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by such Lender prior to the occurrence of any Event of Default. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

Section 9.8. Table of Contents and Section Headings.

The table of contents and the Section and subsection headings herein are intended for convenience only and shall be ignored in construing this Agreement.

Section 9.9. Counterparts.

This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A copy of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

Section 9.10. Effectiveness.

This Agreement shall become effective on the date on which all of the parties have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Administrative Agent or, in the case of the Lenders, shall have given to the Administrative Agent written, telecopied or telex notice (actually received) at such office that the same has been signed and mailed to it.

Section 9.11. Severability.

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 9.12. Integration.

This Agreement and the Notes, if any, and the other Credit Documents represent the agreement of the Loan Parties, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent, the Loan Parties, or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the Notes, if any, or the other Credit Documents.

Section 9.13. Governing Law.

This Agreement and the Notes and the rights and obligations of the parties under this Agreement and the Notes shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

Section 9.14. Consent to Jurisdiction and Service of Process.

Any legal action or proceeding with respect to this Agreement or any other Credit Document shall be brought in the courts of the State of New York in New York County or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each Loan Party accepts, for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Agreement from which no appeal has been taken or is available. Each Loan Party irrevocably agrees that all service of process in any such proceedings in any such court may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address set forth in Section 9.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto, such service being hereby acknowledged by each Loan Party to be effective and binding service in every respect. Each Loan Party, the Administrative Agent and the Lenders irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in any such jurisdiction. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of any Lender to bring proceedings against any Loan Party in the court of any other jurisdiction.

Section 9.15. Confidentiality.

Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by Applicable Laws or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Credit Document or Hedging Agreement or any action or proceeding relating to this Agreement or any other Credit Document or Hedging Agreement or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or, (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) subject to each such Person being informed of the confidential nature of the Information and to their agreement to keep such Information confidential, to (i) an investor or prospective investor in securities issued by a Related Fund that also agrees that Information shall be used solely for the purpose of evaluating an investment in such securities issued by the Related Fund, (ii) a trustee, collateral manager, servicer, backup servicer, noteholder or secured party in securities issued by a Related Fund in connection with the administration, servicing and reporting on the assets serving as collateral for securities issued by a Related Fund, or (iii) a nationally recognized rating agency that requires access to information regarding the Borrower, the Loans and the Credit Documents in connection with ratings issued in respect of securities issued by a Related Fund, (h) with the consent of the Borrower or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.

For purposes of this Section, “Information” means all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any of its Subsidiaries; provided that, in the case of information received from the Borrower or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 9.16. Acknowledgments.

The Borrower hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of each Credit Document;

(b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement and the relationship between Administrative Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith is solely that of debtor and creditor; and

(c) no joint venture exists among the Lenders or among the Borrower and the Lenders.

Section 9.17. Waivers of Jury Trial; Waiver of Consequential Damages.

EACH LOAN PARTY, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN. Each Loan Party, the Administrative Agent and the Lenders agree not to assert any claim against any other party to this Agreement or any of their respective directors, officers, employees, attorneys, Affiliates or agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to any of the transactions contemplated herein.

Section 9.18. PATRIOT Act Notice.

Each Lender and the Administrative Agent (for itself and not on behalf of any other party) hereby notifies the Borrower that, pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the PATRIOT Act.

Section 9.19. Publication of Materials.

The Borrower agrees to cooperate with the Administrative Agent in connection with the publication of certain materials and/or information provided by or on behalf of the Borrower to the Administrative Agent and the Lenders (collectively, “Information Materials”) pursuant to Sections 5.1 and 5.2 and will designate (a) such Information Materials that are either available to the public or not material with respect to the Borrower and its subsidiaries or any of their respective securities for purposes of United States federal and state securities laws as “PUBLIC INFORMATION” and (b) any other Information Materials as “PRIVATE INFORMATION”.

Section 9.20. Waivers and Release of Claims. In consideration of the Lenders’ and the Administrative Agent’s agreements contained in this Agreement, each Loan Party hereby irrevocably to the fullest extent permitted by applicable law releases and forever discharges each of the Administrative Agent, the Lenders and their respective affiliates, subsidiaries, successors, assigns, directors, officers, employees, agents, consultants and attorneys (each, a “Released Person”) from any and all claims, suits, actions, investigations, proceedings or demands, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law or other theory or basis, of any kind or character, which such Loan Party ever had or now has against the Administrative Agent, any Lender or any other Released Person which relates, directly or indirectly, to any acts or omissions of the Administrative Agent, any Lender or any other Released Person relating to the Existing Credit Agreement, the Credit Documents (as defined in the Existing Credit Agreement), this Agreement or any other Credit Document or any related transaction on or prior to the date hereof (it being understood and agreed that nothing herein shall affect the continued effectiveness of the indemnity provisions set forth in Section 9.5 of the Existing Credit Agreement or this Agreement).

Section 9.21. Collateral Trust Agreement. Each Lender agrees that it will be bound by, and shall take no actions contrary to (and shall take all actions required by), the provisions of the Collateral Trust Agreement and the other Security Documents and authorizes (i) the Administrative Agent to enter into the Collateral Trust Agreement on its behalf and (ii) the Collateral Trustee to enter into the Collateral Trust Agreement and the other Security Documents on its behalf and to act on its behalf to the extent set forth in the Collateral Trust Agreement and the other Security Documents. The Lenders acknowledge the Collateral Trust Agreement provides for the allocation of proceeds of and value of the Collateral among the Secured Parties as set forth therein and contains limits on the ability of the Administrative Agent and the Lenders to take remedial actions with respect to the Collateral. The Lenders acknowledge that the Secured Obligations are secured by the Collateral on a pari passu basis to the extent set forth in the Collateral Trust Agreement and the other Security Documents.

Section 9.22. Amendment and Restatement; Waiver of Defaults.

(a) On the Closing Date, the Existing Credit Agreement will be automatically amended and restated in its entirety to read in full as set forth herein, and all of the provisions of this Agreement shall become effective and enforceable. On and after the Closing Date, the rights and obligations of the parties hereto shall be governed by this Agreement; provided that the rights and obligations of the parties hereto with respect to the period prior to the Closing Date shall be governed by the provisions of the Existing Credit Agreement.

(b) The entering into of this Agreement shall not preclude the Administrative Agent and/or any Lender from refusing to enter into any further waivers or amendments with respect thereto. This Agreement is not in any way intended to constitute a novation of the obligations and liabilities existing under the Existing Credit Agreement or evidence payment of all or any portion of such obligations and liabilities.

(c) On the Closing Date, the Administrative Agent and the Lenders waive any Default or Event of Default existing under the Existing Credit Agreement prior to or on the Closing Date.

Section 9.23. Limits on Disclosure of Reporting. Notwithstanding Sections 5.2(b), 5.6 and 5.7, the Borrower and its Subsidiaries shall not be required to (and, unless a Notice of Acceleration shall be in effect, neither the Administrative Agent nor any other agent, representative or advisor (acting in accordance with its customary procedures for maintaining confidential information) to the Lenders shall) disclose to any Lender that is a Competitor any of the types of information about individual Portfolio Investments listed on Exhibit K attached hereto (“Portfolio Investment Information”). In furtherance of the foregoing, the Borrower may provide more extensive information packages and access to Lenders that are not Competitors than provided to Lenders that are Competitors. Any determination as to whether a Lender is a Competitor or whether information constitutes Portfolio Investment Information shall be made by the Borrower in its reasonable judgment. The Administrative Agent shall have no obligation or liability for any determination made by the Borrower pursuant to this paragraph. For the avoidance of doubt, this Section 9.23 shall not apply to information required to be disclosed to the Lenders under Sections 5.1 and 5.2(a).

ARTICLE X.

GUARANTEE

Section 10.1. Guarantee.

(a) Each of the Subsidiary Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Credit Agreement Secured Parties and their respective permitted successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations of the Borrower (the “Guaranteed Obligations”).

(b) Anything herein or in any other Credit Document to the contrary notwithstanding, the maximum liability of each Subsidiary Guarantor hereunder and under the other Credit Documents shall in no event exceed the amount that can be guaranteed by such Subsidiary Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 10.2).

(c) Each Subsidiary Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the amount of the liability of such Subsidiary Guarantor hereunder without impairing the guarantee contained in this ARTICLE X or affecting the rights and remedies of the Administrative Agent or any other Credit Agreement Secured Party hereunder.

(d) The guarantee contained in this ARTICLE X shall remain in full force and effect until all the Guaranteed Obligations and the obligations of each Subsidiary Guarantor under the guarantee contained in this ARTICLE X (other than Contingent Indemnification Obligations) shall have been satisfied by payment in full, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Guaranteed Obligations.

(e) No payment made by the Borrower, any of the Subsidiary Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any Lender from the Borrower, any of the Subsidiary Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Subsidiary Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Subsidiary Guarantor in respect of the Guaranteed Obligations or any payment received or collected from such Subsidiary Guarantor or the Borrower in respect of the Guaranteed Obligations), remain liable for the Guaranteed Obligations up to the maximum liability of such Subsidiary Guarantor hereunder until the Guaranteed Obligations (other than Contingent Indemnification Obligations) are paid in full.

Section 10.2. Right of Contribution. Each Subsidiary Guarantor hereby agrees that to the extent that a Subsidiary Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other Subsidiary Guarantor hereunder that has not paid its proportionate share of such payment. Each Subsidiary Guarantor’s right of contribution shall be subject to the terms and conditions of Section 10.3. The provisions of this Section 10.2 shall in no respect limit the obligations and liabilities of any Subsidiary Guarantor to the Administrative Agent and the other Credit Agreement Secured Parties, and each Subsidiary Guarantor shall remain liable to the Administrative Agent and the other Credit Agreement Secured Parties for the full amount guaranteed by such Subsidiary Guarantor hereunder.

Section 10.3. No Subrogation. Notwithstanding any payment made by any Subsidiary Guarantor hereunder or any set-off or application of funds of any Subsidiary Guarantor by the Administrative Agent or any other Credit Agreement Secured Party, no Subsidiary Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any other Credit Agreement Secured Party against the Borrower or any other Subsidiary Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Guaranteed Obligations, nor shall any Subsidiary Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Subsidiary Guarantor in respect of payments made by such Subsidiary Guarantor hereunder, until all amounts owing to the Administrative Agent and the other Credit Agreement Secured Parties by the Borrower on account of the Guaranteed Obligations (other than Contingent Indemnification Obligations) are paid in full in cash. If any amount shall be paid to any Subsidiary Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations (other than Contingent Indemnification Obligations) shall not have been paid in full in cash, such amount shall be held by such Subsidiary Guarantor in trust for the Administrative Agent and the other Credit Agreement Secured Parties, segregated from other funds of such Subsidiary Guarantor, and shall, forthwith upon receipt by such Subsidiary Guarantor, be turned over to the Administrative Agent in the exact form received by such Subsidiary Guarantor (duly indorsed by such Subsidiary Guarantor to the Administrative Agent, if required), to be applied against the Guaranteed Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

Section 10.4. Amendments, etc. with respect to the Guaranteed Obligations. Each Subsidiary Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Subsidiary Guarantor and without notice to or further assent by any Subsidiary Guarantor, any demand for payment of any of the Guaranteed Obligations made by the Administrative Agent or any other Credit Agreement Secured Party may be rescinded by the Administrative Agent or such other Credit Agreement Secured Party and any of the Guaranteed Obligations continued, and the Guaranteed Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and this Agreement and the other Credit Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any other Credit Agreement Secured Party for the payment of the Guaranteed Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any other Credit Agreement Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Guaranteed Obligations or for the guarantee contained in this ARTICLE X or any property subject thereto.

Section 10.5. Guarantee Absolute and Unconditional. Each Subsidiary Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any other Credit Agreement Secured Party upon the guarantee contained in this ARTICLE X or acceptance of the guarantee contained in this ARTICLE X; the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this ARTICLE X; and all dealings between the Borrower and any of the Subsidiary Guarantors, on the one hand, and the Administrative Agent and the other Credit Agreement Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this ARTICLE X. Subject to any Applicable Law, each Subsidiary Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Subsidiary Guarantors with respect to the Guaranteed Obligations. Each Subsidiary Guarantor understands and agrees that the guarantee contained in this ARTICLE X shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of this Agreement or any other Credit Document, any of the Guaranteed Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any other Credit Agreement Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to or be asserted by the Borrower or any other Person against the Administrative Agent or any other Credit Agreement Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Subsidiary Guarantor) that constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Guaranteed Obligations, or of such Subsidiary Guarantor under the guarantee contained in this ARTICLE X, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Subsidiary Guarantor, the Administrative Agent or any other Credit Agreement Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Subsidiary Guarantor or any other Person or against any collateral security or guarantee for the Guaranteed Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any other Credit Agreement Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Subsidiary Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Subsidiary Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Subsidiary Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any other Credit Agreement Secured Party against any Subsidiary Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

Section 10.6. Reinstatement. The guarantee contained in this ARTICLE X shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any other Credit Agreement Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Subsidiary Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Subsidiary Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

Section 10.7. Payments. Each Subsidiary Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars at the Administrative Agent’s office specified in Section 9.2.

Section 10.8. Subordination of Intercompany Obligations. Any and all obligations of the Borrower or any other Loan Party to any Subsidiary Guarantor now or hereafter existing is hereby subordinated to the Guaranteed Obligations. No Subsidiary Guarantor will seek, accept or retain for such Subsidiary Guarantors’ account, any payment from any Loan Party on account of such obligations at any time when a Default or Event of Default exists, and any such payments made while any Default or Event of Default exists on account of such obligations shall be collected and received by such Subsidiary Guarantor in trust for the Administrative Agent and the Lenders and shall be paid over to the Administrative Agent on account of the Guaranteed Obligations without impairing or releasing the obligations of the Subsidiary Guarantors hereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by its proper and duly authorized officers as of the day and year first above written.

BORROWER:	AMERICAN CAPITAL, LTD., as Borrower

By:
Name:
Title:

ADMINISTRATIVE AGENT:	WELLS FARGO BANK, N.A., as Administrative Agent and as a Lender

By:
Name:
Title:

See attached Lender signature pages

AMERICAN CAPITAL, LTD.

Lender Signature Page for the American Capital, Ltd. Credit Agreement dated as of May 16, 2007, as amended, as amended and restated as of             , 2010 for which Wells Fargo Bank, N.A. acts as Administrative Agent.

[INSERT LENDER NAME]

By:
Name:
Title:

By:
Name:
Title: